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                              Exhibit 17(b)(xiii)

             Statement of Additional Information for Class A, B, C
               and Y Shares of the FAIF (Balanced, Equity Income,
              Equity Index, Large Cap Growth, Large Cap Value, Mid
               Cap Growth, Mid Cap Value, Small Cap Growth, Small
               Cap Value, Emerging Markets, International, Health
               Sciences, Real Estate, Technology, Corporate Bond,
              Fixed Income, Intermediate Term Income, Limited Term
                  Income, Strategic Income, Arizona Tax Free,
                California Intermediate Tax Free, California Tax
               Free, Colorado Intermediate Tax Free, Colorado Tax
              Free, Intermediate Tax Free, Minnesota Intermediate
             Tax Free, Minnesota Tax Free, Oregon Intermediate Tax
                Free and Tax Free Funds) dated December 30, 2000
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                      FIRST AMERICAN INVESTMENT FUNDS, INC.

                       STATEMENT OF ADDITIONAL INFORMATION

                             DATED DECEMBER 30, 2000


BALANCED FUND                           CORPORATE BOND FUND
EQUITY INCOME FUND                      FIXED INCOME FUND
EQUITY INDEX FUND                       INTERMEDIATE TERM INCOME FUND
LARGE CAP GROWTH FUND                   LIMITED TERM INCOME FUND
LARGE CAP VALUE FUND                    STRATEGIC INCOME FUND
MID CAP GROWTH FUND                     ARIZONA TAX FREE FUND
MID CAP VALUE FUND                      CALIFORNIA INTERMEDIATE TAX FREE FUND
SMALL CAP GROWTH FUND                   CALIFORNIA TAX FREE FUND
SMALL CAP VALUE FUND                    COLORADO INTERMEDIATE TAX FREE FUND
EMERGING MARKETS FUND                   COLORADO TAX FREE FUND
INTERNATIONAL FUND                      INTERMEDIATE TAX FREE FUND
HEALTH SCIENCES FUND                    MINNESOTA INTERMEDIATE TAX FREE FUND
REAL ESTATE SECURITIES FUND             MINNESOTA TAX FREE FUND
TECHNOLOGY FUND                         OREGON INTERMEDIATE TAX FREE FUND
                                        TAX FREE FUND


         This Statement of Additional Information relates to the Class A, Class B, Class C and Class Y Shares of the funds named above (the "Funds"), each of which is a series of First American Investment Funds, Inc. ("FAIF"). This Statement of Additional Information is not a prospectus, but should be read in conjunction with the Funds' current Prospectuses dated December 30, 2000. The financial statements included as part of the Funds' Annual Report to shareholders for the fiscal year ended September 30, 2000 are incorporated by reference into this Statement of Additional Information. This Statement of Additional Information is incorporated into the Funds' Prospectuses by reference. To obtain copies of Prospectuses or the Funds' Annual Report(s) at no charge, write the Funds' distributor, SEI Investments Distribution Co., Oaks, Pennsylvania 19456, or call Investor Services at 1-800-637-2548. Please retain this Statement of Additional Information for future reference.

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                                TABLE OF CONTENTS

                                                                                                   PAGE
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
GENERAL INFORMATION ..............................................................................    1

ADDITIONAL INFORMATION CONCERNING FUND INVESTMENTS ...............................................    2
   Short-Term Investments ........................................................................    2
   U.S. Government Securities ....................................................................    3
   Repurchase Agreements .........................................................................    3
   When-Issued and Delayed Delivery Transactions .................................................    4
   Lending of Portfolio Securities ...............................................................    4
   Options Transactions ..........................................................................    5
   Futures and Options on Futures ................................................................    7
   Fixed Income Securities -- Equity Funds .......................................................    8
   Foreign Securities ............................................................................    8
   Foreign Currency Transactions .................................................................   10
   Mortgage-Backed Securities ....................................................................   11
   Real Estate Investment Trust ("REIT") Securities ..............................................   14
   Asset-Backed Securities .......................................................................   14
   Municipal Bonds and Other Municipal Obligations ...............................................   15
   Temporary Taxable Investments .................................................................   16
   Inverse Floating Rate Municipal Obligations ...................................................   16
   Zero Coupon Securities ........................................................................   17
   Adjustable Rate Mortgage Securities ...........................................................   17
   Interest Rate Transactions ....................................................................   17
   Guaranteed Investment Contracts ...............................................................   17
   Debt Obligations -- Rated Less Than Investment Grade ..........................................   17
   Debt Obligations -- Strategic Income Fund .....................................................   18
   Floating Rate Debt Obligations ................................................................   18
   Fixed Rate Corporate Debt Obligations .........................................................   18
   Payment-In-Kind Debentures and Delayed Interest Securities ....................................   19
   Preferred Stock ...............................................................................   19
   Participation Interests .......................................................................   19
   Closed-End Investment Companies ...............................................................   19
   U.S. Treasury Inflation-Protection Securities .................................................   20
   Special Factors Affecting Arizona Tax Free Fund ...............................................   20
   Special Factors Affecting California Intermediate Tax Free Fund and California Tax Free Fund ..   21
   Special Factors Affecting Colorado Intermediate Tax Free Fund and Colorado Tax Free Fund ......   24
   Special Factors Affecting Minnesota Intermediate Tax Free Fund and Minnesota Tax Free Fund ....   27
   Special Factors Affecting Oregon Intermediate Tax Free Fund ...................................   28
   CFTC Information ..............................................................................   31

INVESTMENT RESTRICTIONS ..........................................................................   32

PORTFOLIO TURNOVER ...............................................................................   34

DIRECTORS AND EXECUTIVE OFFICERS .................................................................   34
   Directors .....................................................................................   34
   Executive Officers ............................................................................   35
   Compensation ..................................................................................   36

CODE OF ETHICS ...................................................................................   37

INVESTMENT ADVISORY AND OTHER SERVICES ...........................................................   37
   Investment Advisory Agreement .................................................................   37


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
   Sub-Advisory Agreement For Emerging Markets Fund,
      International Fund and Strategic Income Fund ...............................................   38
   Administration Agreement ......................................................................   39
   Distributor And Distribution Plans ............................................................   40
   Custodian; Counsel; Auditors ..................................................................   44

PORTFOLIO TRANSACTIONS AND ALLOCATION OF BROKERAGE ...............................................   45

CAPITAL STOCK ....................................................................................   47

NET ASSET VALUE AND PUBLIC OFFERING PRICE ........................................................   67

FUND PERFORMANCE .................................................................................   70

TAXATION .........................................................................................   79

REDUCING SALES CHARGES ...........................................................................   81
   Class A Sales Charge ..........................................................................   81
   Sales of Class A Shares at Net Asset Value ....................................................   81

ADDITIONAL INFORMATION ABOUT SELLING SHARES ......................................................   82
   By Telephone ..................................................................................   82
   By Mail .......................................................................................   83
   Redemptions Before Purchase Instruments Clear .................................................   83

RATINGS ..........................................................................................   83
   Ratings of Corporate Debt Obligations and Municipal Bonds .....................................   84
   Ratings of Preferred Stock ....................................................................   85
   Ratings of Municipal Notes ....................................................................   86
   Ratings of Commercial Paper ...................................................................   86

FINANCIAL STATEMENTS .............................................................................   87


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                               GENERAL INFORMATION

         First American Investment Funds, Inc. ("FAIF") was incorporated in the State of Maryland on August 20, 1987 under the name "SECURAL Mutual Funds, Inc." The Board of Directors and shareholders, at meetings held January 10, 1991, and April 2, 1991, respectively, approved amendments to the Articles of Incorporation providing that the name "SECURAL Mutual Funds, Inc." be changed to "First American Investment Funds, Inc."

         FAIF is organized as a series fund and currently issues its shares in 29 series at December 30, 2000. Each series of shares represents a separate investment portfolio with its own investment objective and policies (in essence, a separate mutual fund). The series of FAIF to which this Statement of Additional Information relates are named on the cover. These series are referred to in this Statement of Additional Information as the "Funds."

         For purposes of this Statement of Additional Information, "Equity Funds" shall constitute Balanced Fund, Equity Income Fund, Equity Index Fund, Large Cap Growth Fund, Large Cap Value Fund, Mid Cap Growth Fund, Mid Cap Value Fund, Small Cap Growth Fund, Small Cap Value Fund, Emerging Markets Fund, International Fund, Health Sciences Fund, Real Estate Securities Fund and Technology Fund. "Bond Funds" shall constitute Corporate Bond Fund, Fixed Income Fund, Intermediate Term Income Fund, Limited Term Income Fund and Strategic Income Fund. "Tax Free Funds" shall constitute Arizona Tax Free Fund, California Intermediate Tax Free Fund, California Tax Free Fund, Colorado Intermediate Tax Free Fund, Colorado Tax Free Fund, Intermediate Tax Free Fund, Tax Free Fund, Minnesota Intermediate Tax Free Fund, Minnesota Tax Free Fund and Oregon Intermediate Tax Free Fund. Each of the Funds are open-end management investment companies and, except for the Tax Free Funds (other than Tax Free Fund and Intermediate Tax Free Fund), Health Sciences Fund, Real Estate Securities Fund and Technology Fund, are diversified investment companies. The Tax Free Funds (other than Tax Free Fund and Intermediate Tax Free Fund), Health Sciences Fund, Real Estate Securities Fund and Technology Fund are non-diversified investment companies.

         Shareholders may purchase shares of each Fund through four separate classes, Class A, Class B (except for the Tax Free Funds and certain Bond Funds), Class C (except certain Bond Funds and certain Tax Free Funds) and Class Y, which provide for variations in distribution costs, shareholder servicing fees, voting rights and dividends. To the extent permitted by the Investment Company Act of 1940 (the "1940 Act"), the Funds may also provide for variations in other costs among the classes although they have no present intention to do so. In addition, a sales load is imposed on the sale of Class A, Class B and Class C Shares of the Funds. Except for differences among the classes pertaining to distribution costs and shareholder servicing fees, each share of each Fund represents an equal proportionate interest in that Fund.

         The Articles of Incorporation and Bylaws of FAIF provide that meetings of shareholders be held as determined by the Board of Directors and as required by the 1940 Act. Maryland corporation law requires a meeting of shareholders to be held upon the written request of shareholders holding 10% or more of the voting shares of FAIF, with the cost of preparing and mailing the notice of such meeting payable by the requesting shareholders. The 1940 Act requires a shareholder vote for all amendments to fundamental investment policies and restrictions, for approval of all investment advisory contracts and amendments thereto, and for all amendments to Rule 12b-1 distribution plans.

         This Statement of Additional Information may also refer to affiliated investment companies, including: First American Funds, Inc. ("FAF"); First American Strategy Funds, Inc. ("FASF"); First American Insurance Portfolios, Inc. ("FAIP"); and twelve separate closed-end funds (American Strategic Income Portfolio Inc., American Strategic Income Portfolio Inc.-II, American Strategic Income Portfolio Inc.-III, American Municipal Income Portfolio Inc., Minnesota Municipal Income Portfolio Inc., American Select Portfolio Inc., American Municipal Term Trust Inc., American Municipal Term Trust Inc.-II, American Municipal Term Trust Inc.-III, Minnesota Municipal Term Trust Inc., Minnesota Municipal Term Trust Inc.-II, and Mentor Income Fund, Inc.), collectively referred to as the First American Closed-End Funds ("FACEF").


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               ADDITIONAL INFORMATION CONCERNING FUND INVESTMENTS

         The main investment strategies of each Fund are set forth in each Fund's Prospectus. Additional information concerning main investment strategies of the Funds, and other investment strategies which may be used by the Funds, is set forth below. The Funds have attempted to identify investment strategies that will be employed in pursuing each Fund's investment objective. However, in the absence of an affirmative limitation, a Fund may utilize any strategy or technique that is consistent with its investment objective. The Funds do not anticipate that any such strategy or technique would exceed 5% of a Fund's assets absent specific identification of that practice. Additional information concerning the Funds' investment restrictions is set forth below under "Investment Restrictions."

         If a percentage limitation on investments by a Fund stated in this section or in "Investment Restrictions" below is adhered to at the time of an investment, a later increase or decrease in percentage resulting from changes in asset value will not be deemed to violate the limitation except in the case of the limitations on borrowing. A Fund which is limited to investing in securities with specified ratings or of a certain credit quality is not required to sell a security if its rating is reduced or its credit quality declines after purchase, but the Fund may consider doing so. However, in no event will more than 5% of any Fund's net assets (other than Corporate Bond Fund, Strategic Income Fund and, to the extent it can invest in convertible debt securities, Equity Income
Fund) be invested in non-investment grade securities. Descriptions of the rating categories of Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and Moody's Investors Service, Inc. are contained in "Ratings" below.

SHORT-TERM INVESTMENTS

         Most of the Funds can invest in a variety of short-term instruments such as rated commercial paper and variable amount master demand notes; United States dollar-denominated time and savings deposits (including certificates of deposit); bankers' acceptances; obligations of the United States Government or its agencies or instrumentalities; repurchase agreements collateralized by eligible investments of a Fund; securities of other mutual funds that invest primarily in debt obligations with remaining maturities of 13 months or less (which investments also are subject to the advisory fee); and other similar high-quality short-term United States dollar-denominated obligations. The other mutual funds in which the Funds may so invest include money market funds advised by U.S. Bank National Association, the Funds' investment advisor ("U.S. Bank" or the "Advisor"), subject to certain restrictions contained in an exemptive order issued by the Securities and Exchange Commission ("SEC") with respect thereto.

         Tax Free Funds, Bond Funds and the Balanced Fund may also invest in Eurodollar Certificates of Deposit issued by foreign branches of United States or foreign banks; Eurodollar Time Deposits, which are United States dollar-denominated deposits in foreign branches of United States or foreign banks; and Yankee Certificates of Deposit, which are United States dollar-denominated certificates of deposit issued by United States branches of foreign banks and held in the United States. In each instance, these Funds may only invest in bank instruments issued by an institution which has capital, surplus and undivided profits of more than $100 million or the deposits of which are insured by the Bank Insurance Fund or the Savings Association Insurance Fund.

         Short-term investments and repurchase agreements may be entered into on a joint basis by the Funds and other funds advised by the Advisor to the extent permitted by an exemptive order issued by the Securities and Exchange Commission with respect to the Funds. A brief description of certain kinds of short-term instruments follows:

         COMMERCIAL PAPER. Commercial paper consists of unsecured promissory notes issued by corporations. Issues of commercial paper normally have maturities of less than nine months and fixed rates of return. Subject to the limitations described in the Prospectuses, the Funds may purchase commercial paper (including the Tax Free Funds, which may purchase tax-exempt commercial paper) consisting of issues rated at the time of purchase within the two highest rating categories by Standard & Poor's Rating Services, a division of the McGraw-Hill Companies, Inc. ("Standard & Poor's") or Moody's Investors Service, Inc. ("Moody's"), or which have been assigned an equivalent rating by another nationally recognized statistical rating organization. The Funds also may invest in commercial paper that is not rated but that is determined by the Advisor to be of comparable quality to instruments that are so rated. For a description of the rating categories of Standard & Poor's and Moody's, see "Ratings."


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         BANKERS' ACCEPTANCES. Bankers' acceptances are credit instruments evidencing the obligation of a bank to pay a draft drawn on it by a customer. These instruments reflect the obligation both of the bank and of the drawer to pay the full amount of the instrument upon maturity.

         VARIABLE AMOUNT MASTER DEMAND NOTES. Variable amount master demand notes are unsecured demand notes that permit the indebtedness thereunder to vary and provide for periodic adjustments in the interest rate according to the terms of the instrument. Because master demand notes are direct lending arrangements between a Fund and the issuer, they are not normally traded. Although there is no secondary market in the notes, a Fund may demand payment of principal and accrued interest at any time. While the notes are not typically rated by credit rating agencies, issuers of variable amount master demand notes (which are normally manufacturing, retail, financial, and other business concerns) must satisfy the same criteria as set forth above for commercial paper. The Advisor or the applicable Funds' investment sub-advisor will consider the earning power, cash flow and other liquidity ratios of the issuers of such notes and will continuously monitor their financial status and ability to meet payment on demand.

         VARIABLE RATE DEMAND OBLIGATIONS. Variable rate demand obligations ("VRDO") are securities in which the interest rate is adjusted at pre-designated periodic intervals. VRDOs may include a demand feature which is a put that entitles the holder to receive the principal amount of the underlying security or securities and which may be exercised either at any time on no more than 30 days' notice or at specified intervals not exceeding 397 calendar days on no more than 30 days' notice.

U.S. GOVERNMENT SECURITIES

         The U.S. government securities in which the Funds may invest are either issued or guaranteed by the U.S. government, its agencies or instrumentalities. The U.S. government securities in which the Funds invest principally are:


         * direct obligations of the U.S. Treasury, such as U.S. Treasury bills, notes, and bonds;

         * notes, bonds, and discount notes issued and guaranteed by U.S. government agencies and instrumentalities supported by the full faith and credit of the United States;

         * notes, bonds, and discount notes of U.S. government agencies or instrumentalities which receive or have access to federal funding; and

         * notes, bonds, and discount notes of other U.S. government instrumentalities supported only by the credit of the instrumentalities.

         The government securities in which the Funds may invest are backed in a variety of ways by the U.S. government or its agencies or instrumentalities. Some of these securities, such as Government National Mortgage Association ("GNMA") mortgage-backed securities, are backed by the full faith and credit of the U.S. government. Other securities, such as obligations of the Federal National Mortgage Association ("FNMA") or the Federal Home Loan Mortgage Corporation ("FHLMC") are backed by the credit of the agency or instrumentality issuing the obligations but not the full faith and credit of the U.S. government. No assurances can be given that the U.S. government will provide financial support to these other agencies or instrumentalities because it is not obligated to do so. See "-- Mortgage-Backed Securities" below for a description of these securities and the Funds that may invest in such securities.

REPURCHASE AGREEMENTS

         The Funds may invest in repurchase agreements to the extent specified in their respective Prospectuses. A repurchase agreement involves the purchase by a Fund of securities with the agreement that after a stated period of time, the original seller will buy back the same securities ("collateral") at a predetermined price or yield. Repurchase agreements involve certain risks not associated with direct investments in securities. If the original seller defaults on its obligation to repurchase as a result of its bankruptcy or otherwise, the purchasing Fund will seek to sell the collateral, which could involve costs or delays. Although collateral (which may consist of any fixed income security which is an eligible investment for the Fund entering into the repurchase agreement) will at all times be maintained in an amount


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equal to the repurchase price under the agreement (including accrued interest), a Fund would suffer a loss if the proceeds from the sale of the collateral were less than the agreed-upon repurchase price. The Advisor or, in the case of Emerging Markets Fund and International Fund, such Fund's investment sub-advisor, will monitor the creditworthiness of the firms with which the Funds enter into repurchase agreements. In the case of Strategic Income Fund, the Advisor and the Fund's investment sub-advisor will monitor the creditworthiness of the firms with which the Fund enters into repurchase agreements.

         The Funds' custodian will hold the securities underlying any repurchase agreement, or the securities will be part of the Federal Reserve/Treasury Book Entry System. The market value of the collateral underlying the repurchase agreement will be determined on each business day. If at any time the market value of the collateral falls below the repurchase price under the repurchase agreement (including any accrued interest), the appropriate Fund will promptly receive additional collateral (so the total collateral is an amount at least equal to the repurchase price plus accrued interest).

WHEN-ISSUED AND DELAYED DELIVERY TRANSACTIONS

         Each of the Funds (excluding Equity Index Fund) may purchase securities on a when-issued or delayed delivery basis. When such a transaction is negotiated, the purchase price is fixed at the time the purchase commitment is entered, but delivery of and payment for the securities take place at a later date. A Fund will not accrue income with respect to securities purchased on a when-issued or delayed delivery basis prior to their stated delivery date. Pending delivery of the securities, each Fund will maintain in a segregated account cash or liquid high-grade securities in an amount sufficient to meet its purchase commitments.

         The purchase of securities on a when-issued or delayed delivery basis exposes a Fund to risk because the securities may decrease in value prior to delivery. In addition, a Fund's purchase of securities on a when-issued or delayed delivery basis while remaining substantially fully invested could increase the amount of the Fund's total assets that are subject to market risk, resulting in increased sensitivity of net asset value to changes in market prices. A seller's failure to deliver securities to a Fund could prevent the Fund from realizing a price or yield considered to be advantageous.

         In connection with their ability to purchase securities on a when-issued or delayed delivery basis, Balanced Fund (with respect to its fixed income assets) and the Bond Funds may enter into mortgage "dollar rolls" in which the Fund sells securities and simultaneously contracts with the same counterparty to repurchase similar (same type, coupon and maturity) but not identical securities on a specified future date. In a mortgage dollar roll, a Fund gives up the right to receive principal and interest paid on the securities sold. However, the Fund would benefit to the extent of any difference between the price received for the securities sold and the lower forward price for the future purchase plus any fee income received. Unless such benefits exceed the income, capital appreciation and gain or loss due to mortgage prepayments that would have been realized on the securities sold as part of the mortgage dollar roll, the use of this technique will diminish the investment performance of the Fund compared with what such performance would have been without the use of mortgage dollar rolls. The Fund will hold and maintain in a segregated account until the settlement date cash or liquid securities in an amount equal to the forward purchase price.

         When a Fund agrees to purchase securities on a when-issued or delayed delivery basis, the Fund's custodian will maintain in a segregated account cash or liquid securities in an amount sufficient to meet the Fund's purchase commitments. It may be expected that a Fund's net assets will fluctuate to a greater degree when it sets aside securities to cover such purchase commitments than when it sets aside cash. In addition, because a Fund will set aside cash or liquid securities to satisfy its purchase commitments in the manner described above, its liquidity and the ability of the Advisor or a Fund's investment sub-advisor, if any, to manage it might be affected in the event its commitments to purchase when-issued or delayed delivery securities ever exceeded 25% of the value of its total assets. Under normal market conditions, however, a Fund's commitments to purchase when-issued or delayed delivery securities will not exceed 25% of the value of its total assets.

LENDING OF PORTFOLIO SECURITIES

         In order to generate additional income, each of the Funds may lend portfolio securities representing up to one-third of the value of its total assets to broker-dealers, banks or other institutional borrowers of securities. As with other


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extensions of credit, there may be risks of delay in recovery of the securities or even loss of rights in the collateral should the borrower of the securities fail financially. However, the Funds will only enter into loan arrangements with broker-dealers, banks, or other institutions which the Advisor or, in the case of Emerging Markets Fund, International Fund or Strategic Income Fund, such Fund's sub-advisor has determined are creditworthy under guidelines established by the Board of Directors. The Funds will pay a portion of the income earned on the lending transaction to the placing broker and may pay administrative and custodial fees (including fees to the Advisor, acting as securities lending agent) in connection with these loans which, in the case of U.S. Bank, are 40% of the Funds' income from such securities lending transactions.

         U.S. Bank (the Funds' custodian and investment advisor) may act as securities lending agent for the Funds and receive separate compensation for such services, subject to compliance with conditions contained in an SEC exemptive order permitting U.S. Bank to provide such services and receive such compensation.

         In these loan arrangements, the Funds will receive collateral in the form of cash, United States Government securities or other high-grade debt obligations equal to at least 100% of the value of the securities loaned. This collateral must be valued daily by the Advisor or the applicable Fund's sub-advisor and, if the market value of the loaned securities increases, the borrower must furnish additional collateral to the lending Fund. During the time portfolio securities are on loan, the borrower pays the lending Fund any dividends or interest paid on the securities. Loans are subject to termination at any time by the lending Fund or the borrower. While a Fund does not have the right to vote securities on loan, it would terminate the loan and regain the right to vote if that were considered important with respect to the investment.

OPTIONS TRANSACTIONS

         To the extent set forth below, the Funds may purchase put and call options on equity securities, stock indices, interest rate indices and/or foreign currencies on securities that they own or have the right to acquire. These transactions will be undertaken for the purpose of reducing risk to the Funds; that is, for "hedging" purposes. Options on futures contracts are discussed below under "-- Futures and Options on Futures."

         OPTIONS ON SECURITIES. The Equity Funds (other than Equity Index Fund), Tax Free Funds and Strategic Income Fund may purchase put and call options on securities they own or have the right to acquire. A put option on a security gives the purchaser of the option the right (but not the obligation) to sell, and the writer of the option the obligation to buy, the underlying security at a stated price (the "exercise price") at any time before the option expires. A call option on a security gives the purchaser the right (but not the obligation) to buy, and the writer the obligation to sell, the underlying security at the exercise price at any time before the option expires. The purchase price for a put or call option is the "premium" paid by the purchaser for the right to sell or buy.

         A Fund may purchase put options to hedge against a decline in the value of its portfolio. By using put options in this way, a Fund would reduce any profit it might otherwise have realized in the underlying security by the amount of the premium paid for the put option and by transaction costs. In similar fashion, a Fund may purchase call options to hedge against an increase in the price of securities that the Fund anticipates purchasing in the future. The premium paid for the call option plus any transaction costs will reduce the benefit, if any, realized by the Fund upon exercise of the option, and, unless the price of the underlying security rises sufficiently, the option may expire unexercised.

         OPTIONS ON STOCK INDICES. The Equity Funds (other than Equity Index
Fund), Strategic Income Fund and Corporate Bond Fund may purchase put and call options on stock indices. Options on stock indices are similar to options on individual stocks except that, rather than the right to take or make delivery of stock at a specified price, an option on a stock index gives the holder the right to receive, upon exercise of the option, an amount of cash if the closing value of the stock index upon which the option is based is greater than, in the case of a call, or lesser than, in the case of a put, the exercise price of the option. This amount of cash is equal to the difference between the closing price of the index and the exercise price of the option expressed in dollars times a specified multiple (the "multiplier"). The writer of the option is obligated, in return for the premium received, to make delivery of this amount. Unlike stock options, all settlements for stock index options are in cash, and gain or loss depends on price movements in the stock market generally (or in a particular industry or segment of the market) rather than price movements in individual stocks. The multiplier for an index option performs a function similar to the unit of trading for a stock option. It determines the


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total dollar value per contract of each point in the difference between the underlying stock index. A multiplier of 100 means that a one-point difference will yield $100. Options on different stock indices may have different multipliers.

         OPTIONS ON INTEREST RATE INDICES. The Bond Funds and Tax Free Funds may purchase put and call options on interest rate indices. An option on an interest rate index gives the holder the right to receive, upon exercise of the option, an amount of cash if the closing value of the interest rate index upon which the option is based is greater than, in the case of a call, or less than, in the case of a put, the exercise price of the option. This amount of cash is equal to the difference between the closing price of the index and the exercise price of the option expressed in dollars times a specified multiple (the "multiplier"). The writer of the option is obligated, for the premium received, to make delivery of this amount. Unlike interest rate futures options contracts, settlements for interest rate index options are always in cash. Gain or loss depends on interest rate movements with respect to specific financial instruments. As with stock index options, the multiplier for interest rate index options determines the total dollar value per contract of each point in the difference between the exercise price of an option and the current value of the underlying interest rate index. Options on different interest rate indices may have different multipliers.

         WRITING OF CALL OPTIONS. The Equity Funds (other than Equity Index
Fund) and Strategic Income Fund may write (sell) covered call options. These transactions would be undertaken principally to produce additional income. Depending on the Fund, these transactions may include the writing of covered call options on equity securities or (only in the case of Emerging Markets Fund, International Fund and Strategic Income Fund) on foreign currencies. The Equity Funds (other than Emerging Markets Fund and International Fund) may write (sell) covered call options covering up to 25% of the equity securities owned by such Funds, and, in the case of Emerging Markets Fund and International Fund, covering up to 50% of the equity securities owned by such Funds. Strategic Income Fund may write (sell) covered call options on equity securities covering up to 25% of its net assets.

         When a Fund sells a covered call option, it is paid a premium by the purchaser. If the market price of the security covered by the option does not increase above the exercise price before the option expires, the option generally will expire without being exercised, and the Fund will retain both the premium paid for the option and the security. If the market price of the security covered by the option does increase above the exercise price before the option expires, however, the option is likely to be exercised by the purchaser. In that case the Fund will be required to sell the security at the exercise price, and it will not realize the benefit of increases in the market price of the security above the exercise price of the option. These Funds may also write call options on stock indices the movements of which generally correlate with those of the respective Funds' portfolio holdings. These transactions, which would be undertaken principally to produce additional income, entail the risk of an imperfect correlation between movements of the index covered by the option and movements in the price of the Fund's portfolio securities.

         The writer (seller) of a call option has no control over when the underlying securities must be sold; the writer may be assigned an exercise notice at any time prior to the termination of the option. If a call option is exercised, the writer experiences a profit or loss from the sale of the underlying security. The writer of a call option that wishes to terminate its obligation may effect a "closing purchase transaction." This is accomplished by buying an option on the same security as the option previously written. If a Fund was unable to effect a closing purchase transaction in a secondary market, it would not be able to sell the underlying security until the option expires or it delivers the underlying security upon exercise.

         LIMITATIONS. None of the Funds other than Mid Cap Growth Fund, Emerging Markets Fund and International Fund will invest more than 5% of the value of its total assets in purchased options, provided that options which are "in the money" at the time of purchase may be excluded from this 5% limitation. A call option is "in the money" if the exercise price is lower than the current market price of the underlying security or index, and a put option is "in the money" if the exercise price is higher than the current market price. A Fund's loss exposure in purchasing an option is limited to the sum of the premium paid and the commission or other transaction expenses associated with acquiring the option.

         The use of purchased put and call options involves certain risks. These include the risk of an imperfect correlation between market prices of securities held by a Fund and the prices of options, and the risk of limited liquidity in the event that a Fund seeks to close out an options position before expiration by entering into an offsetting transaction.


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FUTURES AND OPTIONS ON FUTURES

         Balanced Fund, Equity Index Fund, International Fund, Emerging Markets Fund, the Bond Funds and the Tax Free Funds may engage in futures transactions and options on futures transactions. Emerging Markets Fund, International Fund and Strategic Income Fund may enter into contracts for the future delivery of securities and options thereon. Emerging Markets Fund, International Fund, Strategic Income Fund and Equity Index Fund may enter into stock index futures contracts and options thereon. Balanced Fund, the Bond Funds and the Tax Free Funds may enter into interest rate futures, interest rate index futures (for the Bond Funds and Tax Free Funds) and options thereon. In addition, Emerging Markets Fund, International Fund and Strategic Income Fund may enter into contracts for the future delivery of foreign currencies and options thereon.

         A futures contract on a security obligates one party to purchase, and the other to sell, a specified security at a specified price on a date certain in the future. A futures contract on an index obligates the seller to deliver, and entitles the purchaser to receive, an amount of cash equal to a specific dollar amount times the difference between the value of the index at the expiration date of the contract and the index value specified in the contract. The acquisition of put and call options on futures contracts will, respectively, give a Fund the right (but not the obligation), for a specified exercise price, to sell or to purchase the underlying futures contract at any time during the option period.

         At the same time a futures contract is purchased or sold, a Fund generally must allocate cash or securities as a deposit payment ("initial deposit"). It is expected that the initial deposit would be approximately 1-1/2% to 5% of a contract's face value. Daily thereafter, the futures contract is valued and the payment of "variation margin" may be required, since each day the Fund would provide or receive cash that reflects any decline or increase in the contract's value. Futures transactions also involve brokerage costs and require a Fund to segregate liquid assets, such as cash, United States Government securities or other liquid high grade debt obligations equal to at least 100% of its performance under such contracts.

         A Fund may use futures contracts and options on futures in an effort to hedge against market risks and, in the case of Emerging Markets Fund and International Fund, as part of its management of foreign currency transactions. In addition, Equity Index Fund may use stock index futures and options on futures to maintain sufficient liquidity to meet redemption requests, to increase the level of Fund assets devoted to replicating the composition of the S&P 500 Composite Index.

         Aggregate initial margin deposits for futures contracts, and premiums paid for related options, may not exceed 5% of a Fund's total assets, and the value of securities that are the subject of such futures and options (both for receipt and delivery) may not exceed 1/3 of the market value of a Fund's total assets. Futures transactions will be limited to the extent necessary to maintain each Fund's qualification as a regulated investment company under the Code.

         Where a Fund is permitted to purchase options on futures, its potential loss is limited to the amount of the premiums paid for the options. As stated above, this amount may not exceed 5% of a Fund's total assets. Where a Fund is permitted to enter into futures contracts obligating it to purchase securities, currency or an index in the future at a specified price, such Fund could lose 100% of its net assets in connection therewith if it engaged extensively in such transactions and if the market value or index value of the subject securities, currency or index at the delivery or settlement date fell to zero for all contracts into which a Fund was permitted to enter. Where a Fund is permitted to enter into futures contracts obligating it to sell securities or currencies (as is the case with respect only to Emerging Markets Fund, International Fund and Strategic Income Fund), its potential losses are unlimited if it does not own the securities or currencies covered by the contracts and it is unable to close out the contracts prior to the settlement date.

         Futures transactions involve brokerage costs and require a Fund to segregate assets to cover contracts that would require it to purchase securities or currencies. A Fund may lose the expected benefit of futures transactions if interest rates, exchange rates or securities prices move in an unanticipated manner. Such unanticipated changes may also result in poorer overall performance than if the Fund had not entered into any futures transactions. In addition, the value of a Fund's futures positions may not prove to be perfectly or even highly correlated with the value of its portfolio securities or foreign currencies, limiting the Fund's ability to hedge effectively against interest rate, exchange rate and/or market risk and giving rise to additional risks. There is no assurance of liquidity in the secondary market for purposes of closing out futures positions.


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FIXED INCOME SECURITIES -- EQUITY FUNDS

         The fixed income securities in which Balanced Fund, Equity Income Fund, Large Cap Growth Fund, Large Cap Value Fund, Mid Cap Growth Fund, Mid Cap Value Fund, Small Cap Growth Fund, Small Cap Value Fund, Health Sciences Fund, Real Estate Securities Fund and Technology Fund may invest include securities issued or guaranteed by the United States Government or its agencies or instrumentalities, nonconvertible preferred stocks, nonconvertible corporate debt securities, and short-term obligations of the kinds described above. Investments in nonconvertible preferred stocks and nonconvertible corporate debt securities will be limited to securities which are rated at the time of purchase not less than BBB by Standard & Poor's or Baa by Moody's (or equivalent short-term ratings), or which have been assigned an equivalent rating by another nationally recognized statistical rating organization, or which are of comparable quality in the judgment of the Advisor. Obligations rated BBB, Baa or their equivalent, although investment grade, have speculative characteristics and carry a somewhat higher risk of default than obligations rated in the higher investment grade categories.

         In addition, Equity Income Fund may invest up to 25% of its total assets, and each of the other Funds may invest up to 5% of its net assets, in less than investment grade convertible debt obligations. For a description of such obligations and the risks associated therewith, see "-- Debt Obligations Rated Less Than Investment Grade."

         The fixed income securities specified above, as well as the fixed income securities in which Balanced Fund may invest as described in the applicable prospectus, are subject to (i) interest rate risk (the risk that increases in market interest rates will cause declines in the value of debt securities held by a Fund); (ii) credit risk (the risk that the issuers of debt securities held by a Fund default in making required payments); and (iii) call or prepayment risk (the risk that a borrower may exercise the right to prepay a debt obligation before its stated maturity, requiring a Fund to reinvest the prepayment at a lower interest rate).

FOREIGN SECURITIES

         GENERAL. Under normal market conditions Emerging Markets Fund and International Fund invest principally in foreign securities (Strategic Income Fund invests significantly in foreign securities), and certain other Funds may invest lesser proportions of their assets in securities of foreign issuers that are either listed on a United States securities exchange or represented by American Depositary Receipts. In addition, Large Cap Growth Fund, Large Cap Value Fund, Equity Income Fund, Mid Cap Growth Fund, Mid Cap Value Fund, Small Cap Growth Fund, Small Cap Value Fund, Health Sciences Fund, Real Estate Securities Fund and Technology Fund each may invest up to 25% of its total assets (25% of the equity portion of the Balanced Fund) in securities of foreign issuers which are either listed on a United States securities exchange or represented by American Depositary Receipts.

         Furthermore, Limited Term Income Fund, Intermediate Term Income Fund and Fixed Income Fund may invest up to 15%, and Corporate Bond Fund may invest up to 25%, of total assets in foreign securities payable in United States dollars. These securities may include securities issued or guaranteed by (i) the Government of Canada, any Canadian Province or any instrumentality and political subdivision thereof; (ii) any other foreign government agency or instrumentality; (iii) foreign subsidiaries of U.S. corporations and (iv) bonds of foreign issuers having total capital and surplus at the time of investment of at least $1 billion.

         Investment in foreign securities is subject to special investment risks that differ in some respects from those related to investments in securities of United States domestic issuers. These risks include political, social or economic instability in the country of the issuer, the difficulty of predicting international trade patterns, the possibility of the imposition of exchange controls, expropriation, limits on removal of currency or other assets, nationalization of assets, foreign withholding and income taxation, and foreign trading practices (including higher trading commissions, custodial charges and delayed settlements). Foreign securities also may be subject to greater fluctuations in price than securities issued by United States corporations. The principal markets on which these securities trade may have less volume and liquidity, and may be more volatile, than securities markets in the United States.

         In addition, there may be less publicly available information about a foreign company than about a United States domiciled company. Foreign companies generally are not subject to uniform accounting, auditing and financial reporting standards comparable to those applicable to United States domestic companies. There is also generally less government regulation of securities exchanges, brokers and listed companies abroad than in the United States.


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Confiscatory taxation or diplomatic developments could also affect investment in those countries. In addition, foreign branches of United States banks, foreign banks and foreign issuers may be subject to less stringent reserve requirements and to different accounting, auditing, reporting, and recordkeeping standards than those applicable to domestic branches of United States banks and United States domestic issuers.

         EMERGING MARKETS. Emerging Markets Fund, International Fund and Strategic Income Fund may invest in securities issued by the governmental and corporate issuers that are located in emerging market countries. Investments in securities of issuers in emerging market countries may be subject to potentially higher risks than investments in developed countries. These risks include (i) less social, political and economic stability; (ii) the small current size of the markets for such securities and the currently low or nonexistent volume of trading, which may result in a lack of liquidity and in greater price volatility; (iii) certain national policies which may restrict the Fund's investment opportunities, including restrictions on investment in issuers or industries deemed sensitive to national interests; (iv) foreign taxation; (v) the absence of developed structures governing private or foreign investment or allowing for judicial redress for injury to private property; (vi) the limited development and recent emergence, in certain countries, of a capital market structure or market-oriented economy; and (vii) the possibility that recent favorable economic developments in certain countries may be slowed or reversed by unanticipated political or social events in such countries.

         Despite the dissolution of the Soviet Union, the Communist Party may continue to exercise a significant role in certain (particularly Eastern European) countries. To the extent of the Communist Party's influence, investments in such countries will involve risks of nationalization, expropriation and confiscatory taxation. The communist governments of a number of such countries expropriated large amounts of private property in the past, in many cases without adequate compensation, and there can be no assurance that such expropriation will not occur in the future. In the event of such expropriation, a Fund could lose a substantial portion of any investments it has made in the affected countries. Further, no accounting standards exist in many developing countries. Finally, even though certain currencies may be convertible into U.S. dollars, the conversion rates may be artificial to the actual market values and may be adverse to Fund shareholders.

         Certain countries, which do not have market economies, are characterized by an absence of developed legal structures governing private and foreign investments and private property. Certain countries require governmental approval prior to investments by foreign persons, or limit the amount of investment by foreign persons in a particular company, or limit the investment of foreign persons to only a specific class of securities of a company that may have less advantageous terms than securities of the company available for purchase by nationals.

         Authoritarian governments in certain countries may require that a governmental or quasi-governmental authority act as custodian of a Fund's assets invested in such country. To the extent such governmental or quasi-governmental authorities do not satisfy the requirements of the 1940 Act to act as foreign custodians of the Fund's cash and securities, the Fund's investment in such countries may be limited or may be required to be effected through intermediaries. The risk of loss through governmental confiscation may be increased in such countries.

         AMERICAN DEPOSITARY RECEIPTS AND EUROPEAN DEPOSITARY RECEIPTS. For many foreign securities, United States dollar-denominated American Depositary Receipts, which are traded in the United States on exchanges or over-the-counter, are issued by domestic banks. American Depositary Receipts represent the right to receive securities of foreign issuers deposited in a domestic bank or a correspondent bank. American Depositary Receipts do not eliminate all the risk inherent in investing in the securities of foreign issuers. However, by investing in American Depositary Receipts rather than directly in foreign issuers' stock, a Fund can avoid currency risks during the settlement period for either purchases or sales. In general, there is a large, liquid market in the United States for many American Depositary Receipts. The information available for American Depositary Receipts is subject to the accounting, auditing and financial reporting standards of the domestic market or exchange on which they are traded, which standards are more uniform and more exacting than those to which many foreign issuers may be subject. Emerging Markets Fund, International Fund and Strategic Income Fund also may invest in European Depositary Receipts, which are receipts evidencing an arrangement with a European bank similar to that for American Depositary Receipts and which are designed for use in the European securities markets. European Depositary Receipts are not necessarily denominated in the currency of the underlying security.


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         Certain American Depositary Receipts and European Depositary Receipts,
typically those denominated as unsponsored, require the holders thereof to bear most of the costs of the facilities while issuers of sponsored facilities normally pay more of the costs thereof. The depository of an unsponsored facility frequently is under no obligation to distribute shareholder communications received from the issuer of the deposited securities or to pass through the voting rights to facility holders in respect to the deposited securities, whereas the depository of a sponsored facility typically distributes shareholder communications and passes through voting rights.

         FOREIGN SECURITIES EXCHANGES. Fixed commissions on foreign securities exchanges are generally higher than negotiated commissions on United States exchanges. Foreign markets also have different clearance and settlement procedures, and in some markets there have been times when settlements have been unable to keep pace with the volume of securities transactions, making it difficult to conduct such transactions. Delays in settlement could result in temporary periods when a portion of the assets of Emerging Markets Fund, International Fund or Strategic Income Fund is uninvested. In addition, settlement problems could cause such Funds to miss attractive investment opportunities or to incur losses due to an inability to sell or deliver securities in a timely fashion. In the event of a default by an issuer of foreign securities, it may be more difficult for a Fund to obtain or to enforce a judgment against the issuer.

FOREIGN CURRENCY TRANSACTIONS

         Emerging Markets Fund, International Fund and Strategic Income Fund invest in securities which are purchased and sold in foreign currencies. The value of their assets as measured in United States dollars therefore may be affected favorably or unfavorably by changes in foreign currency exchange rates and exchange control regulations. These Funds also will incur costs in converting United States dollars to local currencies, and vice versa.

         Emerging Markets Fund, International Fund and Strategic Income Fund will conduct their foreign currency exchange transactions either on a spot (i.e., cash) basis at the spot rate prevailing in the foreign currency exchange market, or through forward contracts to purchase or sell foreign currencies. A forward foreign currency exchange contract involves an obligation to purchase or sell an amount of a specific currency at a specific price on a future date agreed upon by the parties. These forward currency contracts are traded directly between currency traders (usually large commercial banks) and their customers.

         Emerging Markets Fund, International Fund and Strategic Income Fund may enter into forward currency contracts in order to hedge against adverse movements in exchange rates between currencies. These Funds may engage in "transaction hedging" to protect against a change in the foreign currency exchange rate between the date the Fund contracts to purchase or sell a security and the settlement date, or to "lock in" the United States dollar equivalent of a dividend or interest payment made in a foreign currency. It also may engage in "portfolio hedging" to protect against a decline in the value of its portfolio securities as measured in United States dollars which could result from changes in exchange rates between the United States dollar and the foreign currencies in which the portfolio securities are purchased and sold. Emerging Markets Fund, International Fund and Strategic Income Fund also may hedge foreign currency exchange rate risk by engaging in currency futures and options transactions.

         Although a foreign currency hedge may be effective in protecting the Fund from losses resulting from unfavorable changes in exchanges rates between the United States dollar and foreign currencies, it also would limit the gains which might be realized by the Fund from favorable changes in exchange rates. The applicable Fund's investment sub-advisor's decision whether to enter into currency hedging transactions will depend in part on its view regarding the direction and amount in which exchange rates are likely to move. The forecasting of movements in exchange rates is extremely difficult, so that it is highly uncertain whether a hedging strategy, if undertaken, would be successful. To the extent that their respective investment sub-advisor's view regarding future exchange rates proves to have been incorrect, Emerging Markets Fund, International Fund and Strategic Income Fund may realize losses on their foreign currency transactions.

         As stated above, Emerging Markets Fund, International Fund and Strategic Income Fund may engage in a variety of foreign currency transactions in connection with their investment activities. These include forward foreign currency exchange contracts, foreign currency futures, and foreign currency options.

         FORWARD FOREIGN CURRENCY EXCHANGE CONTRACTS. A forward foreign currency exchange contract involves an obligation to purchase or sell a specific currency at a future date, which may be any fixed number of days from the date


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of the contract agreed upon by the parties, at a price set at the time of the contract. These contracts are traded directly between currency traders (usually large commercial banks) and their customers. The Funds will not enter into such forward contracts or maintain a net exposure in such contracts where the Funds would be obligated to deliver an amount of foreign currency in excess of the value of the Fund's securities or other assets denominated in that currency. The Funds will comply with applicable SEC announcements requiring them to segregate assets to cover the Funds' commitments with respect to such contracts. At the present time, these announcements generally require a fund with a long position in a forward foreign currency contract to establish with its custodian a segregated account containing cash or liquid high grade debt securities equal to the purchase price of the contract, and require a fund with a short position in a forward foreign currency contract to establish with its custodian a segregated account containing cash or liquid high grade debt securities that, when added to any margin deposit, equal the market value of the currency underlying the forward contract. These requirements will not apply where a forward contract is used in connection with the settlement of investment purchases or sales or to the extent that the position has been "covered" by entering into an offsetting position. The Funds (except Strategic Income Fund) generally will not enter into a forward contract with a term longer than one year, and Strategic Income Fund will not enter into a forward contract with a term longer than six months.

         FOREIGN CURRENCY FUTURES TRANSACTIONS. Unlike forward foreign currency exchange contracts, foreign currency futures contracts and options on foreign currency futures contracts are standardized as to amount and delivery period and may be traded on boards of trade and commodities exchanges or directly with a dealer which makes a market in such contracts and options. It is anticipated that such contracts may provide greater liquidity and lower cost than forward foreign currency exchange contracts. As part of their financial futures transactions, Emerging Markets Fund, International Fund and Strategic Income Fund may use foreign currency futures contracts and options on such futures contracts. Through the purchase or sale of such contracts, these Funds may be able to achieve many of the same objectives as through investing in forward foreign currency exchange contracts.

         FOREIGN CURRENCY OPTIONS. A foreign currency option provides the option buyer with the right to buy or sell a stated amount of foreign currency at the exercise price at a specified date or during the option period. A call option gives its owner the right, but not the obligation, to buy the currency, while a put option gives its owner the right, but not the obligation, to sell the currency. The option seller (writer) is obligated to fulfill the terms of the option sold if it is exercised. However, either seller or buyer may close its position during the option period in the secondary market for such options at any time prior to expiration.

         A foreign currency call option rises in value if the underlying currency appreciates. Conversely, a foreign currency put option rises in value if the underlying currency depreciates. While purchasing a foreign currency option may protect Emerging Markets Fund, International Fund or Strategic Income Fund against an adverse movement in the value of a foreign currency, it would not limit the gain which might result from a favorable movement in the value of the currency. For example, if a Fund were holding securities denominated in an appreciating foreign currency and had purchased a foreign currency put to hedge against a decline in the value of the currency, it would not have to exercise its put. In such an event, however, the amount of the Fund's gain would be offset in part by the premium paid for the option. Similarly, if a Fund entered into a contract to purchase a security denominated in a foreign currency and purchased a foreign currency call to hedge against a rise in the value of the currency between the date of purchase and the settlement date, the Fund would not need to exercise its call if the currency instead depreciated in value. In such a case, the Fund could acquire the amount of foreign currency needed for settlement in the spot market at a lower price than the exercise price of the option.

MORTGAGE-BACKED SECURITIES

         As described in the applicable Prospectuses, Balanced Fund and the Bond Funds also may invest in mortgage-backed securities. Each of these Funds will invest only in mortgage-backed securities that are Agency Pass-Through Certificates or collateralized mortgage obligations ("CMOs"), as defined and described below. In addition, Balanced Fund and the Bond Funds may invest in private pass-through securities. Furthermore, Strategic Income Fund may invest in Real Estate Mortgage Investment Conduits ("REMICs").

         Agency Pass-Through Certificates are mortgage pass-through certificates representing undivided interests in pools of residential mortgage loans. Distribution of principal and interest on the mortgage loans underlying an Agency Pass-Through Certificate is an obligation of or guaranteed by GNMA, FNMA or FHLMC. GNMA is a wholly-owned corporate instrumentality of the United States within the Department of Housing and Urban Development. The


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guarantee of GNMA with respect to GNMA certificates is backed by the full faith and credit of the United States, and GNMA is authorized to borrow from the United States Treasury in an amount which is at any time sufficient to enable GNMA, with no limitation as to amount, to perform its guarantee.

         FNMA is a federally chartered and privately owned corporation organized and existing under federal law. Although the Secretary of the Treasury of the United States has discretionary authority to lend funds to FNMA, neither the United States nor any agency thereof is obligated to finance FNMA's operations or to assist FNMA in any other manner.

         FHLMC is a federally chartered corporation organized and existing under federal law, the common stock of which is owned by the Federal Home Loan Banks. Neither the United States nor any agency thereof is obligated to finance FHLMC's operations or to assist FHLMC in any other manner.

         The mortgage loans underlying GNMA certificates are partially or fully guaranteed by the Federal Housing Administration or the Veterans Administration, while the mortgage loans underlying FNMA certificates and FHLMC certificates are conventional mortgage loans which are, in some cases, insured by private mortgage insurance companies. Agency Pass-Through Certificates may be issued in a single class with respect to a given pool of mortgage loans or in multiple classes.

         The residential mortgage loans evidenced by Agency Pass-Through Certificates and upon which CMOs are based generally are secured by first mortgages on one- to four-family residential dwellings. Such mortgage loans generally have final maturities ranging from 15 to 30 years and provide for monthly payments in amounts sufficient to amortize their original principal amounts by the maturity dates. Each monthly payment on such mortgage loans generally includes both an interest component and a principal component, so that the holder of the mortgage loans receives both interest and a partial return of principal in each monthly payment. In general, such mortgage loans can be prepaid by the borrowers at any time without any prepayment penalty. In addition, many such mortgage loans contain a "due-on-sale" clause requiring the loans to be repaid in full upon the sale of the property securing the loans. Because residential mortgage loans generally provide for monthly amortization and may be prepaid in full at any time, the weighted average maturity of a pool of residential mortgage loans is likely to be substantially shorter than its stated final maturity date. The rate at which a pool of residential mortgage loans is prepaid may be influenced by many factors and is not predictable with precision.

         Private mortgage pass-through securities ("Private Pass-Throughs") are structured similarly to GNMA, FNMA and FHLMC mortgage pass-through securities and are issued by originators of and investors in mortgage loans, including savings and loan associations, mortgage bankers, commercial banks, investment banks and special purpose subsidiaries of the foregoing. These securities usually are backed by a pool of commercial fixed rate, conventional fixed rate or adjustable loans. Since Private Pass-Throughs typically are not guaranteed by an entity having the credit status of GNMA, FNMA or FHLMC, such securities generally are structured with one or more types of credit enhancement. Such credit support falls into two categories: (i) liquidity protection and (ii) protection against losses resulting from ultimate default by an obligor on the underlying assets. Liquidity protection refers to the provisions of advances, generally by the entity administering the pool of assets, to ensure that the pass-through of payments due on the underlying pool occurs in a timely fashion. Protection against losses resulting from ultimate default enhances the likelihood of ultimate payment of the obligations on at least a portion of the assets in the pool. Such protection may be provided through guarantees, insurance policies or letters of credit obtained by the issuer or sponsor from third parties, through various means of structuring the transaction or through a combination of such approaches. The Funds will not pay any additional fees for such credit support, although the existence of credit support may increase the price of a security.

         The ratings of securities for which third-party credit enhancement provides liquidity protection or protection against losses from default are generally dependent upon the continued creditworthiness of the enhancement provider. The ratings of such securities could be subject to reduction in the event of deterioration in the creditworthiness of the credit enhancement provider even in cases where the delinquency and loss experience on the underlying pool of assets is better than expected.

         CMOs are debt obligations typically issued by a private special-purpose entity and collateralized by residential or commercial mortgage loans or Agency Pass-Through Certificates. The Funds will invest only in CMOs which are


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rated in one of the four highest rating categories by a nationally recognized statistical rating organization or which are of comparable quality in the judgment of the Advisor. Because CMOs are debt obligations of private entities, payments on CMOs generally are not obligations of or guaranteed by any governmental entity, and their ratings and creditworthiness typically depend, among other factors, on the legal insulation of the issuer and transaction from the consequences of a sponsoring entity's bankruptcy.

         CMOs generally are issued in multiple classes, with holders of each class entitled to receive specified portions of the principal payments and prepayments and/or of the interest payments on the underlying mortgage loans. These entitlements can be specified in a wide variety of ways, so that the payment characteristics of various classes may differ greatly from one another. For instance, holders may hold interests in CMO tranches called Z-tranches which defer interest and principal payments until one or other classes of the CMO have been paid in full. In addition, for example:

         * In a sequential-pay CMO structure, one class is entitled to receive all principal payments and prepayments on the underlying mortgage loans (and interest on unpaid principal) until the principal of the class is repaid in full, while the remaining classes receive only interest; when the first class is repaid in full, a second class becomes entitled to receive all principal payments and prepayments on the underlying mortgage loans until the class is repaid in full, and so forth.

         * A planned amortization class ("PAC") of CMOs is entitled to receive principal on a stated schedule to the extent that it is available from the underlying mortgage loans, thus providing a greater (but not absolute) degree of certainty as to the schedule upon which principal will be repaid.

         * An accrual class of CMOs provides for interest to accrue and be added to principal (but not be paid currently) until specified payments have been made on prior classes, at which time the principal of the accrual class (including the accrued interest which was added to principal) and interest thereon begins to be paid from payments on the underlying mortgage loans.

         * As discussed above with respect to Agency Pass-Through Certificates, an interest-only class of CMOs entitles the holder to receive all of the interest and none of the principal on the underlying mortgage loans, while a principal-only class of CMOs entitles the holder to receive all of the principal payments and prepayments and none of the interest on the underlying mortgage loans.

         * A floating rate class of CMOs entitles the holder to receive interest at a rate which changes in the same direction and magnitude as changes in a specified index rate. An inverse floating rate class of CMOs entitles the holder to receive interest at a rate which changes in the opposite direction from, and in the same magnitude as or in a multiple of, changes in a specified index rate. Floating rate and inverse floating rate classes also may be subject to "caps" and "floors" on adjustments to the interest rates which they bear.

         * A subordinated class of CMOs is subordinated in right of payment to one or more other classes. Such a subordinated class provides some or all of the credit support for the classes that are senior to it by absorbing losses on the underlying mortgage loans before the senior classes absorb any losses. A subordinated class which is subordinated to one or more classes but senior to one or more other classes is sometimes referred to as a "mezzanine" class. A subordinated class generally carries a lower rating than the classes that are senior to it, but may still carry an investment grade rating.

         REMICs are offerings of multiple class real estate mortgage-backed securities which qualify and elect treatment as such under provisions of the Internal Revenue Code. Issuers of REMICs may take several forms, such as trusts, partnerships, corporations, associations, or segregated pools of mortgages. Once REMIC status is elected and obtained, the entity is not subject to federal income taxation. Instead, income is passed through the entity and is taxed to the person or persons who hold interests in the REMIC. A REMIC interest must consist of one or more classes of "regular interests," some of which may offer adjustable rates of interest (the type in which Strategic Income Fund primarily invests), and a single class of "residual interests." To qualify as a REMIC, substantially all the assets of the entity must be in assets directly or indirectly secured principally by real property.


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         It generally is more difficult to predict the effect of changes in market interest rates on the return on mortgage-backed securities than to predict the effect of such changes on the return of a conventional fixed-rate debt instrument, and the magnitude of such effects may be greater in some cases. The return on interest-only and principal-only mortgage-backed securities is particularly sensitive to changes in interest rates and prepayment speeds. When interest rates decline and prepayment speeds increase, the holder of an interest-only mortgage-backed security may not even recover its initial investment. Similarly, the return on an inverse floating rate CMO is likely to decline more sharply in periods of increasing interest rates than that of a fixed-rate security. For these reasons, interest-only, principal-only and inverse floating rate mortgage-backed securities generally have greater risk than more conventional classes of mortgage-backed securities. None of the Funds (except Limited Term Income Fund) will invest more than 10% of their total assets in interest-only, principal-only, inverse interest only or inverse floating rate mortgage-backed securities. Limited Term Income Fund will not invest in interest-only, principal-only, inverse interest-only or inverse floating rate mortgage-backed securities.

REAL ESTATE INVESTMENT TRUST ("REIT") SECURITIES

         A majority of Real Estate Securities Fund's total assets will be invested in securities of real estate investment trusts ("REITs"). REITs are publicly traded corporations or trusts that specialize in acquiring, holding, and managing residential, commercial or industrial real estate. A REIT is not taxed at the entity level on income distributed to its shareholders or unitholders if it distributes to shareholders or unitholders at least 95% of its taxable income for each taxable year and complies with regulatory requirements relating to its organization, ownership, assets and income.

         REITs generally can be classified as Equity REITs, Mortgage REITs and Hybrid REITs. An Equity REIT invests the majority of its assets directly in real property and derives its income primarily from rents and from capital gains on real estate appreciation which are realized through property sales. A Mortgage REIT invests the majority of its assets in real estate mortgage loans and services its income primarily from interest payments. A Hybrid REIT combines the characteristics of an Equity REIT and a Mortgage REIT. Although the Fund can invest in all three kinds of REITs, its emphasis is expected to be on investments in Equity REITs.

         Because Real Estate Securities Fund invests primarily in the real estate industry, it is particularly subject to risks associated with that industry. The real estate industry has been subject to substantial fluctuations and declines on a local, regional and national basis in the past and may continue to be in the future. Real property values and income from real property may decline due to general and local economic conditions, overbuilding and increased competition, increases in property taxes and operating expenses, changes in zoning laws, casualty or condemnation losses, regulatory limitations on rents, changes in neighborhoods and in demographics, increases in market interest rates, or other factors. Factors such as these may adversely affect companies which own and operate real estate directly, companies which lend to such companies, and companies which service the real estate industry.

         Because the Fund may invest a substantial portion of its assets in REITs, it also is subject to risks associated with direct investments in REITs. Equity REITs will be affected by changes in the values of and income from the properties they own, while Mortgage REITs may be affected by the credit quality of the mortgage loans they hold. In addition, REITs are dependent on specialized management skills and on their ability to generate cash flow for operating purposes and to make distributions to shareholders or unitholders. REITs may have limited diversification and are subject to risks associated with obtaining financing for real property, as well as to the risk of self-liquidation. REITs also can be adversely affected by their failure to qualify for tax-free pass-through treatment of their income under the Code or their failure to maintain an exemption from registration under the 1940 Act. By investing in REITs indirectly through the Fund, a shareholder bears not only a proportionate share of the expenses of the Fund, but also may indirectly bear similar expenses of some of the REITs in which it invests.

ASSET-BACKED SECURITIES

         Balanced Fund and the Bond Funds may invest in asset-backed securities. Asset-backed securities generally constitute interests in, or obligations secured by, a pool of receivables other than mortgage loans, such as automobile loans and leases, credit card receivables, home equity loans and trade receivables. Asset-backed securities generally are issued by a private special-purpose entity. Their ratings and creditworthiness typically depend on the legal insulation of the issuer and transaction from the consequences of a sponsoring entity's bankruptcy, as well as on the credit quality of the underlying receivables and the amount and credit quality of any third-party credit enhancement supporting the


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underlying receivables or the asset-backed securities. Asset-backed securities and their underlying receivables generally are not issued or guaranteed by any governmental entity.

MUNICIPAL BONDS AND OTHER MUNICIPAL OBLIGATIONS

         The Tax Free Funds may invest in municipal bonds and other municipal obligations. These bonds and other obligations are issued by the states and by their local and special-purpose political subdivisions. The term "municipal bond" includes short-term municipal notes issued by the states and their political subdivisions.

         MUNICIPAL BONDS. The two general classifications of municipal bonds are "general obligation" bonds and "revenue" bonds. General obligation bonds are secured by the governmental issuer's pledge of its faith, credit and taxing power for the payment of principal and interest upon a default by the issuer of its principal and interest payment obligations. They are usually paid from general revenues of the issuing governmental entity. Revenue bonds, on the other hand, are usually payable only out of a specific revenue source rather than from general revenues. Revenue bonds ordinarily are not backed by the faith, credit or general taxing power of the issuing governmental entity. The principal and interest on revenue bonds for private facilities are typically paid out of rents or other specified payments made to the issuing governmental entity by a private company which uses or operates the facilities. Examples of these types of obligations are industrial revenue bond and pollution control revenue bonds. Industrial revenue bonds are issued by governmental entities to provide financing aid to community facilities such as hospitals, hotels, business or residential complexes, convention halls and sport complexes. Pollution control revenue bonds are issued to finance air, water and solids pollution control systems for privately operated industrial or commercial facilities.

         Revenue bonds for private facilities usually do not represent a pledge of the credit, general revenues or taxing powers of issuing governmental entity. Instead, the private company operating the facility is the sole source of payment of the obligation. Sometimes, the funds for payment of revenue bonds come solely from revenue generated by operation of the facility. Revenue bonds which are not backed by the credit of the issuing governmental entity frequently provide a higher rate of return than other municipal obligations, but they entail greater risk than obligations which are guaranteed by a governmental unit with taxing power. Federal income tax laws place substantial limitations on industrial revenue bonds, and particularly certain specified private activity bonds issued after August 7, 1986. In the future, legislation could be introduced in Congress which could further restrict or eliminate the income tax exemption for interest on debt obligations in which the Funds may invest.

         REFUNDED BONDS. Tax Free Funds may not invest more than 25% of fund assets in unrated securities. Investments in refunded bonds are excluded from this limitation. Refunded bonds may have originally been issued as general obligation or revenue bonds, but become refunded when they are secured by an escrow fund, usually consisting entirely of direct U.S. government obligations and/or U.S. government agency obligations sufficient for paying the bondholders. For the purposes of excluding refunded bonds from the 25% limitation on unrated securities in the Tax Free Funds, there are two types of refunded bonds: pre-refunded bonds and escrowed-to-maturity ("ETM") bonds.

         The escrow fund for a pre-refunded municipal bond may be structured so that the refunded bonds are to be called at the first possible date or a subsequent call date established in the original bond debenture. The call price usually includes a premium from one to three percent above par. This type of structure usually is used for those refundings that either reduce the issuer's interest payment expenses or change the debt maturity schedule. In escrow funds for ETM refunded municipal bonds, the maturity schedules of the securities in the escrow funds match the regular debt-service requirements on the bonds as originally stated in the bond indentures.

         DERIVATIVE MUNICIPAL SECURITIES. Tax Free Funds may also acquire derivative municipal securities, which are custodial receipts of certificates underwritten by securities dealers or banks that evidence ownership of future interest payments, principal payments or both on certain municipal securities. The underwriter of these certificates or receipts typically purchases municipal securities and deposits them in an irrevocable trust or custodial account with a custodian bank, which then issues receipts or certificates that evidence ownership of the periodic unmatured coupon payments and the final principal payment on the obligation.

         The principal and interest payments on the municipal securities underlying custodial receipts may be allocated in a number of ways. For example, payments may be allocated such that certain custodial receipts may have variable or


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floating interest rates and others may be stripped securities which pay only the principal or interest due on the underlying municipal securities. Tax Free Funds may each invest up to 10% of their total assets in custodial receipts which have inverse floating interest rates.

         MUNICIPAL LEASES. The Tax Free Funds also may purchase participation interests in municipal leases. Participation interests in municipal leases are undivided interests in a lease, installment purchase contract or conditional sale contract entered into by a state or local governmental unit to acquire equipment or facilities. Municipal leases frequently have special risks which generally are not associated with general obligation bonds or revenue bonds.

         Municipal leases and installment purchase or conditional sales contracts (which usually provide for title to the leased asset to pass to the governmental issuer upon payment of all amounts due under the contract) have evolved as a means for governmental issuers to acquire property and equipment without meeting the constitutional and statutory requirements for the issuance of municipal debt. The debt issuance limitations are deemed to be inapplicable because of the inclusion in many leases and contracts of "non-appropriation" clauses that provide that the governmental issuer has no obligation to make future payments under the lease or contract unless money is appropriated for this purpose by the appropriate legislative body on a yearly or other periodic basis. Although these kinds of obligations are secured by the leased equipment or facilities, the disposition of the pledged property in the event of non-appropriation or foreclosure might, in some cases, prove difficult and time-consuming. In addition, disposition upon non-appropriation or foreclosure might not result in recovery by a Fund of the full principal amount represented by an obligation.

         In light of these concerns, the Tax Free Funds have adopted and follow procedures for determining whether municipal lease obligations purchased by the Funds are liquid and for monitoring the liquidity of municipal lease securities held in each Fund's portfolio. These procedures require that a number of factors be used in evaluating the liquidity of a municipal lease security, including the frequency of trades and quotes for the security, the number of dealers willing to purchase or sell the security and the number of other potential purchasers, the willingness of dealers to undertake to make a market in security, the nature of the marketplace in which the security trades, and other factors which the Advisor may deem relevant. As set forth in "Investment Restrictions" below, each such Fund is subject to limitations on the percentage of illiquid securities it can hold.

TEMPORARY TAXABLE INVESTMENTS

         The Tax Free Funds may make temporary taxable investments. Temporary taxable investments will include only the following types of obligations maturing within 13 months from the date of purchase: (i) obligations of the United States Government, its agencies and instrumentalities (including zero coupon securities); (ii) commercial paper rated not less than A-1 by Standard & Poor's or P-1 by Moody's or which has been assigned an equivalent rating by another nationally recognized statistical rating organization; (iii) other short-term debt securities issued or guaranteed by corporations having outstanding debt rated not less than BBB by Standard & Poor's or Baa by Moody's or which have been assigned an equivalent rating by another nationally recognized statistical rating organization; (iv) certificates of deposit of domestic commercial banks subject to regulation by the United States Government or any of its agencies or instrumentalities, with assets of $500 million or more based on the most recent published reports; and (v) repurchase agreements with domestic banks or securities dealers involving any of the securities which the Fund is permitted to hold.

INVERSE FLOATING RATE MUNICIPAL OBLIGATIONS

         Each of the Tax Free Funds may invest up to 10% of its total assets in inverse floating rate municipal obligations. An inverse floating rate obligation entitles the holder to receive interest at a rate which changes in the opposite direction from, and in the same magnitude as or in a multiple of, changes in a specified index rate. Although an inverse floating rate municipal obligation would tend to increase portfolio income during a period of generally decreasing market interest rates, its value would tend to decline during a period of generally increasing market interest rates. In addition, its decline in value may be greater than for a fixed-rate municipal obligation, particularly if the interest rate borne by the floating rate municipal obligation is adjusted by a multiple of changes in the specified index rate. For these reasons, inverse floating rate municipal obligations have more risk than more conventional fixed-rate and floating rate municipal obligations.


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ZERO COUPON SECURITIES

         The Bond Funds and Tax Free Funds may invest in zero coupon, fixed income securities. Zero coupon securities pay no cash income to their holders until they mature and are issued at substantial discounts from their value at maturity. When held to maturity, their entire return comes from the difference between their purchase price and their maturity value. Because interest on zero coupon securities is not paid on a current basis, the values of securities of this type are subject to greater fluctuations than are the value of securities that distribute income regularly and may be more speculative than such securities. Accordingly, the values of these securities may be highly volatile as interest rates rise or fall.

ADJUSTABLE RATE MORTGAGE SECURITIES

         The Bond Funds and Balanced Fund may invest in adjustable rate mortgage securities ("ARMS"). ARMS are pass-through mortgage securities collateralized by mortgages with interest rates that are adjusted from time to time. ARMS also include adjustable rate tranches of CMOs. The adjustments usually are determined in accordance with a predetermined interest rate index and may be subject to certain limits. While the values of ARMS, like other debt securities, generally vary inversely with changes in market interest rates (increasing in value during periods of declining interest rates and decreasing in value during periods of increasing interest rates), the values of ARMS should generally be more resistant to price swings than other debt securities because the interest rates of ARMs move with market interest rates. The adjustable rate feature of ARMS will not, however, eliminate fluctuations in the prices of ARMS, particularly during periods of extreme fluctuations in interest rates.

         ARMS typically have caps which limit the maximum amount by which the interest rate may be increased or decreased at periodic intervals or over the life of the loan. To the extent interest rates increase in excess of the caps, ARMS can be expected to behave more like traditional debt securities and to decline in value to a greater extent than would be the case in the absence of such caps. Also, since many adjustable rate mortgages only reset on an annual basis, it can be expected that the prices of ARMS will fluctuate to the extent changes in prevailing interest rates are not immediately reflected in the interest rates payable on the underlying adjustable rate mortgages. The extent to which the prices of ARMS fluctuate with changes in interest rates will also be affected by the indices underlying the ARMS.

INTEREST RATE TRANSACTIONS

         Tax Free Funds may purchase or sell interest rate caps and floors to preserve a return or a spread on a particular investment or portion of its portfolio or for other non-speculative purposes. The purchase of an interest rate cap entitles the purchaser, to the extent a specified index exceeds a predetermined interest rate, to receive payments of interest on a contractually-based principal amount from the party selling such interest rate cap. The purchase of an interest rate floor entitles the purchaser, to the extent a specified index falls below a predetermined interest rate, to receive payments of interest on a contractually-based principal amount from the party selling such interest rate floor.

GUARANTEED INVESTMENT CONTRACTS

         Limited Term Income Fund also may purchase investment-type insurance products such as Guaranteed Investment Contracts ("GICs"). A GIC is a deferred annuity under which the purchaser agrees to pay money to an insurer (either in a lump sum or in installments) and the insurer promises to pay interest at a guaranteed rate for the life of the contract. GICs may have fixed or variable interest rates. A GIC is a general obligation of the issuing insurance company. The purchase price paid for a GIC becomes part of the general assets of the insurer, and the contract is paid at maturity from the general assets of the insurer. In general, GICs are not assignable or transferable without the permission of the issuing insurance companies and can be redeemed before maturity only at a substantial discount or penalty. GICs therefore are usually considered to be illiquid investments. Limited Term Income Fund will purchase only GICs which are obligations of insurance companies with a policyholder's rating of A or better by A.M. Best Company.

DEBT OBLIGATIONS -- RATED LESS THAN INVESTMENT GRADE

         Strategic Income Fund and Corporate Bond Fund may invest in both investment grade and non-investment grade. Debt obligations rated BB, B or CCC by Standard & Poor's or Ba, B or Caa by Moody's are considered to be


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less than "investment grade" and are sometimes referred to as "junk bonds."
Corporate Bond Fund may invest in non-investment grade bonds rated at least B by Standard & Poor's or Moody's or which have been assigned an equivalent rating by another nationally recognized statistical rating organization, or in unrated securities determined to be of comparable quality by the Advisor. There are no minimum rating requirements for investments by Strategic Income Fund (which means that the Fund may invest in bonds in default). From time to time, the Fund's portfolio may consist primarily of non-investment grade debt obligations.

         The "equity securities" in which certain Funds may invest include corporate debt obligations which are convertible into common stock. These convertible debt obligations may include obligations rated as low as CCC by Standard & Poor's or Caa by Moody's or which have been assigned an equivalent rating by another nationally recognized statistical rating organization.

         Yields on non-investment grade debt obligations will fluctuate over time. The prices of such obligations have been found to be less sensitive to interest rate changes than higher rated obligations, but more sensitive to adverse economic changes or individual corporate developments. Also, during an economic downturn or period of rising interest rates, highly leveraged issuers may experience financial stress which could adversely affect their ability to service principal and interest payment obligations, to meet projected business goals, and to obtain additional financing. In addition, periods of economic uncertainty and changes can be expected to result in increased volatility of market prices of non-investment grade debt obligations. If the issuer of a security held by a Fund defaulted, the Fund might incur additional expenses to seek recovery.

         In addition, the secondary trading market for non-investment grade debt obligations may be less developed than the market for investment grade obligations. This may make it more difficult for a Fund to value and dispose of such obligations. Adverse publicity and investor perceptions, whether or not based on fundamental analysis, may decrease the values and liquidity of non-investment grade obligations, especially in a thin secondary trading market.

         Certain risks also are associated with the use of credit ratings as a method for evaluating non-investment grade debt obligations. For example, credit ratings evaluate the safety of principal and interest payments, not the market value risk of such obligations. In addition, credit rating agencies may not timely change credit ratings to reflect current events. Thus, the success of a Fund's use of non-investment grade debt obligations may be more dependent on the Advisor's and applicable sub-advisor's own credit analysis than is the case with investment grade obligations.

DEBT OBLIGATIONS -- STRATEGIC INCOME FUND

         The Fund's investments may include U.S. dollar-denominated debt obligations known as "Brady Bonds," which are issued for the exchange of existing commercial bank loans to foreign entities for new obligations that are generally collateralized by zero coupon Treasury securities having the same maturity. Certain debt obligations in which the Fund invests may involve equity characteristics. The Fund may, for example, invest in unit offerings that combine debt securities and common stock equivalents such as warrants, rights and options. It is anticipated that the majority of the value attributable to the unit will relate to its debt component.

FLOATING RATE DEBT OBLIGATIONS

         The Bond Funds and Balanced Fund expect to invest in floating rate debt obligations issued, assumed, or guaranteed by corporations, trusts, partnerships, governmental agencies or creators, or other such special purpose entities, including increasing rate securities. Floating rate securities are generally offered at an initial interest rate which is at or above prevailing market rates. The interest rate paid on these securities is then reset periodically (commonly every 90 days) to an increment over some predetermined interest rate index. Commonly utilized indices include the three-month Treasury bill rate, the 180-day Treasury bill rate, the one-month or three-month London Interbank Offered Rate (LIBOR), the prime rate of a bank, the commercial paper rates, or the longer-term rates on U.S. Treasury securities.

FIXED RATE DEBT OBLIGATIONS

         The Bond Funds and Balanced Fund will invest in fixed rate debt obligations issued, assumed, or guaranteed by corporations, trusts, partnerships, governmental agencies or creators, or other such special purpose entities. Fixed


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rate securities tend to exhibit more price volatility during times of rising or falling interest rates than securities with floating rates of interest. This is because floating rate securities, as described above, behave like short-term instruments in that the rate of interest they pay is subject to periodic adjustments based on a designated interest rate index. Fixed rate securities pay a fixed rate of interest and are more sensitive to fluctuating interest rates. In periods of rising interest rates the value of a fixed rate security is likely to fall. Fixed rate securities with short-term characteristics are not subject to the same price volatility as fixed rate securities without such characteristics. Therefore, they behave more like floating rate securities with respect to price volatility.

PAYMENT-IN-KIND DEBENTURES AND DELAYED INTEREST SECURITIES

         Strategic Income Fund and Corporate Bond Fund may invest in debentures the interest on which may be paid in other securities rather than cash ("PIKs"). Typically, during a specified term prior to the debenture's maturity, the issuer of a PIK may provide for the option or the obligation to make interest payments in debentures, common stock or other instruments (i.e., "in kind" rather than in cash). The type of instrument in which interest may or will be paid would be known by the Fund at the time of investment. While PIKs generate income for purposes of generally accepted accounting standards, they do not generate cash flow and thus could cause the Fund to be forced to liquidate securities at an inopportune time in order to distribute cash, as required by the Internal Revenue Code of 1986 (the "Code").

         Unlike PIKs, delayed interest securities do not pay interest for a specified period. Because values of securities of this type are subject to greater fluctuations than are the values of securities that distribute income regularly, they may be more speculative than such securities.

PREFERRED STOCK

         The Equity Funds, Strategic Income Fund and Corporate Bond Fund may invest in preferred stock. Preferred stock, unlike common stock, offers a stated dividend rate payable from the issuer's earnings. Preferred stock dividends may be cumulative or non-cumulative, participating, or auction rate. If interest rates rise, the fixed dividend on preferred stocks may be less attractive, causing the price of preferred stocks to decline. Preferred stock may have mandatory sinking fund provisions, as well as call/redemption provisions prior to maturity, a negative feature when interest rates decline.

         Although the Bond Funds (except Strategic Income Fund and Corporate Bond Fund) will not make direct purchases of common or preferred stocks or rights to acquire common or preferred stocks, they may invest in debt securities which are convertible into or exchangeable for, or which carry warrants or other rights to acquire, such stocks. Equity interests acquired through conversion, exchange or exercise of rights to acquire stock will be disposed of by the Bond Funds as soon as practicable in an orderly manner.

PARTICIPATION INTERESTS

         Strategic Income Fund and Corporate Bond Fund may acquire participation interests in senior, fully secured floating rate loans that are made primarily to U.S. companies. Each Fund's investments in participation interests are subject to its limitation on investments in illiquid securities. The Funds may purchase only those participation interests that mature in one year or less, or, if maturing in more than one year, have a floating rate that is automatically adjusted at least once each year according to a specified rate for such investments, such as a published interest rate or interest rate index. Participation interests are primarily dependent upon the creditworthiness of the borrower for payment of interest and principal. Such borrowers may have difficulty making payments and may have senior securities rated as low as C by Moody's, or D by Standard & Poor's.

CLOSED-END INVESTMENT COMPANIES

         The Tax Free Funds may invest up to 10% of their total assets in common or preferred shares of closed-end investment companies that invest in municipal bonds and other municipal obligations. Shares of certain closed-end investment companies may at times be acquired only at market prices representing premiums to their net asset values. In the event that shares acquired at a premium subsequently decline in price relative to their net asset value or the value of portfolio investments held by such closed-end companies declines, the Tax Free Funds and their shareholders may experience a loss. If a Fund acquires shares of closed-end investment companies, Fund shareholders would bear both


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their proportionate share of the expenses in the Fund (including management and advisory fees) and, indirectly, the expenses of such closed-end investment companies.

U.S. TREASURY INFLATION-PROTECTION SECURITIES

         To the extent they may invest in fixed-income securities, the Funds may invest in U.S. Treasury inflation-protection securities, which are issued by the United States Department of Treasury ("Treasury") with a nominal return linked to the inflation rate in prices. The index used to measure inflation is the non-seasonally adjusted U.S. City Average All Items Consumer Price Index for All Urban Consumers ("CPI-U").

         The value of the principal is adjusted for inflation, and pays interest every six months. The interest payment is equal to a fixed percentage of the inflation-adjusted value of the principal. The final payment of principal of the security will not be less than the original par amount of the security at issuance.

         The principal of the inflation-protection security is indexed to the non-seasonally adjusted CPI-U. To calculate the inflation-adjusted principal value for a particular valuation date, the value of the principal at issuance is multiplied by the index ratio applicable to that valuation date. The index ratio for any date is the ratio of the reference CPI applicable to such date to the reference CPI applicable to the original issue date. Semiannual coupon interest is determined by multiplying the inflation-adjusted principal amount by one-half of the stated rate of interest on each interest payment date.

         Inflation-adjusted principal or the original par amount, whichever is larger, is paid on the maturity date as specified in the applicable offering announcement. If at maturity the inflation-adjusted principal is less than the original principal value of the security, an additional amount is paid at maturity so that the additional amount plus the inflation-adjusted principal equals the original principal amount. Some inflation-protection securities may be stripped into principal and interest components. In the case of a stripped security, the holder of the stripped principal component would receive this additional amount. The final interest payment, however, will be based on the final inflation-adjusted principal value, not the original par amount.

SPECIAL FACTORS AFFECTING ARIZONA TAX FREE FUND

         As described in the Prospectuses relating to Arizona Tax Free Fund, except during temporary defensive periods, the fund will invest most of its total assets in Arizona municipal obligations. The fund therefore is susceptible to political, economic and regulatory factors affecting issuers of Arizona municipal obligations. The following information provides only a brief summary of the complex factors affecting the financial situation in Arizona. This information is derived from sources that are generally available to investors and is based in part on information obtained from the State of Arizona.

         STATE AND LOCAL GOVERNMENT BOND ISSUE. Under its constitution, the State of Arizona is not permitted to issue general obligation bonds secured by the full faith and credit of the State. However, certain agencies and instrumentalities of the State are authorized to issue bonds secured by revenues from specific projects and activities. The State enters into certain lease transactions that are subject to annual renewal at the option of the State. Local governmental units in the State are also authorized to incur indebtedness. The major source of financing for such local government indebtedness is an ad valorem property tax. In addition, in order to finance public projects, local governments in the State can issue revenue bonds payable from the revenues of a utility or enterprise or from the proceeds of an excise tax, or assessment bonds payable from special assessments. Arizona local governments have also financed public projects through leases which are subject to annual appropriation at the option of the local government.

         There is a statutory restriction on the amount of annual increases in taxes that can be levied by the various taxing jurisdictions in the State without voter approval. This restriction does not apply to taxes levied to pay general obligation debt.

         GENERAL ECONOMIC CONDITIONS. The rate of growth in Arizona should continue to slow as it has over the last several years. The State should continue to do well, however, because of a combination of factors, including low commercial real estate vacancy rates, continued growth in the U.S. economy and a recovery in Asia. While the Arizona economy cannot be viewed as a monolith, it seems to be fairly well balanced.


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         Retail sales, after rising by more than 8% in 1999, should be up by about 6% in 2000. Population growth is expected to slow from nearly 2.9% in 1999 to about 2.7% in 2000. Personal income, after growing at about 7% in 1999, should grow at about 6% in 2000. Housing, which is expected to have decreased only modestly is 1999, should decrease by 10% to 15% in 2000.

         Arizona is required by law to maintain a balanced budget. To achieve this objective, the State has, at various times in the past, utilized a combination of spending reductions or reductions in the rate of growth in spending, and tax increases. In recent years, the State's fiscal situation has improved even while tax reduction measures have been enacted. The 1998 legislature enacted a $120 million tax reduction package, resulting in the seventh consecutive year of significant state tax reduction. In earlier years, the 1997 legislature enacted a $110 million income tax reduction package, the 1996 legislature enacted a $200 million property tax reduction package, and an income tax reduction of $200 million was enacted in 1995.

         Fiscal year ("FY") 1999 General Fund revenues, which exceeded projections by $99 million, reflected the continued strength of the economy. Looking forward, the expectations regarding General Fund revenues for Fiscal Year 2000 and 2001 have been upwardly revised. Revenue growth has been increased overall by $272 million, or less than 2%, over the three-year forecast period, after accounting for all trigger items.

         The FY 2000 and FY 2001 budget contained a number of provisions that would "trigger" fiscal events if revenues exceeded expectations. Those events included a number of different tax reductions, plus additional funding for education. The $99 million in unexpected FY 1999 revenues triggered a number of those events. Based on the revised forecast, it is anticipated that the remaining triggers will occur at the close of FY 2000.

         Overall, the "big three" revenue sources - individual income tax, sales and use tax, and corporate income tax - are expected to continue their strong but slowing growth for the remainder of the biennium. Since the adoption of the original biennial budget, the sales and use category has been increased by $141 million. This includes adjustments of $20 million, $71 million and $68 million for, respectively, FY's 1999, 2000 and 2001. This category has shown very strong recent growth, especially this late in the economic cycle. FY 1999 closed with year-over-year growth of 8.84%, and the forecast for the remainder of the biennium anticipates slowing but good growth of 8.26% in FY 2000 and 5.84% for FY 2001. Year-to-date growth through the end of November is 9.1% over the prior year.

         INDIVIDUAL INCOME TAXES. Individual income taxes have realized substantial growth during the last several years of the economic cycle, with the performance being driven by Wall Street and the overall strength of the economy. As part of the budget addendum submitted by the Governor, individual income tax has been increased by $30 million over what the original budget had anticipated for the three-year forecast. That includes $2 million for FY 1999 and FY 2000, and $30 million for FY 2001. The biennium addendum is based on a slowing rate of growth for this category. The impact of slowing job growth and uncertain expectations regarding Wall Street call to question whether continued double-digit growth can be maintained. Through the first five months of the fiscal year, withholding growth has been about 6%, versus FY 1999 growth of over 10%.

         CORPORATE INCOME TAX. With the additional variable of a significant rate reduction, from 8% to 7%, that resulted from triggered fiscal events, the State has indicated that forecasting this category will prove difficult. FY 1999 closed the books with $545 million, or a 3.28% gain over the prior year. The revised revenue projection holds collections relatively constant at the FY 1999 level and adjusts solely for the anticipated negative impact of the tax rate reduction, for a change of $5 million and ($37 million) for FY 2000 and FY 2001, respectively.

SPECIAL FACTORS AFFECTING CALIFORNIA INTERMEDIATE TAX FREE FUND AND CALIFORNIA TAX FREE FUND

         As described in the Prospectuses relating to California Intermediate Tax Free Fund and California Tax Free Fund, except during temporary defensive periods, the funds will invest most of their total assets in California municipal obligations. The funds therefore are susceptible to political, economic and regulatory factors affecting issuers of California municipal obligations. The following information provides only a brief summary of the complex factors affecting the financial situation in California. This information is derived from sources that are generally available to investors and is based in part on information obtained from various state and local agencies in California. It should be noted that the creditworthiness of obligations issued by local California issuers may be unrelated to the creditworthiness


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of obligations issued by the State of California, and that there is no obligation on the part of California to make payment on such local obligations in the event of default.

         GENERAL ECONOMIC CONDITIONS. California's economy is the largest among the 50 states and one of the largest in the world. This diversified economy has major components in agriculture, manufacturing, high-technology, trade, entertainment, tourism, construction and services. Since 1994, California's economy has been performing strongly after suffering a recession between 1990-1993. On the strength of a $1.2 trillion gross state product in 1999, California became the sixth largest economy in the world (surpassing Italy which had a gross national product of $1.14 trillion in 1999).

         Although fuel and other energy prices have risen sharply in recent months, the State does not believe this will have a major impact on the economy, as the California and national economies are much more energy-efficient than during the energy crises of the 1970s and 1980s. Still, some dampening effect may occur.

         Weak export, evident since the Asian recession which developed in 1998, may persist, but there are other elements in the California economy that will help partially offset the Asia-related problems. Demand for computer services and software remains extremely strong, buoyed by last year's demand to fix Y2K problems, the continued explosive growth of the Internet, and financial sector needs related to the new Euro currency. The strength in construction activity will continue to boost prospects for related manufacturing industries. Although California economic growth will slow from the pace of 1997 - 1999, gains in employment and income should continue to outpace the nation.

         POPULATION AND LABOR FORCE. California's population grew by 542,000 people in 1999 to a total of 34.03 million. California's population is concentrated in metropolitan areas specifically in Los Angeles and San Diego Counties. California enjoys a large and diverse labor force. For calendar year 1999, the total civilian labor force was 16,586,000 with 15,722,000 individuals employed and 5.2%, unemployed. In comparison, the unemployment rate for the United States during the same time was 4.2%.

         BUDGETARY PROCESS. The State's fiscal year begins on July 1 and ends on June 30. The annual budget is proposed by the Governor by January 10 of each year for the next fiscal year (the "Governor's Budget"). Under State law, the annual proposed Governor's Budget cannot provide for projected expenditures in excess of projected revenues and balances available from prior fiscal years. Under the State Constitution, money may be drawn from the Treasury only through an appropriation made by law. The primary source of the annual expenditure authorizations is the Budget Act as approved by the Legislature and signed by the Governor. The Budget Act must be approved by a two-thirds majority vote of each House of the Legislature. The Governor may reduce or eliminate specific line items in the Budget Act or any other appropriations bill without vetoing the entire bill. Such individual line-item vetoes are subject to override by a two-thirds majority vote of each House of the Legislature.

         Appropriations also may be included in legislation other than the Budget Act. Bills containing appropriations (except K-14 education) must be approved by a two-thirds majority vote in each House of the Legislature and be signed by the Governor. Bills containing K-14 education appropriations only require a simple majority vote. Continuing appropriations, available without regard to fiscal year, may also be provided by statute or the State Constitution. Funds necessary to meet an appropriation need not be in the State Treasury at the time such appropriation is enacted; revenues may be appropriated in anticipation of their receipt.

         REVENUES AND EXPENDITURES. The moneys of the State are segregated into the General Fund and approximately 600 Special Funds. The General Fund consists of revenues received by the State Treasury and not required by law to be credited to any other fund, as well as earnings from the investment of State moneys not allocable to another fund. The General Fund is the principal operating fund for the majority of governmental activities and is the depository of most of the major revenue sources of the State. The General Fund may be expended as a consequence of appropriation measures enacted by the Legislature and approved by the Governor, as well as appropriations pursuant to various constitutional authorizations and initiative statutes.

         Moneys on deposit in the State's Centralized Treasury System are invested by the Treasurer in the Pooled Money Investment Account ("PMIA"). As of August 21, 2000, the PMIA held approximately $29.91 billion of State moneys, and $12.31 billion of moneys invested for 2,811 local governmental entities through the Local Agency


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Investment Fund ("LAIF"). The total assets of the PMIA as of August 21, 2000 were $41.2 billion. The Treasurer does not invest in leveraged products or inverse floating rate securities. The investment policy permits the use of reverse repurchase agreements subject to limits of no more than 10% of PMIA. All reverse repurchase agreements are cash matched either to the maturity of the reinvestment or an adequately positive cash flow date which is approximate to the maturity date. The average life of the investment portfolio of the PMIA as of August 21, 2000 was 199 days.

         SPECIAL FUND FOR ECONOMIC UNCERTAINTIES. The Special Fund for Economic Uncertainties ("SFEU") is funded with General Fund revenues and was established to protect the State from unforeseen revenue reductions and/or unanticipated expenditure increases. Amounts in the SFEU may be transferred by the State Controller as necessary to meet cash needs of the General Fund. The State Controller is required to return moneys so transferred without payment of interest as soon as there are sufficient moneys in the General Fund. For budgeting and accounting purposes, any appropriation made from the SFEU is deemed an appropriation from the General Fund. For year-end reporting purposes, the State Controller is required to add the balance in the SFEU to the balance in the General Fund so as to show the total moneys then available for General Fund purposes. Inter-fund borrowing has been used for many years to meet temporary imbalances of receipts and disbursements in the General Fund. As of June 30, 2000, the General Fund had no outstanding loans from the SFEU, General Fund special accounts or other special funds.

         PROPOSITION 13. The primary units of local government in California are the counties. Counties are responsible for the provision of many basic services, including indigent health care, welfare, courts, jails and public safety in unincorporated areas. There are also about 475 unincorporated cities, and thousands of other special districts formed for education, utility and other services. The fiscal condition of local governments has been constrained since the enactment of "Proposition 13" in 1978, which reduced and limited the future growth of property taxes, and limited the ability of local governments to impose "special taxes" (those devoted to a specific purpose) without two-thirds voter approval. A recent California Supreme Court decision has upheld the constitutionality of an initiative statute, previously held invalid by lower courts, which requires voter approval for "general" as well as "special" taxes at the local level. Counties, in particular, have had fewer options to raise revenues than many other local government entities, yet have been required to maintain many services.

         In the aftermath of Proposition 13, the State provided aid from the General Fund to make up some of the loss of property tax moneys, including taking over the principal responsibility for funding local K-12 schools and community colleges. Under the pressure of the recent recession, the Legislature has eliminated the remnants of this post-Proposition 13 aid to entities other than K-14 education districts, although it has also provided additional funding sources (such as sales taxes) and reduced mandates for local services. Many counties continue to be under severe fiscal stress. While such stress has in recent years most often been experienced by smaller, rural counties, larger urban counties, such as Los Angeles, have also been affected. The 2000 Budget Act (below) provides significant assistance to local government, including $200 million set aside for one-time discretionary funding to local governments, $121.3 million to support local front-line law enforcement (sheriffs' departments, jail construction and operation, district attorneys), $75 million for technology funding for local law enforcement, $400 million for deferred maintenance of local streets, and hundreds of millions of dollars in assistance in the areas of mental health, social services, environmental protection, and public safety.

         STATE APPROPRIATIONS LIMIT. The State is subject to an annual appropriations limit imposed by Article XIII B of the State Constitution (the "Appropriations Limit"). The Appropriations Limit does not restrict appropriations to pay debt service on voter-authorized bonds. Article XIII B prohibits the State from spending "appropriations subject to limitation" in excess of the Appropriations Limit. "Appropriations subject to limitation," with respect to the State, are authorizations to spend "proceeds of taxes," which consist of tax revenues, and certain other funds, including proceeds from regulatory licenses, user charges or other fees to the extent that such proceeds exceed "the cost reasonably borne by that entity in providing the regulation, product or service," but "proceeds of taxes" exclude most state subventions to local governments, tax refunds and some benefit payments such as unemployment insurance. No limit is imposed on appropriations of funds which are not "proceeds of taxes," such as reasonable user charges or fees and certain other non-tax funds.

         Not included in the Appropriations Limit are appropriations for the debt service costs of bonds existing or authorized by January 1, 1979, or subsequently authorized by the voters, appropriations required to comply with mandates of courts or the federal government, appropriations for qualified capital outlay projects, appropriations of revenues derived from any increase in gasoline taxes and motor vehicle weight fees above January 1, 1990 levels, and


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appropriation of certain special taxes imposed by initiative (e.g., cigarette and tobacco taxes). The Appropriations Limit may also be exceeded in cases of emergency.

         LITIGATION GENERALLY. The State is a party to numerous legal proceedings, many of which normally occur in governmental operations. In 1998, the State signed a settlement with the four major cigarette manufacturers. The State agreed to drop its lawsuit and not to sue in the future. Tobacco manufacturers agreed to billions of dollars in payments and restrictions in marketing activities. Under the settlement, the companies agreed to pay California governments approximately $25 billion over a period of 25 years.

         PRIOR FISCAL YEARS' FINANCIAL RESULTS. Following a severe recession beginning in 1990, the State's condition improved markedly during the fiscal years starting in 1995-1996, due to a combination of better than expected revenues, slowdown in growth of social welfare programs, and continued spending restraint based on actions taken in earlier years. The State's cash position also improved, and no external deficit borrowing occurred over the end of the last five fiscal years. The economy grew strongly during the fiscal years beginning in 1995-1996, and as a result, the General Fund took in substantially greater tax revenues (around $2.2 billion in 1995-1996, $1.6 billion in 1996-1997, $2.4 billion in 1997-1998, $1.7 billion in 1998-1999, and $8.2 billion in 1999-2000) than were initially planned when the budgets were enacted.

         2000 BUDGET ACT. The 2000 Budget Act was signed by the Governor on June 30, 2000, the second consecutive year the State's Budget was enacted on time. The spending plan assumes General Fund revenues and transfer of $73.9 billion, an increase of 3.8 % above the estimates for 1999-2000. The 2000 Budget Act appropriates $78.8 billion from the General Fund, an increase of 17.3 % over 1999-2000, and reflects the use of $5.5 billion from the Special Fund for Economic Uncertainties in order not to place undue pressure on future budget years. About $7.0 billion of the increased spending in 2000-01 will be for one-time expenditures and investments. Some of the major features of the 2000 Budget Act included an increase in funding for higher education; an increase in funding to the General Fund for health and human services; and an increase in money devoted to capital outlay (transportation improvements and new funding for housing programs).

         DEBT ADMINISTRATION AND LIMITATION. The State Treasurer is responsible for the sale of debt obligations of the State and its various authorities and agencies. The State Constitution prohibits the creation of indebtedness of the State unless a bond law is approved by a majority of the electorate voting at a general election or a direct primary. General obligation bond acts provide that debt service on general obligation bonds shall be appropriated annually from the General Fund and all debt service on general obligation bonds is paid from the General Fund. Under the State Constitution, debt service on general obligation bonds is the second charge to the General Fund after the application of moneys in the General Fund to the support of the public school system and public institutions of higher education. Certain general obligation bond programs receive revenues from sources other than the sale of bonds or the investment of bond proceeds. The State had $21.0 billion aggregate principal amount of general obligation bonds outstanding, and $14.4 billion authorized and unissued, as of September 1, 2000. Outstanding lease revenue bonds totaled $6.7 billion as of September 1, 2000.

         The General Obligation Bond Law permits the state to issue as variable rate indebtedness, up to 20 % of the aggregate amount of long - term general obligation bonds outstanding. As of September 1, 2000, there was no variable rate indebtedness outstanding; however, the state plans to issue such indebtedness in the future.

SPECIAL FACTORS AFFECTING COLORADO INTERMEDIATE TAX FREE FUND AND COLORADO TAX FREE FUND

         As described in the Prospectuses relating to Colorado Intermediate Tax Free Fund and Colorado Tax Free Fund, except during temporary defensive periods, each Fund will invest most of its total assets in Colorado municipal obligations. The Funds are therefore susceptible to political, economic and regulatory factors affecting issuers of Colorado municipal obligations. The following information provides only a brief summary of the complex factors affecting the financial situation in Colorado. This information is derived from sources that are generally available to investors and is based in part on information obtained from various state and local agencies in Colorado. It should be noted that the creditworthiness of obligations issued by local Colorado issuers may be unrelated to the creditworthiness of obligations issued by the State of Colorado, and that there is no obligation on the part of the State of Colorado to make payment on such local obligations in the event of default.


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         Throughout the 1990s, Colorado's population growth (2.3% per year) was faster than the national average (0.9% per year). The State's in-migration peaked at 77,000 in 1993. As the decade advanced, population growth slowed in Colorado, primarily due to lower rates of in-migration. In 1999, it is estimated that there were approximately 54,000 in-migrants to Colorado, following almost 62,000 in 1998. The State expects in-migration in 2000 to further slow to close to 53,000 new residents and taper off to approximately 48,000 by 2005. The slower rate of in-migration will cause population growth to moderate. Population is expected to increase 2.3% in 2000 and slow to a 1.8% rate by 2005.

         At the national level, the economy has shown initial signs of slowing. But, through the first half of 2000, the Colorado economy continued to perform at a healthy pace. Employment growth is strong, the unemployment rate is low, and retail sales are robust. However, the strong growth in construction witnessed during the 1990s has tempered and inflation is beginning to pick up in Colorado.

         The forecast for the Colorado economy calls for growth remaining healthy but tapering off from the pace witnessed during the 1990s. Employment growth remains strong but will slow from the average 3.8% rate that occurred during the past decade. Construction, one of the mainstays of the Colorado economic boom, is forecast to slow in 2000 and beyond. Meanwhile, the Denver-Boulder inflation rate is forecast to jump to 3.6% in 2000 from a low 2.9% rate in 1999 and then move toward 3.0% in 2002 and 2003. Retail sales, while remaining relatively strong, will show slower growth in the next five years.

         AN OVERVIEW OF RECENT COLORADO ECONOMIC EVENTS. Recent economic indicators show some signs of strong growth as well as a few signs of a slowing economy. Employment and retail sales remain strong, while inflation and construction show preliminary signs of economic slowing. Through July 2000, nonfarm employment grew 3.6% compared with the same period in 1999. Moreover, the state's unemployment rate averaged 2.6% through July. Retail trade sales are growing at an exceptional pace this year. Through June 2000, retail trade sales are up 12.9% compared with the first six months of 1999. However, price pressures are beginning to creep into Colorado's economy. In the first six months of 2000, the Denver-Boulder inflation rate was up 3.8%, the highest it has been since 1995. Furthermore, the construction sector is down this year from the high levels of 1999. The construction industry is being propped up in 2000 by infrastructure building and strong multi-family construction. Multi-family construction permits increased 54.8% through July 2000 compared with year-to-date July 1999, although single-family home permits and the value of nonresidential construction are both down through July 2000 compared with the same period in 1999.

         Colorado's strong economic expansion began in 1992 in tandem with the national expansion, and has been stronger than national economic activity. During the 1990s, growth in Colorado's economy has been faster than the national average. Indeed, Colorado ranks second in the nation behind Utah for economic growth from 1990 to 1999 for the following economic indicators: growth in population, gross state product, per capita income, personal income, and wages and salaries and the unemployment rate. These same economic indicators rank Colorado number one in the nation for growth between 1998 and 1999. Colorado's per capita income growth was the strongest in the nation in the 1990s, increasing almost 100%. Personal income grew at an annual rate of 7.8% from 1990 through 1999. Moreover, between 1990 and 1998, Colorado posted the fourth highest gross state product ("GSP") growth in the nation, with GSP growth averaging 7.4% per year. In addition, Colorado ranked fifth in the nation between 1990 and 1999 for job growth, increasing at an annual rate of 3.8%.

         The Colorado economy is one of the best it has been in a generation. Two factors have combined to create the economic prosperity: long-term employment growth and relatively low inflation. These two factors combine to produce a reasonably high standard of living in Colorado and well-balanced, sustainable growth. Employment growth has averaged 3.8% per year throughout the 1990s, similar to Colorado's long-term growth path that existed prior to the 1980s. Thus far in 2000, Colorado's employment growth remains strong. While the growth in jobs is important to Colorado's economy, the changing composition of the labor market has been instrumental in creating sustainable economic growth. Colorado has experienced an influx of jobs that require more skill and more education than the typical service job created during previous economic expansions.

         Low inflationary pressure throughout the late 1990s has also been instrumental to this economic expansion. Even with the tight employment situation, little wage inflation has been experienced until recently. The Denver-


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Boulder inflation rate was 2.9% in 1999 and 2.4% in 1998. However, through the first six months of 2000, the inflation rate increased 3.8%. The majority of the recent increase results from a 34% increase in fuel prices in Colorado.

         Colorado has experienced strong wage growth in the past few years, mainly resulting from the change in the composition of the labor market rather than higher raises. The infusion of advanced technology jobs - many that are high-wage positions - has led to the higher wage growth for the State. The average wage growth per worker was 6.9% during 1999 after adjusting for inflation, the strongest average wage growth since the 1970s. In addition, Colorado ranked fifth in the nation for per capita income in 1999 at $31,500.

         The strong wage and income growth witnessed during the 1990s bolstered the amount of discretionary income for Colorado consumers. Through June 2000, retail sales increased 12.9%. Colorado consumers have had more money to spend due to both increased wages and increased wealth from the stock market.

         In addition, the construction industry has been important in promulgating the economic expansion. Both nonresidential and residential construction reached record levels in the late 1990s. Over $1.5 billion of "mega" nonresidential construction projects were completed during the decade, boosting Colorado's construction sector. These projects include the Denver International Airport, Coors Field, and the Downtown Public Library, among others.

         COLORADO FISCAL CONDITION. The Colorado Constitution allocates to the General Assembly legislative responsibility for appropriating State moneys to pay the expenses of State government. The fiscal year ("FY") of the State is the 12-month period commencing July 1 and ending June 30. During the fiscal year for which appropriations have been made, the General Assembly may increase or decrease appropriations through supplementary appropriations.

         The FY 1999-00 Taxpayer's Bill of Rights ("TABOR") surplus that will be refunded in FY 2000-01 reached $941.1 million, a 38.5 % increase from the FY 1998-99 TABOR surplus. This TABOR surplus is expected to reach $1,023.7 million in FY 2001-02, in spite of enactment of $550 million in permanent tax relief. In total, from FY 2000-01 through FY 2005-06 the State is expected to exceed its TABOR limit by $8.0 billion. This means an average refund of $250 per adult and $500 for a married couple. With the permanent tax relief and TABOR refund mechanisms combined, an individual will receive on average $502 in annual tax relief while a married couple will receive on average $1,004.

         In FY 2000-01, the General Fund reserve is forecast to be $621.1 million, which is $408.1 million above the statutory 4% reserve requirement. By 2005-06, the fiscal year-end General Fund reserve will be $578.5 million and the excess General Fund reserve will be $293.3 million. The monies in excess of the General Fund reserve are typically used for capital expenditures and permanent tax relief.

         Colorado taxes have been permanently reduced by roughly one-half billion dollars annually. The combined effect of tax relief measures passed in both the 1999 and 2000 legislative sessions is $550 million in FY 2001-02, the first full-year that all measures will be in effect. In the 2000 session, taxes were permanently reduced by $254 million, following tax relief totaling almost $300 million during the 1999 session.

         Growth in General Fund revenues increased 8.8% in FY 1999-00, after increasing 7.3% in FY 1998-99. Despite the significant tax relief passed in 1999 and 2000, General Fund revenues continue to increase. However, we anticipate General Fund revenue growth will slow in FY 2000-01 and FY 2001-02 once the full impact of the tax relief is felt. This section of the forecast first discusses the surplus due to spending limits imposed by the TABOR - Article X, Section 20 of the Colorado state constitution. It also describes tax cuts enacted in 1999 and 2000 and presents an overview of the General Fund reserves and revenues.

         Over the past few years, Colorado's economic expansion has contributed to strong growth in General Fund revenues. Colorado's General Fund revenue growth averaged 9.3% per year during the 1990s and was 8.8% in FY 1999-00. This strong growth occurred even though we have permanently lowered taxes by $550 million on an annual basis. Even given these tax cuts, Colorado's TABOR surplus is expected to range from $1.1 billion to $1.8 billion in


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the next six years. The TABOR provision of the constitution limits the state's revenue growth to the sum of inflation and population growth from the previous calendar year.

         The significant anticipated TABOR surplus resulted in the enactment of several permanent tax cuts during the last two years. In total, taxes were permanently reduced by $550 million in FY 2001-02. The vast majority (86%) of the tax relief was from lower income and sales tax rates. The income tax rate has been lowered twice and now stands at 4.63%, compared with 5.0% in 1998. Meanwhile, on January 1, 2001, the sales tax rate will be lowered from 3.0% to 2.9%.

SPECIAL FACTORS AFFECTING MINNESOTA INTERMEDIATE TAX FREE FUND AND MINNESOTA TAX FREE FUND

         As described in the Prospectuses relating to Minnesota Intermediate Tax Free Fund and Minnesota Tax Free Fund, except during temporary defensive periods, these Funds will invest most of their total assets in Minnesota municipal obligations. These Funds therefore are susceptible to political, economic and regulatory factors affecting issuers of Minnesota municipal obligations. The following information provides only a brief summary of the complex factors affecting the financial situation in Minnesota. The summary is based primarily upon one or more publicly available offering statements relating to debt offerings of the State of Minnesota and releases issued by the Minnesota Department of Finance. It should be noted that the creditworthiness of obligations issued by local Minnesota issuers may be unrelated to the creditworthiness of obligations issued by the State of Minnesota, and that there is no obligation on the part of Minnesota to make payment on such local obligations in the event of default.

         Diversity and a significant natural resource base are two important characteristics of the Minnesota economy. Generally, the structure of the State's economy parallels the structure of the United States economy as a whole. There are, however, employment concentrations in the manufacturing categories of industrial machinery, instruments and miscellaneous, food, paper and related industries, and printing and publishing. During the period from 1980 to 1990, overall employment growth in Minnesota lagged behind national employment growth, in large part due to declining agricultural employment. The rate of non-farm employment growth in Minnesota exceeded the rate of national growth, however, in the period of 1990 to 1996, and since 1996 Minnesota and U.S. employment have expanded at about the same rate. The State's unemployment rate continues to be substantially less than the national unemployment rate. Since 1980, Minnesota per capita income generally has remained above the national average.

         The State relies heavily on a progressive individual income tax and a retail sales tax for revenue, which results in a fiscal system that is sensitive to economic conditions. On a number of occasions in previous years, legislation has been required to eliminate projected budget deficits by raising additional revenue, reducing expenditures, including aids to political subdivisions and higher education, reducing the State's budget reserve, imposing a sales tax on purchases by local governmental units, and making other budgetary adjustments. The Minnesota Department of Finance November 2000 Forecast has projected, under current laws, that the State will complete the June 30, 2001 biennium with an unrestricted balance of $924 million, plus a $350 million cash flow account balance, plus a $622 million budget reserve. Total General Fund revenues for the biennium are projected to be $24.7 billion, and total General Fund expenditures and transfers for the biennium are projected to be $24.6 billion. In 1999 legislation was adopted governing the treatment of projected balances in the November Forecast of even-numbered year prior to the end of the biennium. The law requires that the Commissioner of Finance designate a surplus that exceeds one-half of one percent of general fund biennial revenues as available for a tax rebate. The forecast of a budget surplus in the November 2000 economic forecast exceeds that threshold. The law requires the governor to present a plan to the 2001 legislature to rebate the designated amount, with payments to begin no later than August 15, 2001. The 2001 legislature is required to enact, modify, or reject the governor's plan for the rebate by April 15, 2001.

         The State is party to a variety of civil actions that could adversely affect the State's General Fund. In addition, substantial portions of State and local revenues are derived from federal expenditures, and reductions in federal aid to the State and its political subdivisions and other federal spending cuts may have substantial adverse effects on the economic and fiscal condition of the State and its local governmental units. Risks are inherent in making revenue and expenditure forecasts. Economic or fiscal conditions less favorable than those reflected in State budget forecasts may create additional budgetary pressures.

         State grants and aids represent a large percentage of the total revenues of cities, towns, counties and school districts in Minnesota, but generally the State has no obligation to make payments on local obligations in the event of a


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default. Even with respect to revenue obligations, no assurance can be given that economic or other fiscal difficulties and the resultant impact on State and local government finances will not adversely affect the ability of the respective obligors to make timely payment of the principal and interest on Minnesota Municipal Bonds that are held by the Fund or the value or marketability of such obligations.

         Certain Minnesota tax legislation and possible future changes in federal and State income tax laws, including rate reductions, could adversely affect the value and marketability of Minnesota Municipal Bonds that are held by the Fund. See "Distributions and Taxes."

SPECIAL FACTORS AFFECTING OREGON INTERMEDIATE TAX FREE FUND

         As described in the Prospectus relating to Oregon Intermediate Tax Free Fund, except during temporary defensive periods, Oregon Intermediate Tax Free Fund will invest most of its total assets in Oregon municipal obligations. This Fund therefore is susceptible to political, economic and regulatory factors affecting issuers of Oregon municipal obligations. The following information provides only a brief summary of the complex factors affecting the financial situation in Oregon. This information is derived from sources that are generally available to investors and is based in part on information obtained from various State and local agencies in Oregon. It should be noted that the creditworthiness of obligations issued by local Oregon issuers may be unrelated to the creditworthiness of obligations issued by the State of Oregon, and that there is no obligation on the part of Oregon to make payment on such local obligations in the event of default.

         A CHANGED OREGON ECONOMY. In the past decade, Oregon resumed the steady economic and population growth that has characterized its history. But today the economy is much different -- the State overall is less reliant on forest products or any single industry. Oregon's historically high rural incomes have declined markedly with the reduction of logging and the closure of many mills. These economic shifts have created the need for job replacement, retraining and economic diversification for smaller, rural communities and those that are distressed. These shifts also present more urban areas with growth management and labor-scarcity challenges.

         Fifty years ago, the State's manufacturing sector was highly concentrated in lumber and wood products and food processing. Since then, it has diversified into industries such as electronic equipment, transportation equipment, metals, printing and plastics. Outside of manufacturing, the State has added many jobs in other export-oriented industries such as professional services, software development and tourism. This increase in economic diversity should help stabilize the state's economy.

         Forest products, agriculture and fisheries each have experienced serious problems in the past few years. Both forest products and fisheries industries have reduced harvests. More recently, farms and forest products businesses are seeing reduced export demand for their products and stiff competition from foreign producers. Many of the local economies of Oregon's rural areas are concentrated in these natural resource industries, and the citizens of these areas face difficult challenges to maintaining their employment, adequate income and quality of life.

         Oregon's high technology boom has occurred largely within the Willamette Valley, especially around Portland, Eugene, Corvallis and Salem. These cities and their surrounding areas have experienced substantial employment and population growth in the past five years. Other high-growth areas include counties in Central Oregon, northern Morrow and western Umatilla counties and Jackson County. Residents in these rapidly-growing areas are confronted with challenges meeting public infrastructure needs such as sewer and water systems and transportation. Lack of affordable housing means current or potential employees in lower-wage jobs may have problems finding a place to live. Businesses in these areas may have difficulty finding enough employees with sufficient skills and providing timely deliveries of products. They may be unable to expand their facilities despite their market success.

         THE ECONOMIC OUTLOOK. Oregon's growth rate has slowed. The economic forecast projects further slowing before it takes a swing upward again. Fortunately, Oregon continues to enjoy several comparative economic advantages over other states and has several opportunities for future economic improvement.


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         Weakness in Asia's economies is having a major impact on Oregon's exporters of agricultural and forest products. Employment in the state's large high technology sector has declined somewhat, a major change from its recent rapid growth. Although these may be short-lived problems, some analysts feel the Asian weakness may become more severe and last several years. At the same time, housing and other costs have risen sharply in Portland and many other parts of the state, eliminating much of Oregon's business cost advantage of the 1980s and early 1990s. Higher costs are expected to slow employment growth as well as create a variety of challenges for Oregonians. These conditions instill a sense of uncertainty about the future.

         Oregon has a comparative advantage in forest products, agriculture, high technology manufacturing and trade with Asia. As Asian countries resolve their financial difficulties and return to economic health, Oregon companies will be able to realize the full advantage of Oregon's unique strengths. While looking forward to this improvement, the department is working to help Oregon companies take advantage of international trade opportunities not only in Asia, but also in Latin America, Europe and other regions. The State has major opportunities for further development of several 21st century industries, including aerospace, bioscience, creative and professional services, and software development. Oregon has increased its national share in these industries. This has helped diversify the state's economy and raise awareness that these industries can be successful in Oregon. Higher land and labor costs now evident in many parts of Oregon increase the importance of improving the state's more sustainable business advantages: a highly skilled workforce, positive business climate, attractive communities and healthy environment. Other parts of Oregon continue to enjoy land and labor cost advantages. The department is helping these areas benefit from their advantages so they can establish the economic momentum enjoyed by urban areas in the State. Such cost advantages cannot be maintained indefinitely, however, and developing sustainable business advantages is also a priority in these areas.

         GENERAL ECONOMIC CONDITIONS. Oregon's September 2000 forecast issued by the Department of Administrative Services predicts that the State's economy is still feeling the effects of the Asian recessions. Employment growth in the second quarter of 2000 declined for a 0.6% annual rate. A number of factors appear to be impacting the economy. The Asian financial crisis that impacted manufacturing has worked its way into the non-manufacturing sectors. A very mild winter has thrown off seasonal adjustment figures. In addition, interest rate hikes by the Federal Reserve are finally slowing business and consumer spending. Nevertheless, State economic projections reveal underlying economic strength from rising incomes, and consumer confidence should keep the economy out of recession.

         Job growth will be positive, but not above a 2% annual rate until 2003. Manufacturing employment declined by 600 jobs, a 1.1% drop from the first quarter. The growth is still marginally positive at 0.4%. Non-manufacturing employment also declined, shedding 1,900 jobs for a 0.5% drop from the first quarter. This sector's job growth is up 1.8%. Overall, employment growth is projected to be 1.8% in 2000 and 1.7% in 2001. Manufacturing is projected to rebound from its decline in 1999. It should grow 0.8% in 2000, followed by 0.7% in 2001. Non-manufacturing is forecasted to grow 1.9% in both 2000 and 2001. Lumber and wood product jobs are forecasted to decline by 0.5% in 2000 and 0.1% in 2001. Alternatively, semi-conductors are showing renewed strength. The high technology sector should grow 0.7% in 2000 and 2.2% in 2001. The construction sector should have a job growth rate of 1.9% in 2000, followed by 0.5% in 2001.

         Trade is projected to pick up from its 1999 level, adding jobs at a 1.3% and 1.8% rate in 2000 and 2001, respectively. Finance, insurance, and real estate will feel the impact of rising interest rates. Job growth for this sector is projected to fall 0.6% in 2000, before likely returning to a 0.3% growth in 2001. Per-capita income in Oregon will be $28,700 in 2000, growing to $30,000 in 2001. As a percent of the U.S., per capita income in Oregon is 95.2% in both 2000 and 2001. Population growth is expected to pick up moderately along with the economy. Oregon's population is expected to grow 1.1% in 2000 and 1.2% in 2001.

         DEMOGRAPHIC FORECAST. Oregon's population will increase from 3.3 million in 1999, to 3.6 million in 2007, a 9.2% increase. Population changes within age groups will reflect the historical shifts in births and migration flows. During this period, the fastest growth will occur in the 45-64 and 18-24 age groups, the result of baby-boomers and their children entering these age groups. The 25-44 year age group will decline and the 5-17 age group will increase slightly. The elderly population as a whole will increase by 8.7%. The number of young elderly in the 65-74 age group has been declining. This trend will reverse only after the year 2002. On the other hand, the number of oldest elderly (85 and


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older), has been growing very rapidly. This group will continue to grow at a very high rate, increasing 33.8% between 1999 and 2007.

         BUDGETARY PROCESS. The Oregon budget is approved on a biennial basis by separate appropriation measures. A biennium begins July 1 and ends June 30 of odd-numbered years. Measures are passed for the approaching biennium during each regular Legislative session, held beginning in January of odd-numbered years.

         Because the Oregon Legislative Assembly meets in regular session for approximately six months of each biennium, provision is made for interim funding through the Legislative Emergency Board. The Emergency Board is authorized to make allocations of General Fund monies to State agencies from the State Emergency Fund. The Emergency Board may also authorize increases in expenditure limitations from Other or Federal Funds (dedicated or continuously appropriated funds), and may take other actions to meet emergency needs when the Legislative Assembly is not in session. The most significant feature of the budgeting process in Oregon is the constitutional requirement that the budget be in balance at the end of each biennium. Because of this provision, Oregon may not budget a deficit and is required to alleviate any revenue shortfalls within each biennium.

         REVENUE FORECAST 1999-2001 BIENNIUM. The September 2000 forecast of General Fund revenue equals $10,229 million for the 1999-2001 biennium. This is an increase of $79.5 million above the June forecast. It now exceeds the Close of Session ("COS") forecast by $317.7 million. Projections for the 1999-2001 ending balance are $431.1 million. Both corporate and non-corporate General Fund revenues are now expected to exceed the 1999-2001 COS forecast by more than 2%. The forecast of all non-corporate General Fund revenues exceeds the COS by 2.9%, or $283.3 million over the biennium. This means that a surplus personal income tax kicker refund is projected to be paid out during late 2001 on tax year 2000 personal income tax liability. The forecast of corporate income tax revenue for 1999-2001 is now 4.3%, or $34.5 million, above the COS forecast. As a result, a surplus corporate kicker credit is forecast for the 2001 tax year.

         REVENUE FORECAST 2001-2003 BIENNIUM. General Fund revenues are projected to total $10,991.8 million for the 2001-03 biennium. This is an increase of 7.5% over the 1999-2001 biennium. Personal income tax revenues will total $9,507.8 million, 9.5% above the 1999-2001 biennium. Corporate income tax revenues will be 7.8% higher, totaling $898.4 million for the biennium. Other General Fund revenue sources are expected to decrease by 17.5% to $585.5 million. Projections for total General Fund resources for the biennium are at $11,422.8, an increase of $97.4 million from the June 2000 forecast.

         LOTTERY FORECAST. The forecast for Lottery game revenues has improved from prior forecasts. Total transfer to the Economic Development Fund will remain at the COS level of $580.4 million for the 1999-2001 biennium. Lottery will retain gaming revenues above COS forecasts for new video terminals. An increase in other resources in the Economic Development Fund makes the ending balance $6.2 million. The forecast for lottery transfers for the 2001-03 biennium is increased. Total resources for the biennium are now expected to total $596.7 million

         DEBT ADMINISTRATION AND LIMITATION. Oregon statutes give the State Treasurer authority to review and approve the terms and conditions of sale for State agency bonds. The Governor, by statute, seeks the advice of the State Treasurer when recommending the total biennial bonding level for State programs. Agencies may not request that the Treasurer issue bonds or certificates of requirements for state agencies on proposed and outstanding debt. Statutes contain management and reporting requirements for state agencies on proposed and outstanding debt.

         A variety of general obligation and revenue bond programs have been approved in Oregon to finance public purpose programs and projects. General obligation bond authority requires voter approval or a constitutional amendment, while revenue bonds may be issued under statutory authority. However, under the Oregon Constitution the state may issue up to $50,000 of general obligation debt without specific voter approval. The State Legislative Assembly has the right to place limits on general obligation bond programs which are more restrictive than those approved by the voters. General obligation authorizations are normally expressed as a percentage of statewide True Cash Value ("TCV") of taxable property. Revenue bonds usually are limited by the Legislative Assembly to a specific dollar amount.

         The State's constitution authorizes the issuance of general obligation bonds for financing community colleges, highway construction, and pollution control facilities. Higher education institutions and activities and community


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colleges are financed through an appropriation from the General Fund. Facilities acquired under the pollution control program are required to conservatively appear to be at least 70% self-supporting and self-liquidating from revenues, gifts, federal government grants, user charges, assessments, and other fees.

         Additionally, the State's constitution authorizes the issuance of general obligation bonds to make farm and home loans to veterans, provide loans for state residents to construct water development projects, provide credit for multi-family housing for elderly and disabled persons, and for small scale local energy projects. These bonds are self-supporting and are accounted for as enterprise funds. Certain provisions of the Water Resources general obligation bond indenture conflict with State statutes. Upon the advice of the Attorney General, the method of handling investment interest is in compliance with the statutes rather than the bond indenture. Currently there is litigation pending against the State concerning this treatment of the investment interest.

         The State's constitution further authorizes the issuance of general obligation bonds for financing higher education building projects, facilities, institutions, and activities. In addition to general obligation and direct revenue bonds, the State of Oregon issues industrial development revenue bonds ("IDBs"), Oregon Mass Transportation Financing Authority revenue bonds and Health, Housing, Educational and Cultural Facilities Authority ("HHECFA") revenue bonds. The IDBs are issued to finance the expansion, enhancement or relocation of private industry in the State. Before such bonds are issued, the project application must be reviewed and approved by both the Oregon State Treasury and the Oregon Economic Development Commission. Strict guidelines for eligibility have been developed to ensure that the program meets a clearly defined development objective. IDBs issued by the State are secured solely by payments from the private company and there is no obligation, either actual or implied, to provide state funds to secure the bonds. The Oregon Mass Transportation Financing Authority ("OMTFA") reviews financing requests from local mass transit districts and may authorize issuance of revenue bonds to finance eligible projects. The State has no financial obligation for these bonds, which are secured solely by payments from local transit districts.

         The State is statutorily authorized to enter into financing agreements through the issuance of certificates of participation. Certificates of participation have been used for the acquisition of computer systems by the Department of Transportation, Department of Administrative Services, and the Department of Higher Education. Also, certificates of participation have been used for the acquisition or construction of buildings by the Department of Administrative Services, Department of Fish and Wildlife, Department of Corrections, State Police, and Department of Higher Education. Further, certificates of participation were used in the acquisition of telecommunication systems by the Department of Administrative Services and the Adult & Family Services Division.

         HHECFA is a public corporation created in 1989, and modified in 1991, to assist with the assembling and financing of lands for health care, housing, educational and cultural uses and for the construction and financing of facilities for such uses. The Authority reviews proposed projects and makes recommendations to the State Treasurer as to the issuance of bonds to finance proposed projects. The State has no financial obligation for these bonds, which are secured solely by payments from the entities for which the projects were financed.

         The Treasurer on behalf of the State may also issue federally taxable bonds in those situations where securing a federal tax exemption is unlikely or undesirable; regulate "current" as well as "advance" refunding bonds; enter into financing agreements, including lease purchase agreements, installment sales agreements and loan agreements to finance real or personal property and approve certificates of participation with respect to the financing agreements. Amounts payable by the State under a financing agreement are limited to funds appropriated or otherwise made available by the Legislative Assembly for such payment. The principal amount of such financing agreements are treated as bonds subject to maximum annual bonding levels established by the Legislative Assembly under Oregon statute.

CFTC INFORMATION

         The Commodity Futures Trading Commission (the "CFTC"), a federal agency, regulates trading activity pursuant to the Commodity Exchange Act, as amended. The CFTC requires the registration of "commodity pool operators," which are defined as any person engaged in a business which is of the nature of an investment trust, syndicate or a similar form of enterprise, and who, in connection therewith, solicits, accepts or receives from others funds, securities or property for the purpose of trading in a commodity for future delivery on or subject to the rules of any contract market. The CFTC has adopted Rule 4.5, which provides an exclusion from the definition of commodity pool operator for any registered investment company which (i) will use commodity futures or commodity options


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contracts solely for bona fide hedging purposes (provided, however, that in the alternative, with respect to each long position in a commodity future or commodity option contract, an investment company may meet certain other tests set forth in Rule 4.5); (ii) will not enter into commodity futures and commodity options contracts for which the aggregate initial margin and premiums exceed 5% of its assets; (iii) will not be marketed to the public as a commodity pool or as a vehicle for investing in commodity interests; (iv) will disclose to its investors the purposes of and limitations on its commodity interest trading; and
(v) will submit to special calls of the CFTC for information. Any investment company desiring to claim this exclusion must file a notice of eligibility with both the CFTC and the National Futures Association. FAIF has made such notice filings with respect to those Funds which may invest in commodity futures or commodity options contracts.


                             INVESTMENT RESTRICTIONS

         In addition to the investment objectives and policies set forth in the Prospectuses and under the caption "Additional Information Concerning Fund Investments" above, each of the Funds is subject to the investment restrictions set forth below. The investment restrictions set forth in paragraphs 1 through 9 below are fundamental and cannot be changed with respect to a Fund without approval by the holders of a majority of the outstanding shares of that Fund as defined in the Investment Company Act of 1940, as amended (the "1940 Act"), i.e., by the lesser of the vote of (a) 67% of the shares of the Fund present at a meeting where more than 50% of the outstanding shares are present in person or by proxy, or (b) more than 50% of the outstanding shares of the Fund.

         None of the Funds will:

          1. Except for Tax Free Funds, Technology Fund and Health Sciences Fund, invest in any securities if, as a result, 25% or more of the value of its total assets would be invested in the securities of issuers conducting their principal business activities in any one industry, except that Real Estate Securities Fund will invest without restriction in issuers principally engaged in the real estate industry. Neither Intermediate Tax Free Fund nor Tax Free Fund will invest 25% or more of the value of its total assets in obligations of issuers located in the same state (for this purpose, the location of an "issuer" shall be deemed to be the location of the entity the revenues of which are the primary source of payment of the location of the project or facility which may be the subject of the obligation). None of the Tax Free Funds will invest 25% or more of the value of its total assets in revenue bonds or notes, payment for which comes from revenues from any one type of activity (for this purpose, the term "type of activity" shall include without limitation (i) sewage treatment and disposal; (ii) gas provision; (iii) electric power provision; (iv) water provision; (v) mass transportation systems;
               (vi) housing; (vii) hospitals; (viii) nursing homes; (ix) street development and repair; (x) toll roads; (xi) airport facilities; and (xii) educational facilities), except that, in circumstances in which other appropriate available investments may be in limited supply, such Funds may invest without limitation in gas provision, electric power provision, water provision, housing and hospital obligations. This restriction does not apply to general obligation bonds or notes or, in the case of Intermediate Tax Free Fund and Minnesota Tax Free Fund, to pollution control revenue bonds. However, in the case of the latter Fund, it is anticipated that normally (unless there are unusually favorable interest and market factors) less than 25% of each such Fund's total assets will be invested in pollution control bonds. This restriction does not apply to securities of the United States Government or its agencies and instrumentalities or repurchase agreements relating thereto.

          2. Issue any senior securities (as defined in the 1940 Act), other than as set forth in restriction number 3 below and except to the extent that using options or purchasing securities on a when-issued basis may be deemed to constitute issuing a senior security.

          3. Borrow money, except from banks for temporary or emergency purposes. The amount of such borrowing may not exceed 10% of the borrowing Fund's total assets except that Strategic Income Fund may borrow up to one-third of its total assets and pledge up to 15% of its total assets to service such borrowings. None of the Funds will borrow money for leverage purposes. For the purpose of this investment restriction, the use of options and futures transactions and the purchase of securities on a when-issued or delayed delivery basis shall not be deemed the borrowing of money. (As a non-


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               fundamental policy, no Fund will make additional investments while its borrowings exceed 5% of total assets.)

          4.   Make short sales of securities.

          5. Purchase any securities on margin except to obtain such short-term credits as may be necessary for the clearance of transactions and except, in the case of Emerging Markets Fund, International Fund, Technology Fund and Strategic Income Fund as may be necessary to make margin payments in connection with foreign currency futures and other derivative transactions.

          6. Purchase or sell physical commodities (including, by way of example and not by way of limitation, grains, oilseeds, livestock, meat, food, fiber, metals, petroleum, petroleum-based products or natural gas) or futures or options contracts with respect to physical commodities. This restriction shall not restrict any Fund from purchasing or selling any financial contracts or instruments which may be deemed commodities (including, by way of example and not by way of limitation, options, futures and options on futures with respect, in each case, to interest rates, currencies, stock indices, bond indices or interest rate indices) or any security which is collateralized or otherwise backed by physical commodities.

          7. Purchase or sell real estate or real estate mortgage loans, except that the Funds may invest in securities secured by real estate or interests therein or issued by companies that invest in or hold real estate or interests therein, and except that the Funds (other than Equity Income Fund, Equity Index Fund, Large Cap Growth Fund, Large Cap Value Fund, Mid Cap Growth Fund, Mid Cap Value Fund, Small Cap Value Fund, Emerging Markets Fund, Minnesota Tax Free Fund and Tax Free Fund) may invest in mortgage-backed securities.

          8. Act as an underwriter of securities of other issuers, except to the extent a Fund may be deemed to be an underwriter, under Federal securities laws, in connection with the disposition of portfolio securities.

          9. Lend any of their assets, except portfolio securities representing up to one-third of the value of their total assets.

         The following restriction is non-fundamental and may be changed by FAIF's Board of Directors without a shareholder vote: None of the Funds will invest more than 15% of its net assets in all forms of illiquid investments.

         The Board of Directors has adopted guidelines and procedures under which the Funds' investment advisor is to determine whether the following types of securities which may be held by certain Funds are "liquid" and to report to the Board concerning its determinations: (i) securities eligible for resale pursuant to Rule 144A under the Securities Act of 1933; (ii) commercial paper issued in reliance on the "private placement" exemption from registration under
Section 4(2) of the Securities Act of 1933, whether or not it is eligible for resale pursuant to Rule 144A; (iii) interest-only and principal-only, inverse floaters and inverse interest-only securities issued or guaranteed by the U.S. Government or its agencies or instrumentalities; and (iv) municipal leases and securities that represent interests in municipal leases.

         For determining compliance with its investment restriction relating to industry concentration, each Fund classifies asset-backed securities in its portfolio in separate industries based upon a combination of the industry of the issuer or sponsor and the type of collateral. The industry of the issuer or sponsor and the type of collateral will be determined by the Advisor. For example, an asset-backed security known as "Money Store 94-D A2" would be classified as follows: the issuer or sponsor of the security is The Money Store, a personal finance company, and the collateral underlying the security is automobile receivables. Therefore, the industry classification would be Personal Finance Companies - Automobile. Similarly, an asset-backed security known as "Midlantic Automobile Grantor Trust 1992-1 B" would be classified as follows: the issuer or sponsor of the security is Midlantic National Bank, a banking organization, and the collateral underlying the security is automobile receivables. Therefore, the industry classification would be Banks - Automobile. Thus, an issuer or sponsor may be included in more than one "industry" classification, as may a particular type of collateral.


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                               PORTFOLIO TURNOVER

         Mid Cap Growth Fund, Small Cap Growth Fund, Health Sciences Fund, Limited Term Income Fund and Strategic Income Fund have each experienced recent significant increases in their rates of portfolio turnover.

         * Mid Cap Growth Fund's portfolio turnover rate increased from 94% to 217%, respectively, for the fiscal years ended September 30, 1999 and September 30, 2000, and Small Cap Growth Fund's portfolio turnover rate increased from 110% to 230%, respectively, for the fiscal years ended September 30, 1999 and September 30, 2000. For both Funds, this variation is attributable primarily to the Funds' participation in the initial public offering market and the general volatility of mid cap and small cap stocks over the past year. These factors have led to increased buying and selling opportunities for the Funds.

         * Health Sciences Fund's portfolio turnover rate increased from 53% to 104%, respectively, for the fiscal years ended September 30, 1999 and September 30, 2000. This variation is attributable primarily to the Fund's restructuring of its portfolio holdings, moving away from a focus on small cap biotech securities to a strategy of maintaining a more broad based health care portfolio.

         * Limited Term Income Fund portfolio turnover rate increased from 65% to 127%, respectively, for the fiscal years ended September 30, 1999 and September 30, 2000. This variation is attributable primarily to the merger of the Adjustable Rate Mortgage Securities Fund into Limited Term Income Fund, which was approved by shareholders on February 25, 2000. Following the merger, Limited Term Income Fund sold positions formerly held by Adjustable Rate Mortgage Securities Fund that were not part of the Fund's general investment strategy. Additionally, the corporate bond market has been generally volatile over the last year leading the Fund to move away from larger positions in deteriorating securities, to defensive positions in higher quality securities.

         * Strategic Income Fund portfolio turnover rate increased from 40% to 90%, respectively, for the fiscal years ended September 30, 1999 and September 30, 2000. This variation is primarily attributable to increased transactions in each of the three main strategies (categories) of the Fund. In the investment grade domestic debt obligations category, the corporate bond market has been generally volatile over the last year leading the Fund to move away from larger positions in deteriorating securities, to defensive positions in higher quality securities. In the high yield debt category, the Advisor restructured the portfolio holdings eliminating several smaller positions. In the international category, the Sub-Adviser restructured the portfolio holdings generally moving from European government positions into Emerging Market bonds.

                        DIRECTORS AND EXECUTIVE OFFICERS

         The directors and executive officers of FAIF are listed below, together with their business addresses and their principal occupations during the past five years. The Board of Directors is generally responsible for the overall operation and management of FAIF. Directors who are "interested persons" (as that term is defined in the 1940 Act) of FAIF are identified with an asterisk.

DIRECTORS

         Robert J. Dayton, 5140 Norwest Center, Minneapolis, Minnesota 55402:
Director of FAF since December 1994, of FAIF since September 1994, of FASF since June 1996 and of FAIP since August 1999; Chairman (1989-1993) and Chief Executive Officer (1993-present), Okabena Company (private family investment office). Age: 58.

         Roger A. Gibson, 1020 15th Street, Ste. 41A, Denver, Colorado 80202:
Director of FAF, FAIF and FASF since October 1997, and of FAIP since August 1999; Vice President North America-Mountain Region for United Airlines since June 1995; prior to his current position, served most recently as Vice President Customer Service for United Airlines in the West Region in San Francisco and the Mountain Region in Denver, Colorado; employee at United Airlines since 1967.
Age: 54.


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         Andrew M. Hunter III, 537 Harrington Road, Wayzata, Minnesota 55391:
Director of FAIF, FAF and FASF since January 1997, and of FAIP since August 1999; Chairman of Hunter, Keith Industries, a diversified manufacturing and services management company, since 1975. Age: 53.

         Leonard W. Kedrowski, 16 Dellwood Avenue, Dellwood, Minnesota 55110; Director of FAF and FAIF since November 1993, of FASF since July 1996, and of FAIP since August 1999; Owner of Executive Management Consulting, Inc., a management consulting firm; Chief Executive Officer of Creative Promotions International LLC, promotional award programs and products; Vice President, Chief Financial Officer, Treasurer, Secretary and Director of Anderson Corporation, a large privately-held manufacturer of wood windows, from 1983 to October 1992. Age: 59.

         * John M. Murphy, Jr., 601 Second Avenue South, Minneapolis, Minnesota 55402; Director of FAIF, FAF and FASF since June 1999, and of FAIP since August 1999; Chairman and Chief Investment Officer of First American Asset Management and U.S. Bank Trust, N.A., and Executive Vice President of U.S. Bancorp, from 1991 to 1999; Executive Vice President of U.S. Bancorp since January 1999; Chairman Minnesota - U.S. Bancorp since 2000. Age 59.

         * Robert L. Spies, 4715 Twin Lakes Avenue, Brooklyn Center, Minnesota 55429: Director of FAIF, FAF and FASF since January 31, 1997, and of FAIP since August 1999; employed by U.S. Bancorp (fka First Bank System, Inc.) and subsidiaries from 1957 to January 31, 1997, most recently as Vice President, U.S. Bank National Association (fka First Bank National Association). Age: 66.

         Joseph D. Strauss, 8617 Edenbrook Crossing, # 443, Brooklyn Park, Minnesota 55443: Director of FAF since 1984 and of FAIF since April 1991, of FASF since June 1996, and of FAIP since August 1999; Chairman of FAF's and FAIF's Boards from 1993 to September 1997 and of FASF's Board from June 1996 to September 1997; President of FAF and FAIF from June 1989 to November 1989; Owner and President, Strauss Management Company, since 1993; Owner and President, Community Resource Partnerships, Inc., a community business retention survey company, since 1992; attorney-at-law. Age: 60.

         Virginia L. Stringer, 712 Linwood Avenue, St. Paul, Minnesota 55105:
Director of FAIF since August 1987, of FAF since April 1991, of FASF since June 1996, and of FAIP since August 1999; Chair of FAIF's, FAF's and FASF's Boards since September 1997, and of FAIP's Board since 1999; Owner and President, Strategic Management Resources, Inc. since 1993; formerly President and Director of The Inventure Group, a management consulting and training company, President of Scott's, Inc., a transportation company, and Vice President of Human Resources of The Pillsbury Company. Age: 56.

EXECUTIVE OFFICERS

         Thomas Plumb, First American Asset Management, 22 South 9th Street, 16th floor , Minneapolis, Minnesota 55402; President of FAIF, FAF, FASF, and FAIP since March 11, 2000; Chief Executive Officer of First American Asset Management since 1999; Executive Vice President of First American Asset Management from 1997-1999; Senior Vice President of First American Asset Management from 1992-1997. Age: 41.

         Paul A. Dow, First American Asset Management, 601 Second Avenue South, Minneapolis, Minnesota 55402, Vice President Investments of FAIF, FAF, FASF and FAIP since March 11, 2000; Chief Investment Officer and President of First American Asset Management since 1999; Senior Vice President of First American Asset Management from 1998-1999; Chief Executive Officer of Piper Jaffray from 1997-1998; Chief Investment Officer of Piper Jaffray from 1989-1997. Age : 49.

         Peter O. Torvik, First American Asset Management, 601 Second Avenue South, Minneapolis, Minnesota 55402, Vice President Marketing of FAIF, FAF, FASF and FAIP since September 20, 2000; Executive Vice President of First American Asset Management; President and partner of DPG Group, a Florida-based partnership engaged in affinity marketing from 1995 -- 2000. Age: 46.

         Jeffery M. Wilson, First American Asset Management, 601 Second Avenue South, Minneapolis, Minnesota 55402; Vice President Administration of FAIF, FAF, FASF and FAIP since March 11, 2000; Senior Vice President of First American Asset Management. Age: 44.


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         Robert H. Nelson, First American Asset Management, 601 Second Avenue
South, Minneapolis, Minnesota 55402; Treasurer of FAIF, FAF, FASF and FAIP since March 11, 2000; Senior Vice President of First American Asset Management since 1998; Senior Vice President of Piper Capital Management Inc. from 1994-1998.
Age: 37.

         Christopher J. Smith, First American Asset Management, 601 Second Avenue South, Minneapolis, Minnesota 55402; Secretary of FAIF, FAF, FASF and FAIP since March 11, 2000; Executive Vice President of First American Asset Management since 1998; General Counsel of Investment Advisors Inc. from 1991-1998. Age: 38.

         Michael J. Radmer, 220 South Sixth Street, Minneapolis, Minnesota 55402; Secretary of FAIF since April 1991, and of FAF since 1981, and of FASF since June 1996, and of FAIP since September 1999; Partner, Dorsey & Whitney LLP, a Minneapolis-based law firm and general counsel of FAIF, FAF and FASF.
Age: 55.

         James D. Alt, 220 South Sixth Street, Minneapolis, Minnesota 55402; Assistant Secretary of FAF, FAIF and FASF since September 1998, and of FAIP since September 1999; Partner, Dorsey & Whitney LLP, a Minneapolis- based law firm. Age: 49.

         Kathleen L. Prudhomme, 220 South Sixth Street, Minneapolis, Minnesota 55402; Assistant Secretary of FAF, FAIF and FASF since September 1998, and of FAIP since September 1999; Partner, Dorsey & Whitney LLP, a Minneapolis- based law firm. Age: 47.

         Alaina Metz, BYSIS Fund Services, 3435 Stelzer Road, Suite 1000, Columbus, Ohio 43219; Assistant Secretary for FAIF, FAF, FASF and FAIP since March 11, 2000; Chief Administrative Officer of BYSIS Fund Services. Age: 33.

COMPENSATION

         The First American Family of Funds, which includes FAIF, FAF, FASF, FAIP and FACEF, currently pays only to directors of the funds who are not paid employees or affiliates of the funds, a fee of $27,000 per year ($40,500 in the case of the Chair) plus $4,000 ($6,000 in the case of the Chair) per meeting of the Board attended and $1,200 per committee meeting attended ($1,800 in the case of a committee chair) and reimburses travel expenses of directors and officers to attend Board meetings. In the event of telephonic Board or committee meetings, each director receives a fee of $500 per Board or committee meeting ($750 in the case of the Chair or committee chair). In addition, directors may receive a per diem fee of $1,500 per day, plus travel expenses when directors travel out of town on Fund business. However, directors do not receive the $1,500 per diem amount plus the foregoing Board or committee fee for an out-of-town committee or Board meeting but instead receive the greater of the total per diem fee or meeting fee. Legal fees and expenses are also paid to Dorsey & Whitney LLP, the law firm of which Michael J. Radmer, James D. Alt and Kathleen L. Prudhomme, assistant secretaries of FAIF, FAF, FASF, FAIP and FACEF, are partners. The following table sets forth information concerning aggregate compensation paid to each director of FAIF (i) by FAIF (column 2), and (ii) by FAIF, FAF, FASF, FAIP and FACEF collectively (column 5) during the fiscal year ended September 30, 2000. No executive officer or affiliated person of FAIF received any compensation from FAIF in excess of $60,000 during such fiscal year:

             (1)                             (2)                 (3)                (4)                 (5)
  NAME OF PERSON, POSITION                AGGREGATE          PENSION OR      ESTIMATED ANNUAL   TOTAL COMPENSATION
                                        COMPENSATION         RETIREMENT        BENEFITS UPON    FROM REGISTRANT AND
                                      FROM REGISTRANT *   BENEFITS ACCRUED      RETIREMENT       FUND COMPLEX PAID
                                                           AS PART OF FUND                        TO DIRECTORS**
                                                               EXPENSES
Robert J. Dayton, Director               $ 20,094                -0-               -0-                $ 57,200
Roger A. Gibson, Director                  23,055                -0-               -0-                  54,800
Andrew M. Hunter III, Director             27,504                -0-               -0-                  56,000
Leonard W. Kedrowski, Director             24,542                -0-               -0-                  58,400
Robert L. Spies, Director                  29,324                -0-               -0-                  59,600
John M. Murphy, Jr., Director                 -0-                -0-               -0-                     -0-
Joseph D. Strauss, Director                24,923                -0-               -0-                  65,600
Virginia L. Stringer, Director             26,172                -0-               -0-                  74,500

---------------

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*  Included in the Aggregate Compensation under column 2 are amounts deferred by the directors pursuant to the Deferred Compensation plan discussed below. Pursuant to this plan, compensation was deferred for the following directors:
   Roger A. Gibson, $11,015; Andrew M. Hunter III, $22,673; Leonard W.
   Kedrowski, $11,659; Robert L. Spies, $24,283; and Joseph D. Strauss, $5,436.

** Deferred compensation is included in the Total Compensation under column 5 for the following directors: Roger A. Gibson, $20,525; Andrew M. Hunter III, $42,250; Leonard W. Kedrowski, $21,725; Robert L. Spies, $45,250; and Joseph
   D. Strauss, $10,130.

         The directors may elect to defer payment of up to 100% of the fees they receive in accordance with a Deferred Compensation Plan (the "Plan"). Under the Plan, a director may elect to have his or her deferred fees treated as if they had been invested in the shares of one or more funds and the amount paid to the director under the Plan will be determined based on the performance of such investments. Distributions may be taken in a lump sum or over a period years. The Plan will remain unfunded for federal income tax purposes under the Internal Revenue Code of 1986, as amended. Deferral of director fees in accordance with the Plan will have a negligible impact on fund assets and liabilities and will not obligate the funds to retain any director or pay any particular level of compensation.

                                 CODE OF ETHICS

         First American Investment Funds, Inc., First American Asset Management, a division of U.S. Bank National Association, Marvin & Palmer Associates, Inc., Federated Global Investment Management Corp., and SEI Investments Distribution Co. have each adopted a Code of Ethics pursuant to Rule 17j-1 of the 1940 Act. Each of these Codes of Ethics permits personnel to invest in securities for their own accounts, including securities that may be purchased or held by the Funds. These Codes of Ethics are on public file with, and are available from, the Securities and Exchange Commission.

                     INVESTMENT ADVISORY AND OTHER SERVICES

INVESTMENT ADVISORY AGREEMENT

         U.S. Bank National Association (the "Advisor"), 601 Second Avenue South, Minneapolis, Minnesota 55402, serves as the investment Advisor and manager of the Funds through its First American Asset Management group. The Advisor is a national banking association that has professionally managed accounts for individuals, insurance companies, foundations, commingled accounts, trust funds, and others for over 75 years. The Advisor is a subsidiary of U.S. Bancorp ("USB"), 601 Second Avenue South, Minneapolis, Minnesota 55402, which is a regional multi-state bank holding company headquartered in Minneapolis, Minnesota that primarily serves the Midwestern, Rocky Mountain and Northwestern states. USB operates four banks and eleven trust companies with banking offices in 16 contiguous states. USB also has various other subsidiaries engaged in financial services. At September 30, 2000, USB and its consolidated subsidiaries had consolidated assets of more than $86 billion, consolidated deposits of more than $51 billion and shareholders' equity of more than $8 billion.

         Pursuant to an Investment Advisory Agreement dated April 2, 1991 (the "Advisory Agreement") as amended, the Funds engage the Advisor to act as investment Advisor for and to manage the investment of the assets of the Funds. Each Fund, other than Emerging Markets Fund and International Fund, pays the Advisor monthly fees calculated on an annual basis equal to 0.70% of its average daily net assets. Emerging Markets Fund and International Fund pay the Advisor monthly fees calculated on an annual basis equal to 1.25% of their respective average daily net assets. The Advisory Agreement requires the Advisor to provide FAIF with all necessary office space, personnel and facilities necessary and incident to the Advisor's performance of its services thereunder. The Advisor is responsible for the payment of all compensation to personnel of FAIF and the officers and directors of FAIF, if any, who are affiliated with the Advisor or any of its affiliates.

         In addition to the investment advisory fee, each Fund pays all its expenses that are not expressly assumed by the Advisor or any other organization with which the Fund may enter into an agreement for the performance of services. Each Fund is liable for such nonrecurring expenses as may arise, including litigation to which the Fund may be a party, and it may have an obligation to indemnify its directors and officers with respect to such litigation.

         The Advisor may, at its option, waive any or all of its fees, or reimburse expenses, with respect to any Fund from time to time. Any such waiver or reimbursement is voluntary and may be discontinued at any time. The Advisor


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also may absorb or reimburse expenses of the Funds from time to time, in its discretion, while retaining the ability to be reimbursed by the Funds for such amounts prior to the end of the fiscal year. This practice would have the effect of lowering a Fund's overall expense ratio and of increasing yield to investors, or the converse, at the time such amounts are absorbed or reimbursed, as the case may be.

         The following table sets forth total advisory fees before waivers and after waivers for each of the Funds for the fiscal years ended September 30, 1998, September 30, 1999 and September 30, 2000:

                                              YEAR ENDED                     YEAR ENDED                     YEAR ENDED
                                          SEPTEMBER 30, 1998             SEPTEMBER 30, 1999             SEPTEMBER 30, 2000
                                             ADVISORY FEE                   ADVISORY FEE                   ADVISORY FEE
                                    -----------------------------    ----------------------------   ---------------------------
                                    BEFORE WAIVER    AFTER WAIVER    BEFORE WAIVER   AFTER WAIVER   BEFORE WAIVER  AFTER WAIVER
                                    -------------    ------------    -------------   ------------   -------------  ------------
Balanced Fund                        $ 4,180,744      $3,605,822      $ 3,912,094     $3,306,136     $ 2,877,051    $2,369,880
Equity Income Fund                     2,807,799       2,340,742        2,834,648      2,308,494       2,354,420     1,874,263
Equity Index Fund                      6,944,675       1,728,802       10,005,115      2,309,440      11,687,402     2,720,425
Large Cap Growth Fund                  5,350,388       4,849,232        6,862,041      6,000,262       8,886,280     7,813,499
Large Cap Value Fund                  10,557,867       9,380,815       11,515,418      9,940,990      10,257,162     8,700,104
Mid Cap Growth Fund                    2,121,828(1)    2,100,572(1)     2,483,590      2,244,808       3,912,054     3,780,104
Mid Cap Value Fund                     4,518,491       4,499,104        2,891,610      2,750,842       2,068,403     1,950,974
Small Cap Growth Fund(2)                 398,861         273,024        1,575,724      1,546,633       3,333,951     3,333,468
Small Cap Value Fund                   2,861,342(3)    2,795,846(3)     2,549,308      2,528,873       2,857,406     2,768,459
Emerging Markets Fund                    123,423(1)            -          429,305        330,597         787,463       668,908
International Fund                     4,152,050       3,761,297        5,835,906      5,069,247      10,550,225     9,228,599
Health Sciences Fund                     263,071         243,244          131,449        103,060         146,307        85,262
Real Estate Securities Fund              448,259         368,112          445,053        364,865         376,470       275,661
Technology Fund                        1,023,293       1,017,496        1,253,307      1,228,286       4,307,127     4,301,127
Corporate Bond Fund(4)                         *               *                *              *         297,420        89,400
Fixed Income Fund                      7,919,082       6,074,019        9,864,222      7,188,015       9,724,384     7,109,545
Intermediate Term Income Fund          3,051,944       2,336,617        3,020,433      2,290,886       2,860,300     2,152,691
Limited Term Income Fund               1,318,172         802,647        1,046,735        637,281       1,132,777       335,843
Strategic Income Fund                    121,401          96,427        1,142,576      1,086,065       1,706,086     1,673,605
Arizona Tax Free Fund(4)                       *               *                *              *          40,166            --
California Intermediate Tax Free Fund    243,857         152,957          287,232        198,408         305,743       205,673
California Tax Free Fund(4)                    *               *                *              *          37,816            --
Colorado Intermediate Tax Free Fund      421,494         289,302          447,143        321,469         413,509       232,673
Colorado Tax Free Fund(4)                      *               *                *              *          38,773            --
Intermediate Tax Free Fund             3,150,791       2,427,240        3,296,007      2,509,362       2,831,496     2,149,546
Minnesota Intermediate Tax Free Fund   2,203,876       1,687,229        2,219,324      1,681,218       1,884,664     1,415,791
Minnesota Tax Free Fund                  687,617(1)      639,522(1)       906,461        626,135         926,645       624,518
Oregon Intermediate Tax Free Fund      1,271,276         949,861        1,324,741      1,004,343       1,215,544       905,584
Tax Free Fund                            240,188(1)      210,860(1)       321,075        215,158         509,539       328,821

---------------

*    Fund was not in operation during this fiscal year.

(1)  Includes advisory fees paid to Piper Capital Management Inc.

(2) On July 31, 1998, Piper Small Company Growth Fund and Small Cap Growth Fund consummated a reorganization transaction pursuant to which shares of Piper Small Company Growth Fund were exchanged for shares of Small Cap Growth Fund. Small Cap Growth Fund is the financial reporting survivor.

(3)  For the ten month period from December 1, 1997 to September 30, 1998.

(4)  Commenced operations on February 1, 2000.

SUB-ADVISORY AGREEMENTS FOR EMERGING MARKETS FUND, INTERNATIONAL FUND AND STRATEGIC INCOME FUND

         Marvin & Palmer Associates, Inc., 1201 North Market Street, Suite 2300, Wilmington, Delaware 19801 ("Marvin & Palmer") is sub-advisor for Emerging Markets Fund and International Fund under agreements with the Advisor (the "Marvin & Palmer Sub-Advisory Agreements"). Marvin & Palmer, a privately-held company, was founded in 1986 by David F. Marvin and Stanley Palmer. Marvin & Palmer is engaged in the management of global, non-United States, United States, and emerging markets equity portfolios principally for institutional accounts. As of September 30, 2000, Marvin & Palmer managed a total of approximately
$10.2 billion in investments. Pursuant to Marvin & Palmer Sub-Advisory Agreements, Marvin & Palmer is responsible for the investment and reinvestment of Emerging Markets Fund's and International Fund's assets and the placement of brokerage transactions in connection


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--------------------------------------------------------------------------------

therewith. Under the Marvin & Palmer Sub-Advisory Agreements, Marvin & Palmer is required, among other things, to report to the Advisor or the Board regularly at such times and in such detail as the Advisor or the Board may from time to time request in order to permit the Advisor and the Board to determine the adherence of Emerging Markets Fund and International Fund to their respective investment objectives, policies and restrictions. The Marvin & Palmer Sub-Advisory Agreements also requires Marvin & Palmer to provide all office space, personnel and facilities necessary and incident to Marvin & Palmer's performance of its services under the Marvin & Palmer Sub-Advisory Agreements.

         For its services to International Fund under the Marvin & Palmer Sub-Advisory Agreements, Marvin & Palmer is paid a monthly fee by the Advisor calculated on an annual basis equal to 0.75% of the first $100 million of International Fund's average daily net assets, 0.50% of International Fund's average daily net assets in excess of $100 million up to $300 million, 0.45% of International Fund's average daily net assets in excess of $300 million up to $500 million and 0.40% of International Fund's average daily net assets in excess of $500 million.

         For its services to Emerging Markets Fund under the Marvin & Palmer Sub-Advisory Agreements, Marvin & Palmer is paid a monthly fee by the Advisor calculated on an annual basis equal to 0.85% of the first $100 million of Emerging Markets Fund's average daily net assets, 0.60% of Emerging Markets Fund's average daily net assets in excess of $100 million up to $300 million, 0.55% of Emerging Markets Fund's average daily net assets in excess of $300 million up to $500 million, and 0.50% of Emerging Markets Fund's average daily net assets in excess of $500 million.

         Federated Global Investment Management Corp., 175 Water Street, New York, New York 10038-4965 ("Federated Global"), a subsidiary of Federated Investors, Inc. ("Federated"), is a sub-advisor for Strategic Income Fund under an agreement with the Advisor (the "Federated Sub-Advisory Agreement"). Federated Global, which is a Delaware corporation, is a registered investment advisor under the Investment Adviser's Act of 1940. As of September 30, 2000, Federated Global, and such other subsidiaries of Federated rendered investment advice regarding over $125 billion of assets. Pursuant to the Federated Sub-Advisory Agreement, Federated Global is responsible for the investment of the international portion of Strategic Income Fund's assets. Under the Federated Sub-Advisory Agreement, Federated Global is required, among other things, to report to the Advisor or the Board regularly at such times and in such detail as the Advisor or the Board may from time to time request in order to permit the Advisor and the board to determine the adherence of Strategic Income Fund to its investment objectives, policies and restrictions. The Federated Sub-Advisory Agreement also requires Federated Global to provide all office space, personnel and facilities necessary and incident to Federated Global's performance of its services under the Federated Sub-Advisory Agreement.

         For its services under the Sub-Advisory Agreement, Federated Global is paid a monthly fee by the Advisor calculated on an annual basis equal to 0.40% of the first $25 million of Strategic Income Fund's average daily net assets, 0.33% of Strategic Income Fund's average daily net assets in excess of $25 million up to $50 million, 0.26% of Strategic Income Fund's average daily net assets in excess of $50 million up to $100 million and 0.21% of Strategic Income Fund's average daily net assets in excess of $100 million.

ADMINISTRATION AGREEMENT

         U.S. Bank National Association (the "Administrator"), 601 Second Avenue South, Minneapolis, Minnesota 55402, serves as the Administrator for the Funds pursuant to an Administration Agreement between it and the Funds. The Administrator is a subsidiary of USB. Under the Administration Agreement, the Administrator is compensated to provide, or, compensates other entities to provide services to the Funds. These services include, various legal, oversight and administrative services, accounting services, transfer agency and dividend disbursing services and shareholder services. The Funds pay U.S. Bank fees which are calculated daily and paid monthly, equal to each Fund's pro rata share of an amount equal, on an annual basis, to 0.12% of the aggregate average daily assets of all open-end mutual funds in the First American fund family up to $8 billion, and 0.105% of the aggregate average daily net assets of all open-end mutual funds in the First American fund family in excess of $8 billion. (For the purposes of this Agreement, the First American fund family includes all series of FAF, FASF, FAIF, and FAIP.) In addition, the Funds pay U.S. Bank annual fees of $18,500 per CUSIP, shareholder account fees of $15 per account, closed account fees of $3.50 per account, and Individual Retirement Account fees of $15 per account.


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369
--------------------------------------------------------------------------------

         Prior to January 1, 2000, SEI Investments Management Corporation served as the administrator for the Funds. SEI Investments Management Corporation is a wholly-owned subsidiary of SEI Investments Company, which also owns the Funds' Distributor. See "-- Distributor and Distribution Plans" below. The Funds paid to SEI Investment Management a fee equal to (i) 0.070% of each Fund's average daily net assets until aggregate net assets of all Funds exceeded $8 billion and
(ii) 0.055% to the extent aggregate net assets of all Funds exceeded $8 billion.

         The following table sets forth total administrative fees, after waivers, paid by each of the Funds for the fiscal years ended September 30, 1998, September 30, 1999 and September 30, 2000:

                                             YEAR ENDED       YEAR ENDED       YEAR ENDED
                                           SEPT. 30, 1998   SEPT. 30, 1999   SEPT. 30, 2000
                                           --------------   --------------   --------------
Balanced Fund                               $  657,769        $  608,557       $  447,064
Equity Income Fund                             442,245           441,096          366,080
Equity Index Fund                            1,091,829         1,556,165        1,815,695
Large Cap Growth Fund                          842,335         1,067,331        1,380,471
Large Cap Value Fund                         1,660,665         1,791,165        1,593,660
Mid Cap Growth Fund                            210,497(1)        386,256          607,344
Mid Cap Value Fund                             711,009           450,594          321,389
Small Cap Growth Fund(2)                        61,021           245,043          518,615
Small Cap Value Fund                           449,312           396,552          443,111
Emerging Markets Fund                           42,593(1)         48,097           68,505
International Fund                             366,970           504,997          917,182
Health Sciences Fund                            41,425            20,450           22,782
Real Estate Securities Fund                     70,555            69,228           58,485
Technology Fund                                161,074           195,024          662,991
Corporate Bond Fund(3)                               *                 *           46,333
Fixed Income Fund                            1,245,286         1,534,330        1,510,277
Intermediate Term Income Fund                  480,270           469,836          444,405
Limited Term Income Fund                       207,448           162,836          175,466
Strategic Income Fund                           18,848           178,298          264,860
Arizona Tax Free Fund(3)                             *                 *            6,257
California Intermediate Tax Free Fund           38,445            44,676           47,517
California Tax Free Fund(3)                          *                 *            5,891
Colorado Intermediate Tax Free Fund             66,315            69,551           64,249
Colorado Tax Free Fund(3)                            *                 *            6,039
Intermediate Tax Free Fund                     496,225           512,689          439,959
Minnesota Intermediate Tax Free Fund           346,914           344,973          294,726
Minnesota Tax Free Fund                        106,844(1)        140,995          143,964
Oregon Intermediate Tax Free Fund              200,197           206,058          188,630
Tax Free Fund                                   40,574(1)         49,938           79,146

---------------

*    Fund was not in operation during this fiscal year.

(1) Includes administrative fees paid to the administrator of the Fund's predecessor arising from a merger transaction between certain FAIF Funds and Piper Funds Inc., Piper Funds Inc. - II, Piper Institutional Funds Inc. and Piper Global Funds Inc.

(2) On July 31, 1998, Piper Small Company Growth Fund and Small Cap Growth Fund consummated a reorganization transaction pursuant to which shares of Piper Small Company Growth Fund were exchanged for shares of Small Cap Growth Fund. Small Cap Growth Fund is the financial reporting survivor.

(3)  Commenced operations on February 1, 2000.


DISTRIBUTOR AND DISTRIBUTION PLANS

         SEI Investments Distribution Co. (the "Distributor") serves as the distributor for the Class A, Class B, Class C and Class Y Shares of the Funds. The Distributor is a wholly-owned subsidiary of SEI Investments Company.

         The Distributor serves as distributor for the Class A and Class Y Shares pursuant to a Distribution Agreement dated February 10, 1994 (the "Class A/Class Y Distribution Agreement") between itself and the Funds, and as distributor for the Class B Shares pursuant to a Distribution and Service Agreement dated August 1, 1994, as amended September 14, 1994 (the "Class B Distribution and Service Agreement") between itself and the Funds. In addition, the Distributor serves as distributor for the Class C Shares pursuant to a Distribution and Service Agreement dated


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--------------------------------------------------------------------------------

December 9, 1998 ("Class C Distribution and Service Agreement") between itself and the Funds. These agreements are referred to collectively as the "Distribution Agreements."

         Fund shares and other securities distributed by the Distributor are not deposits or obligations of, or endorsed or guaranteed by, U.S. Bank or its affiliates, and are not insured by the Bank Insurance Fund, which is administered by the Federal Deposit Insurance Corporation.

         Under the Distribution Agreements, the Distributor has agreed to perform all distribution services and functions of the Funds to the extent such services and functions are not provided to the Funds pursuant to another agreement. The Distribution Agreements provide that shares of the Funds are distributed through the Distributor and, with respect to Class A, Class B and Class C Shares, through securities firms, financial institutions (including, without limitation, banks) and other industry professionals (the "Participating Institutions") which enter into sales agreements with the Distributor to perform share distribution or shareholder support services.

         The Class A Shares pay to the Distributor a shareholder servicing fee at an annual rate of 0.25% of the average daily net assets of the Class A Shares. The fee may be used by the Distributor to provide compensation for shareholder servicing activities with respect to the Class A Shares. The shareholder servicing fee is intended to compensate the Distributor for ongoing servicing and/or maintenance of shareholder accounts and may be used by the Distributor to provide compensation to institutions through which shareholders hold their shares for ongoing servicing and/or maintenance of shareholder accounts. This fee is calculated and paid each month based on average daily net assets of Class A Shares each fund for that month.

         The Class B Shares pay to the Distributor a shareholder servicing fee at the annual rate of 0.25% of the average daily net assets of the Class B Shares. The fee may be used by the Distributor to provide compensation for shareholder servicing activities with respect to the Class B Shares beginning one year after purchase. The Class B Shares also pay to the Distributor a distribution fee at the annual rate of 0.75% of the average daily net assets of the Class B Shares. The distribution fee is intended to compensate the distributor for advancing a commission to institutions purchasing Class B Shares.

         The Class C Shares pay to the Distributor a shareholder servicing fee at the annual rate of 0.25% of the average daily net assets of the Class C Shares. The fee may be used by the Distributor to provide compensation for shareholder servicing activities with respect to the Class C Shares. This fee is calculated and paid each month based on average daily net assets of the Class C Shares. The Class C Shares also pay to the Distributor a distribution fee at the annual rate of 0.75% of the average daily net assets of the Class C Shares. The Distributor may use the distribution fee to provide compensation to institutions through which shareholders hold their shares beginning one year after purchase.

         The Distributor receives no compensation for distribution of the Class Y Shares.

         The Distribution Agreements provide that they will continue in effect for a period of more than one year from the date of their execution only so long as such continuance is specifically approved at least annually by the vote of a majority of the Board members of FAIF and by the vote of the majority of those Board members of FAIF who are not interested persons of FAIF and who have no direct or indirect financial interest in the operation of FAIF's Rule 12b-1 Plans of Distribution or in any agreement related to such plans.

         The following tables set forth the amount of underwriting commissions paid by each Fund and the amount of such commissions retained by SEI Investments Distribution Co., the Funds' principal underwriter.

                                                        TOTAL UNDERWRITING COMMISSIONS
                                         --------------------------------------------------------------
                                         FISCAL YEAR ENDED     FISCAL YEAR ENDED     FISCAL YEAR ENDED
                                         SEPTEMBER 30, 1998    SEPTEMBER 30, 1999    SEPTEMBER 30, 2000
                                         ------------------    ------------------    ------------------
Balanced Fund                                 $1,388,236           $  917,441            $  530,088
Equity Income Fund                               298,410              340,653               214,922
Equity Index Fund                              1,940,988            3,181,754             2,543,808
Large Cap Growth Fund                            232,067              297,655             1,129,446
Large Cap Value Fund                           1,359,139              618,524               564,986
Mid Cap Growth Fund                                   --               23,734               260,048
Mid Cap Value Fund                             1,110,165              343,008               147,698


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
Small Cap Growth Fund(1)                          51,922               59,024               388,839
Small Cap Value Fund                             120,770               65,337               195,887
Emerging Markets Fund                                  -                  872                 5,559
International Fund                                66,662              137,685             1,146,836
Health Sciences Fund                              30,570               23,080               157,910
Real Estate Securities Fund                      162,439               68,564                30,775
Technology Fund                                  130,824              281,667             6,088,104
Corporate Bond Fund(2)                                 -                    -                12,137
Fixed Income Fund                                235,845              440,550               274,713
Intermediate Term Income Fund                      1,344                5,046                40,575
Limited Term Income Fund                             759                3,541                12,675
Strategic Income Fund                                  -               43,472                37,674
Arizona Tax Free Fund(2)                               -                    -                   389
California Intermediate Tax Free Fund                 27                7,172                10,506
California Tax Free Fund(2)                            -                    -                14,561
Colorado Intermediate Tax Free Fund               19,530                3,429                 4,880
Colorado Tax Free Fund(2)                              -                    -                14,333
Intermediate Tax Free Fund                        44,172               50,529                 8,250
Minnesota Intermediate Tax Free Fund              27,430               19,630                 7,601
Minnesota Tax Free Fund                                -               49,395                47,023
Oregon Intermediate Tax Free Fund                      -                4,724                 3,405
Tax Free Fund                                          -                6,867                 6,067


(1) On July 31, 1998, Piper Small Company Growth Fund and Small Cap Growth Fund consummated a reorganization transaction pursuant to which shares of Piper Small Company Growth Fund were exchanged for shares of Small Cap Growth Fund. Small Cap Growth Fund is the financial reporting survivor.

(2)      Commenced operations on February 1, 2000.

                                                           UNDERWRITING COMMISSIONS
                                                          RETAINED BY THE UNDERWRITER
                                           FISCAL YEAR ENDED     FISCAL YEAR ENDED     FISCAL YEAR ENDED
                                           SEPTEMBER 30, 1998    SEPTEMBER 30, 1999    SEPTEMBER 30, 2000
Balanced Fund                                   $ 64,621              $ 8,417               $ 3,051
Equity Income Fund                                18,985                6,101                 2,497
Equity Index Fund                                101,556               21,564                12,393
Large Cap Growth Fund                             10,315               14,761                 9,423
Large Cap Value Fund                              52,979               24,770                10,876
Mid Cap Growth Fund                                    -                5,342                 4,146
Mid Cap Value Fund                                88,234                6,219                 2,193
Small Cap Growth Fund(1)                           3,092                3,390                 3,533
Small Cap Value Fund                              13,051                5,983                 3,029
Emerging Markets Fund                                  -                    -                   467
International Fund                                 6,734                    -                 6,261
Health Sciences Fund                               1,572                  283                   155
Real Estate Securities Fund                        1,613                  957                   399
Technology Fund                                 $  2,825              $ 2,695               $ 4,567
Corporate Bond Fund(2)                                 -                    -                   475
Fixed Income Fund                                  8,577               21,217                10,307
Intermediate Term Income Fund                        150                6,496                 3,033
Limited Term Income Fund                              73                2,251                 1,201
Strategic Income Fund                                  -                    2                 1,808
Arizona Tax Free Fund(2)                               -                    -                    64
California Intermediate Tax Free Fund                  3                  618                   324
California Tax Free Fund(2)                            -                    -                    60
Colorado Intermediate Tax Free Fund                2,330                  962                   438
Colorado Tax Free Fund\(2)                             -                    -                    62
Intermediate Tax Free Fund                         4,859                7,089                 3,002
Minnesota Intermediate Tax Free Fund               4,094                4,773                 1,998
Minnesota Tax Free Fund                                -                1,955                   982
Oregon Intermediate Tax Free Fund                      -                2,857                 1,287
Tax Free Fund                                          -                  691                   540

(1) On July 31, 1998, Piper Small Company Growth Fund and Small Cap Growth Fund consummated a reorganization transaction pursuant to which shares of Piper Small Company Growth Fund were exchanged for shares of Small Cap Growth Fund. Small Cap Growth Fund is the financial reporting survivor.

(2)      Commenced operations on February 1, 2000.


                                       42
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372
--------------------------------------------------------------------------------


         SEI Investments Distribution Co. received the following compensation from each Fund during its most recent fiscal year.

                                         NET UNDERWRITING    COMPENSATION ON
                                           DISCOUNTS AND     REDEMPTIONS AND      BROKERAGE        OTHER
                                            COMMISSIONS        REPURCHASES       COMMISSIONS    COMPENSATION
                                         ----------------    ---------------     -----------    ------------
Balanced Fund                              $  297,927           $ 232,161           --              --
Equity Income Fund                            165,930              48,992           --              --
Equity Index Fund                           2,094,109             449,699           --              --
Large Cap Growth Fund                       1,044,340              85,106           --              --
Large Cap Value Fund                          361,055             203,931           --              --
Mid Cap Growth Fund                           255,090               4,958           --              --
Mid Cap Value Fund                             60,446              87,252           --              --
Small Cap Growth Fund                         378,378              10,461           --              --
Small Cap Value Fund                           93,186             102,701           --              --
Emerging Markets Fund                           5,419                 140           --              --
International Fund                          1,117,783              29,053           --              --
Health Sciences Fund                          153,457               4,453           --              --
Real Estate Securities Fund                    11,944              18,831           --              --
Technology Fund                             5,737,576             350,528           --              --
Corporate Bond Fund                            11,929                 208           --              --
Fixed Income Fund                             184,087              90,626           --              --
Intermediate Term Income Fund                  40,575                  --           --              --
Limited Term Income Fund                        6,860               5,815           --              --
Strategic Income Fund                          32,390               5,284           --              --
Arizona Tax Free Fund                             389                  --           --              --
California Intermediate Tax Free Fund          10,506                  --           --              --
California Tax Free Fund                       14,542                  19           --              --
Colorado Intermediate Tax Free Fund             4,880                  --           --              --

Colorado Tax Free Fund                         14,333                  --           --              --
Intermediate Tax Free Fund                      8,250                  --           --              --
Minnesota Intermediate Tax Free Fund            7,601                  --           --              --
Minnesota Tax Free Fund                        43,310               3,713           --              --
Oregon Intermediate Tax Free Fund               3,405                  --           --              --
Tax Free Fund                                   6,038                  29           --              --

         FAIF has adopted Plans of Distribution with respect to the Class A, Class B and Class C Shares of the Funds, respectively, pursuant to Rule 12b-1 under the 1940 Act (collectively, the "Plans"). Rule 12b-1 provides in substance that a mutual fund may not engage directly or indirectly in financing any activity which is primarily intended to result in the sale of shares, except pursuant to a plan adopted under the Rule. The Plans authorize the Distributor to retain the sales charges paid upon purchase of Class A, Class B and Class C Shares. Each of the Plans is a "compensation-type" plan under which the Distributor is entitled to receive the distribution fee regardless of whether its actual distribution expenses are more or less than the amount of the fee. The Class B and C Plans authorize the Distributor to retain the contingent deferred sales charge applied on redemptions of Class B and C Shares, respectively, except that portion which is reallowed to Participating Institutions. The Plans recognize that the Distributor, any Participating Institution, the Administrator, and the Advisor, in their discretion, may from time to time use their own assets to pay for certain additional costs of distributing Class A, Class B and Class C Shares. Any such arrangements to pay such additional costs may be commenced or discontinued by the Distributor, any Participating Institution, the Administrator, or the Advisor at any time.

         The following table sets forth the total Rule 12b-1 fees, after waivers, paid by each of the Funds for the fiscal years ended September 30, 1998, September 30, 1999 and September 30, 2000 with respect to the Class A Shares, Class B and Class C Shares of the Funds. As noted above, no distribution fees are paid with respect to Class Y Shares of the Funds.


                                           YEAR ENDED                   YEAR ENDED                         YEAR ENDED
                                       SEPTEMBER 30, 1998           SEPTEMBER 30, 1999                 SEPTEMBER 30, 2000
                                     ---------------------    --------------------------------   ---------------------------------
                                         RULE 12b-1 FEES              RULE 12b-1 FEES                     RULE 12b-1 FEES
                                     CLASS A      CLASS B     CLASS A     CLASS B    CLASS C     CLASS A      CLASS B     CLASS C
                                      SHARES       SHARES      SHARES      SHARES     SHARES      SHARES       SHARES      SHARES
Balanced Fund                        $ 122,168    $ 570,281   $ 193,856   $ 629,466   $  3,636   $ 152,893    $ 544,713   $ 14,467
Equity Income Fund                      25,185       78,673      38,215     106,918      5,448      49,563      107,612     23,251



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--------------------------------------------------------------------------------


Equity Index Fund                       90,541      352,463     216,796     765,724     58,857     329,995    1,182,240    282,765
Large Cap Growth Fund                  101,527      108,747     399,312     157,837      2,166     497,601      304,917     43,582
Large Cap Value Fund                   218,512      613,014     471,235     642,319      3,830     393,041      558,644     25,710
Mid Cap Growth Fund                    802,902(4)     7,188     469,354       2,012      1,281     597,113       22,497     21,742
Mid Cap Value Fund                      99,294      416,365      67,755     271,088        428      36,468      137,614      6,653
Small Cap Growth Fund(1)               108,828        6,449      80,549      17,028      1,036     128,633       59,209     23,206
Small Cap Value Fund                    37,953        1,991      31,105       8,807        346      60,647       84,665      4,579
Emerging Markets Fund                   50,048(4)        --      12,993           2         60      12,685          622         25
International Fund                      33,622       26,250     111,865      35,592      3,417     208,201      100,906     75,609
Health Sciences Fund                     5,499        6,575       3,065       7,476          *       8,920       24,587      7,204
Real Estate Securities Fund              5,618       34,621       4,640      28,059          *       3,786       17,681        118
Technology Fund                         24,444       85,332      31,222     133,633          *     275,943      750,675    105,623
Corporate Bond Fund(2)                       *            *           *           *          *         965          211        539
Fixed Income Fund                       88,855      160,408     403,885     165,060      1,424     299,104      127,407      5,522
Intermediate Term Income Fund               --            *      60,926           *          *      47,462            *          *
Limited Term Income Fund                    --            *          --           *          *      79,070            *          *
Strategic Income Fund                   21,319           58      91,594       3,984      1,618      52,656       11,361      8,203
Arizona Tax Free Fund(2)                     *            *           *           *          *      11,675            *         52
California Intermediate Tax Free Fund       --            *          --           *          *          --            *          *
California Tax Free Fund(2)                  *            *           *           *          *       7,348            *          8
Colorado Intermediate Tax Free Fund         --            *          --           *          *          --            *          *
Colorado Tax Free Fund(2)                    *            *           *           *          *      10,741            *        243
Intermediate Tax Free Fund                  --            *          --           *          *          --            *          *
Minnesota Intermediate Tax Free Fund        --            *          --           *          *          --            *          *
Minnesota Tax Free Fund                282,169(3)         *     289,760           *      4,527     238,852            *     10,044
Oregon Intermediate Tax Free Fund            *            *          --           *          *          --            *          *
Tax Free Fund                          105,088(3)         *      93,850           *        204      73,003            *        643

 - - - - - - - - - - - - - - - - - - - - - - -

*        Fund or class was not in operation during this fiscal year.

(1) Small Cap Growth Fund is the financial reporting survivor of Piper Small Company Growth Fund. Total distribution fees for the fiscal year ended September 30, 1997 paid by Piper Small Company Growth Fund were $101,905.

(2)      Commenced operations February 1, 2000.

(3) Includes distribution fees paid to the distributor of the Fund's predecessor arising from a merger transaction between certain FAIF Funds and Piper Funds Inc., Piper Funds Inc. - II, Piper Institutional Funds Inc. and Piper Global Funds Inc.

CUSTODIAN; COUNSEL; AUDITORS

         CUSTODIAN. The custodian of the Funds' assets is U.S. Bank National Association (the "Custodian"), U.S. Bank Center, 180 East Fifth Street,
St. Paul, Minnesota 55101. The Custodian is a subsidiary of USB. All of the instruments representing the investments of the Funds and all cash is held by the Custodian or, for Emerging Markets Fund and International Fund, by a sub-custodian with respect to such Fund. The Custodian or such sub-custodian delivers securities against payment upon sale and pays for securities against delivery upon purchase. The Custodian also remits Fund assets in payment of Fund expenses, pursuant to instructions of FAIF's officers or resolutions of the Board of Directors.

         As compensation for its services to the Funds, the Custodian is paid a monthly fee calculated on an annual basis equal to 0.03% (0.10% in the case of Emerging Markets Fund and International Fund) of such Fund's average daily net assets. Sub-custodian fees with respect to Emerging Markets Fund and International Fund are paid by the Custodian out of its fees from such Fund. In addition, the Custodian is reimbursed for its out-of-pocket expenses incurred while providing its services to the Funds. The Custodian continues to serve so long as its appointment is approved at least annually by the Board of Directors including a majority of the directors who are not interested persons (as defined under the 1940 Act) of FAIF.

         COUNSEL. Dorsey & Whitney LLP, 220 South Sixth Street, Minneapolis, Minnesota 55402, is independent counsel for the Funds.

         AUDITORS. Ernst & Young LLP, 1400 Pillsbury Center, Minneapolis, Minnesota 55402, serves as the Funds' independent auditors, providing audit services, including audits of the annual financial statements and assistance and consultation in connection with SEC filings for the years ended September 30, 1999 and September 30, 2000.


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--------------------------------------------------------------------------------


         KPMG LLP, 90 South Seventh Street, Minneapolis, Minnesota 55402, acted as the Funds' independent auditors, providing audit services including audits of the annual financial statements and assistance and consultation in connection with SEC filings for the fiscal periods ended as of September 30, 1998.

               PORTFOLIO TRANSACTIONS AND ALLOCATION OF BROKERAGE

         Decisions with respect to placement of the Funds' portfolio transactions are made by the Advisor or, in the case of Emerging Markets Fund, International Fund and Strategic Income Fund, their respective investment sub-advisors. The Funds' policy is to seek to place portfolio transactions with brokers or dealers who will execute transactions as efficiently as possible and at the most favorable price. The Advisor or applicable investment sub-advisor may, however, select a broker or dealer to effect a particular transaction without communicating with all brokers or dealers who might be able to effect such transaction because of the volatility of the market and the desire of the Advisor or applicable investment sub-advisor to accept a particular price for a security because the price offered by the broker or dealer meets guidelines for profit, yield or both. Many of the portfolio transactions involve payment of a brokerage commission by the appropriate Fund. In some cases, transactions are with dealers or issuers who act as principal for their own accounts and not as brokers. Transactions effected on a principal basis are made without the payment of brokerage commissions but at net prices, which usually include a spread or markup. In effecting transactions in over-the-counter securities, the Funds deal with market makers unless it appears that better price and execution are available elsewhere.

         While the Advisor and applicable investment sub-advisor do not deem it practicable and in the Funds' best interest to solicit competitive bids for commission rates on each transaction, consideration will regularly be given by the Advisor and investment sub-advisor to posted commission rates as well as to other information concerning the level of commissions charged on comparable transactions by other qualified brokers.

         It is expected that Emerging Markets Fund, International Fund and Strategic Income Fund will purchase most foreign equity securities in the over-the-counter markets or stock exchanges located in the countries in which the respective principal offices of the issuers of the various securities are located if that is the best available market. The fixed commission paid in connection with most such foreign stock transactions generally is higher than negotiated commission on United States transactions. There generally is less governmental supervision and regulation of foreign stock exchanges than in the United States. Foreign securities settlements may in some instances be subject to delays and related administrative uncertainties.

         Foreign equity securities may be held in the form of American Depositary Receipts, or ADRs, European Depositary Receipts, or EDRs, or securities convertible into foreign equity securities. ADRs and EDRs may be listed on stock exchanges or traded in the over-the-counter markets in the United States or overseas. The foreign and domestic debt securities and money market instruments in which the Funds may invest are generally traded in the over-the-counter markets.

         Subject to the policy of seeking favorable price and execution for the transaction size and risk involved, in selecting brokers and dealers other than the Distributor and determining commissions paid to them, the Advisor, Federated Global or Marvin & Palmer may consider the ability to provide supplemental performance, statistical and other research information as well as computer hardware and software for research purposes for consideration, analysis and evaluation by the staff of the Advisor, Federated Global or Marvin & Palmer. In accordance with this policy, the Funds do not execute brokerage transactions solely on the basis of the lowest commission rate available for a particular transaction. Subject to the requirements of favorable price and efficient execution, placement of orders by securities firms for the purchase of shares of the Funds may be taken into account as a factor in the allocation of portfolio transactions.

         Research services that may be received by the Advisor, Federated Global or Marvin & Palmer would include advice, both directly and indirectly and in writing, as to the value of securities, the advisability of investing in, purchasing, or selling securities, and the availability of securities or purchasers or sellers of securities, as well as analyses and reports concerning issuers, industries, securities, economic factors and trends, portfolio strategy, and the performance of accounts. The research services may allow the Advisor, Federated Global or Marvin & Palmer to supplement its own investment research activities and enable the Advisor, Federated Global or Marvin & Palmer to


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obtain the views and information of individuals and research staffs of many different securities firms prior to making investment decisions for the Funds. To the extent portfolio transactions are effected with brokers and dealers who furnish research services, the Advisor, Federated Global or Marvin & Palmer may receive a benefit, for which a dollar value is not available, without providing any direct monetary benefit to the Funds from these transactions. Research services furnished by brokers and dealers used by the Funds for portfolio transactions may be utilized by the Advisor, Federated Global or Marvin & Palmer in connection with investment services for other accounts and, likewise, research services provided by brokers and dealers used for transactions of other accounts may be utilized by the Advisor, Federated Global or Marvin & Palmer in performing services for the Funds. The Advisor, Federated Global or Marvin & Palmer determine the reasonableness of the commissions paid in relation to their view of the value of the brokerage and research services provided, considered in terms of the particular transactions and their overall responsibilities with respect to all accounts as to which they exercise investment discretion.

         The Advisor, Federated Global or Marvin & Palmer have not entered into any formal or informal agreements with any broker or dealer, and do not maintain any "formula" that must be followed in connection with the placement of Fund portfolio transactions in exchange for research services provided to the Advisor, Federated Global or Marvin & Palmer, except as noted below. The Advisor, Federated Global or Marvin & Palmer may, from time to time, maintain an informal list of brokers and dealers that will be used as a general guide in the placement of Fund business in order to encourage certain brokers and dealers to provide the Advisor, Federated Global or Marvin & Palmer with research services, which the Advisor, Federated Global or Marvin & Palmer anticipates will be useful to it. Any list, if maintained, would be merely a general guide, which would be used only after the primary criteria for the selection of brokers and dealers (discussed above) had been met, and accordingly, substantial deviations from the list could occur. The Advisor, Federated Global or Marvin & Palmer would authorize the Funds to pay an amount of commission for effecting a securities transaction in excess of the amount of commission another broker or dealer would have charged only if the Advisor, Federated Global or Marvin & Palmer determined in good faith that the amount of such commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or the overall responsibilities of the Advisor, Federated Global or Marvin & Palmer with respect to the Funds.

         The Funds do not effect any brokerage transactions in their portfolio securities with any broker or dealer affiliated directly or indirectly with the Advisor or the Distributor unless such transactions, including the frequency thereof, the receipt of commission payable in connection therewith, and the selection of the affiliated broker or dealer effecting such transactions are not unfair or unreasonable to the shareholders of the Funds, as determined by the Board of Directors. Any transactions with an affiliated broker or dealer must be on terms that are both at least as favorable to the Funds as the Funds can obtain elsewhere and at least as favorable as such affiliated broker or dealer normally gives to others.

         When two or more clients of the Advisor, Federated Global or Marvin & Palmer are simultaneously engaged in the purchase or sale of the same security, the prices and amounts are allocated in accordance with a formula considered by the Advisor, Federated Global or Marvin & Palmer to be equitable to each client. In some cases, this system could have a detrimental effect on the price or volume of the security as far as each client is concerned. In other cases, however, the ability of the clients to participate in volume transactions may produce better executions for each client.

         The following table sets forth the aggregate brokerage commissions paid by each of the Funds during the fiscal years ended September 30, 1998, September 30, 1999 and September 30, 2000:

                                            YEAR ENDED        YEAR ENDED       YEAR ENDED
                                          SEPT. 30, 1998    SEPT. 30, 1999   SEPT. 30, 2000
                                          --------------    --------------   --------------
Balanced Fund                              $  564,182        $  560,619       $  458,667
Equity Income Fund                            111,956           315,203          393,204
Equity Index Fund                             194,935           173,116          223,952
Large Cap Growth Fund                         580,279         1,057,964          841,441
Large Cap Value Fund                        2,567,632         2,605,857        2,592,112
Mid Cap Growth Fund                           276,054(1)        415,391        1,279,373
Micro Cap Value Fund                          127,010           186,139           63,071
Small Cap Growth Fund(2)                       49,672           174,400          993,808
Small Cap Value Fund                          239,609(3)        628,439          609,670
Emerging Markets Fund                          74,024(1)        343,748          613,829
International Fund                            467,074         3,029,581        5,721,583


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376
--------------------------------------------------------------------------------


Health Sciences Fund                           29,340            31,919           32,418
Real Estate Securities Fund                   138,009            73,017          148,732
Technology Fund                               157,398           153,043          280,498
Corporate Bond Fund(4)                              *                 *           10,260
Fixed Income Fund                                  --                --           71,329
Intermediate Term Income Fund                      --                --           45,450
Limited Term Income Fund                           --                --           10,793
Strategic Income Fund                              --             5,174           11,794
Arizona Tax Free Fund(4)                            *                 *               --
California Intermediate Tax Free Fund              --                --               --
California Tax Free Fund(4)                         *                 *               --
Colorado Intermediate Tax Free Fund                --                --            3,667
Colorado Tax Free Fund(4)                           *                 *               --
Intermediate Tax Free Fund                         --             8,125           30,208
Minnesota Intermediate Tax Free Fund               --             3,000            1,500
Minnesota Tax Free Fund                            --            11,683           14,130
Oregon Intermediate Tax Free Fund                  --                --               --
Tax Free Fund                                      --            22,669           21,008

---------------

* Fund was not in operation during this fiscal year.

(1) Includes brokerage commissions paid by the Fund's predecessor arising from a merger transaction between certain FAIF Funds and Piper Funds Inc., Piper Funds Inc. - II, Piper Institutional Funds Inc. and Piper Global Funds Inc.

(2) Small Cap Growth Fund is the financial reporting survivor of Piper Small Company Growth Fund. Piper Small Company Growth Fund paid aggregate brokerage commissions during the fiscal years ended September 30, 1995, September 30, 1996 and September 30, 1997, of $125,638,
         $65,924 and $4,020, respectively.

(3)      For the ten month period from December 1, 1997 to September 30, 1998.

(4)      Commenced operations February 1, 2000.

         At September 30, 2000, Balanced Fund held equity securities of Chase Manhattan in the amount of $2,540,313, equity securities of Morgan Stanley in the amount of $1,984,194, and mortgage-backed securities of Merrill Lynch in the amount of $6,004,099; Equity Income Fund held equity securities of J.P. Morgan in the amount of $3,777,230; Equity Index Fund held equity securities of Chase Manhattan in the amount of $7,955,935, equity securities of J.P. Morgan in the amount of $2,755,646, equity securities of Merrill Lynch in the amount of $6,858,852, equity securities of Morgan Stanley in the amount of $13,521,229, and equity securities of Paine Webber in the amount of $1,314,676; Large Cap Growth Fund held equity securities of Morgan Stanley in the amount of $16,723,919; Large Cap Value Fund held equity securities of Chase Manhattan in the amount of $32,516,000 and equity securities of Morgan Stanley in the amount of $12,243,481; Corporate Bond Fund held mortgage-backed securities of Morgan Stanley in the amount of $973,891; Fixed Income Fund held corporate obligations of Goldman Sachs in the amount $14,193,750, mortgage-backed securities of J.P. Morgan in the amount of $10,378,682, mortgage-backed securities of Merrill Lynch in the amount of $21,350,154, and mortgage-backed securities of Morgan Stanley in the amount of $10,745,385; Intermediate Term Income Fund held mortgage-backed securities of Merrill Lynch in the amount of $6,004,099, mortgage-backed securities of Morgan Stanley in the amount of $5,263,046, and corporate obligations of Salomon Smith Barney in the amount of $1,988,840; Limited Term Income Fund held asset-backed securities of Chase Manhattan in the amount of $2,558,259, corporate obligations of Goldman Sachs in the amount of $1,472,570, corporate obligations of Merrill Lynch in the amount of $688,856, corporate obligations of Morgan Stanley in the amount of $2,017,280, and mortgage-backed securities of Merrill Lynch in the amount of $4,853,782; and Strategic Income Fund held corporate obligations of Merrill Lynch in the amount of $910,580 and mortgage-backed securities of Morgan Stanley in the amount of $1,947,783, all of which are deemed to be "regular brokers or dealers" of the Funds.

                                  CAPITAL STOCK

         Each share of a Fund's $.0001 par value common stock is fully paid, nonassessable, and transferable. Shares may be issued as either full or fractional shares. Fractional shares have pro rata the same rights and privileges as full shares. Shares of the Funds have no preemptive or conversion rights.

         Each share of a Fund has one vote. On some issues, such as the election of directors, all shares of all Funds vote together as one series. The shares do not have cumulative voting rights. Consequently, the holders of more than

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50% of the shares voting for the election of directors are able to elect all of the directors if they choose to do so. On issues affecting only a particular Fund or class of shares, the shares of that Fund or class will vote as a separate series. Examples of such issues would be proposals to alter a fundamental investment restriction pertaining to a Fund or to approve, disapprove or alter a distribution plan pertaining to a class of shares.

         Under the laws of the state of Maryland and FAIF's Bylaws, FAIF is not required to hold shareholder meetings unless they (i) are required by the 1940 Act, or (ii) are requested in writing by the holders of 10% or more of the outstanding shares of FAIF.

         As of November 13, 2000, the directors of FAIF owned shares of FASF, FAF and FAIF with an aggregate net asset value of approximately $9 million. As of December 1, 2000, the directors and officers of FAIF as a group owned less than one percent of each Fund's outstanding shares. As of December 1, 2000, the Funds were aware that the following persons owned of record five percent or more of the outstanding shares of each class of stock of the Funds.

                                                                    PERCENTAGE OF OUTSTANDING SHARES

                                                           CLASS A        CLASS B        CLASS C       CLASS Y
BALANCED FUND

Balanced A Omnibus Account
USBANCORP Piper Jaffray for the
Exclusive Benefit of it's Customers
Attn: TA Services MPFP1922
601 2nd Ave S.
Minneapolis, MN 55402-4303                                 38.72%

Balanced B Omnibus Account
USBANCORP Piper Jaffray for the
Exclusive Benefit of it's Customers
Attn: TA Services MPFP1922
601 2nd Ave S.
Minneapolis, MN 55402-4303                                                24.63%

Balanced C Omnibus Account
USBANCORP Piper Jaffray for the
Exclusive Benefit of it's Customers
Attn: TA Services MPFP1922
601 2nd Ave S.
Minneapolis, MN 55402-4303                                                               52.30%

Donald Lufkin Jenrette
Securities Corporation
P.O. Box 2052
Jersey City, NJ 07303-2052                                                                6.86%

US Bancorp Investments Inc.
FBO 175113201
100 South Fifth Street Suite 1400
Minneapolis, MN 55402-1217                                                                5.09%

US Bancorp Investments Inc.
FBO 337900071
100 South Fifth Street Suite 1400
Minneapolis, MN 55402-1217                                                                6.02%

Var & Co
P.O. Box 64482
St. Paul, MN 55164-0482                                                                                13.52%

US Bank National Association Cust
Daily Valued Retirement Programs
Attn: Reconciliation SPFT0401 180 East 5th St.
St. Paul, MN 55101-2667                                                                                83.36%

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--------------------------------------------------------------------------------
378
--------------------------------------------------------------------------------


PERCENTAGE OF OUTSTANDING SHARES                           CLASS A        CLASS B        CLASS C       CLASS Y
EQUITY INCOME FUND

Equity Income A Omnibus Account
USBANCORP Piper Jaffray for the
Exclusive Benefit of its Customers
Attn: TA Services MPFP1922
601 2nd Ave S.
Minneapolis, MN 55402-4303                                 25.20%

Equity Income B Omnibus Account
USBANCORP Piper Jaffray for the
Exclusive Benefit of its Customers
Attn: TA Services MPFP1922
601 2nd Ave S.
Minneapolis, MN 55402-4303                                                33.26%

Equity Income C Omnibus Account
USBANCORP Piper Jaffray for the
Exclusive Benefit of its Customers
Attn: TA Services MPFP1922
601 2nd Ave S.
Minneapolis, MN 55402-4303                                                               87.47%

Var & Co
P.O. Box 64482
St Paul, MN 55164-0482                                                                                 66.38%

Var & Co
P.O. Box 64482
St Paul, MN 55164-0482                                                                                 21.18%

US Bank National Association Cust
Daily Valued Retirement Programs
Attn: Reconciliation SPFT0401
180 East 5th St.
St. Paul, MN 55101-2667                                                                   5.54%


EQUITY INDEX FUND

Equity Index A Omnibus Account
USBANCORP Piper Jaffray for the
Exclusive Benefit of its Customers
Attn: TA Services MPFP1922
601 2nd Ave S.
Minneapolis, MN 55402-4303                                 31.77%

Equity Index B Omnibus Account
USBANCORP Piper Jaffray for the
Exclusive Benefit of its Customers
Attn: TA Services MPFP1922
601 2nd Ave S.
Minneapolis, MN 55402-4303                                                 24.55%

Equity Index C Omnibus Account
USBANCORP Piper Jaffray for the
Exclusive Benefit of its Customers
Attn: TA Services MPFP1922
601 2nd Ave S.
Minneapolis, MN 55402-4303                                                                39.28%

Var & Co
P.O. Box 64482
St Paul, MN 55164-0482                                                                                  7.79%

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--------------------------------------------------------------------------------
379
--------------------------------------------------------------------------------



PERCENTAGE OF OUTSTANDING SHARES                           CLASS A        CLASS B        CLASS C       CLASS Y
Var & Co
P.O. Box 64482
St Paul, MN 55164-0482                                                                                 16.76%

US Bank National Association Cust
Daily Valued Retirement Programs
Attn: Reconciliation SPFT0401
180 East 5th St.
St. Paul, MN 55101-2667                                                                                22.85%

Var & Co
P.O. Box 64482
St Paul, MN 55164-0482                                                                                 15.71%

Metlife Defind Contribution Group
AS Agent For First TR Natl Assoc. TR
FBO UTD Healthcare Corp 401k SP
2 Montgomery ST #3
Jersey City NJ 07302-3802                                                                              15.49%

US Bank TR
US Bancorp Cap
U/A 01-01-1984
180 5th St E STE SPEN0502
Saint Paul, MN 55101-1606                                                                              15.16%


LARGE CAP GROWTH

Large Cap Growth A Omnibus Account
USBANCORP Piper Jaffray for the
Exclusive Benefit of its Customers
Attn: TA Services MPFP1922
601 2nd Ave S.
Minneapolis, MN 55402-4303                                 25.20%

Large Cap Growth B Omnibus Account
USBANCORP Piper Jaffray for the
Exclusive Benefit of its Customers
Attn: TA Services MPFP1922
601 2nd Ave S.
Minneapolis, MN 55402-4303                                                34.28%

Large Cap Growth C Omnibus Account
USBANCORP Piper Jaffray for the
Exclusive Benefit of its Customers
Attn: TA Services MPFP1922
601 2nd Ave S.
Minneapolis, MN 55402-4303                                                               88.82%

Var & Co
P.O. Box 64482
St Paul, MN 55164-0482                                                                                 42.66%

Var & Co
P.O. Box 64482
St Paul, MN 55164-0482                                                                                  7.98%

Var & Co
P.O. Box 64482
St Paul, MN 55164-0482                                                                                 30.66%

US Bank National Association Cust
Daily Valued Retirement Programs
Attn: Reconciliation SPFT0401
180 East 5th St.
St. Paul, MN 55101-2667                                                                                 8.30%

--------------------------------------------------------------------------------
380
--------------------------------------------------------------------------------



PERCENTAGE OF OUTSTANDING SHARES                           CLASS A        CLASS B        CLASS C       CLASS Y
LARGE CAP VALUE

Large Cap Value A Omnibus Account
USBANCORP Piper Jaffray for the
Exclusive Benefit of its Customers
Attn: TA Services MPFP1922
601 2nd Ave S.
Minneapolis, MN 55402-4303                                 55.59%

State Street Bank & Trust Co
As Trustee for AMD RSP Profit
Sharing Plan
Defined Contribution Services SPG
P.O. Box 351
Boston, MA 02101-0351                                       7.40%

Large Cap Value B Omnibus Account
USBANCORP Piper Jaffray for the
Exclusive Benefit of its Customers
Attn: TA Services MPFP1922
601 2nd Ave S.
Minneapolis, MN 55402-4303                                                28.52%

Large Cap Value C Omnibus Account
USBANCORP Piper Jaffray for the
Exclusive Benefit of its Customers
Attn: TA Services MPFP1922
601 2nd Ave S.
Minneapolis, MN 55402-4303                                                               90.53%

US Bank National Association Cust
Daily Valued Retirement Programs
Attn: Reconciliation SPFT0401
180 East 5th St.
St. Paul, MN 55101-2667                                                                                24.02%

Var & Co
P.O. Box 64482
St Paul, MN 55164-0482                                                                                 23.25%

Var & Co
P.O. Box 64482
St Paul, MN 55164-0482                                                                                  8.86%

Var & Co
P.O. Box 64482
St Paul, MN 55164-0482                                                                                 25.11%

US Bank TR
US Bancorp CAP
U/A 01-01-1984
180 5th St. E STE SPEN0502
Saint Paul, MN 55101-2667                                                                              10.55%


MID CAP GROWTH

Mid Cap Growth A Omnibus Account
USBANCORP Piper Jaffray for the
Exclusive Benefit of its Customers
Attn: TA Services MPFP1922
601 2nd Ave S.
Minneapolis, MN 55402-4303                                 79.85%

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--------------------------------------------------------------------------------
381
--------------------------------------------------------------------------------



PERCENTAGE OF OUTSTANDING SHARES                           CLASS A        CLASS B        CLASS C       CLASS Y
Mid Cap Growth B Omnibus Account
USBANCORP Piper Jaffray for the
Exclusive Benefit of its Customers
Attn: TA Services MPFP1922
601 2nd Ave S.
Minneapolis, MN 55402-4303                                                41.55%

Mid Cap Growth C Omnibus Account
USBANCORP Piper Jaffray for the
Exclusive Benefit of its Customers
Attn: TA Services MPFP1922
601 2nd Ave s.
Minneapolis, MN 55402-4303                                                               75.65%

Var & Co
P.O. Box 64482
St Paul, MN 55164-0482                                                                                 17.87%

Var & Co
P.O. Box 64482
St Paul, MN 55164-0482                                                                                 9.43%

Var & Co
P.O. Box 64482
St Paul, MN 55164-0482                                                                                 41.34%

US Bank National Association Cust
Daily Valued Retirement Programs
Attn: Reconciliation SPFT0401
180 East 5th Street
St. Paul, MN 55101-2667                                                                                13.41%

US Bank TR
US Bancorp CAP
U/A 01-01-1984
180 5th St. E STE SPEN0502
Saint Paul, MN 55101-2667                                                                               8.28%


MID CAP VALUE

Mid Cap Value A Omnibus Account
USBANCORP Piper Jaffray for the
Exclusive Benefit of its Customers
Attn: TA Services MPFP1922
601 2nd Ave S.
Minneapolis, MN 55402-4303                                 18.11%

Charles Schwab & Co Inc
Special Custody Account
For the Benefit of Customers
Attn: Mutual Funds
101 Montgomery St
San Francisco, CA 94104-4122                                6.05%

Mid Cap Value B Omnibus Account
USBANCORP Piper Jaffray for the
Exclusive Benefit of its Customers
Attn: TA Services MPFP1922
601 2nd Ave S.
Minneapolis, MN 55402-4303                                                25.82%

Mid Cap Value C Omnibus Account
USBANCORP Piper Jaffray for the
Exclusive Benefit of its Customers
Attn: TA Services MPFP1922
601 2nd Ave S.
Minneapolis, MN 55402-4303                                                               85.34%

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--------------------------------------------------------------------------------
382
--------------------------------------------------------------------------------



PERCENTAGE OF OUTSTANDING SHARES                           CLASS A        CLASS B        CLASS C       CLASS Y
Donaldson Lufkin Jenrette
Securities Corp Inc.
P.O. Box 2052
Jersey City, NJ 07303-2052                                                                7.84%

Var & Co
P.O. Box 64482
St Paul, MN 55164-0482                                                                                 17.09%

Var & Co
P.O. Box 64482
St Paul, MN 55164-0482                                                                                  5.85%

Var & Co
P.O. Box 64482
St Paul, MN 55164-0482                                                                                 40.68%

US Bank National Association Cust
Daily Valued Retirement Programs
Attn: Reconciliation SPFT0401
180 East 5th Street
St. Paul, MN 55101-2667                                                                                13.81%

US Bank TR
US Bancorp CAP
U/A 01-01-1984
180 5th St. E STE SPEN0502
Saint Paul, MN 55101-2667                                                                              13.80%


SMALL CAP GROWTH

Small Cap Growth A Omnibus Account
USBANCORP Piper Jaffray for the
Exclusive Benefit of its Customers
Attn: TA Services MPFP1922
601 2nd Ave S.
Minneapolis, MN 55402-4303                                 68.76%

Small Cap Growth B Omnibus Account
USBANCORP Piper Jaffray for the
Exclusive Benefit of its Customers
Attn: TA Services MPFP1922
601 2nd Ave S.
Minneapolis, MN 55402-4303                                                35.15%

Small Cap Growth C Omnibus Account
USBANCORP Piper Jaffray for the
Exclusive Benefit of its Customers
Attn: TA Services MPFP1922
601 2nd Ave S.
Minneapolis, MN 55402-4303                                                               82.63%

Var & Co
P.O. Box 64482
St Paul, MN 55164-0482                                                                                 32.06%

Var & Co
P.O. Box 64482
St Paul, MN 55164-0482                                                                                 12.59%

Var & Co
P.O. Box 64482
St Paul, MN 55164-0482                                                                                 37.26%

--------------------------------------------------------------------------------
383
--------------------------------------------------------------------------------



PERCENTAGE OF OUTSTANDING SHARES                           CLASS A        CLASS B        CLASS C       CLASS Y
US Bank National Association Cust
Daily Valued Retirement Programs
Attn: Reconciliation SPFT0401
180 East 5th St.
St. Paul, MN 55101-2667                                                                                 8.63%

US Bank TR
US Bancorp CAP
U/A 01-01-1984
180 5th St. E STE SPEN0502
Saint Paul, MN 55101-2667                                                                                6.04%


SMALL CAP VALUE

Small Cap Value A Omnibus Account
USBANCORP Piper Jaffray for the
Exclusive Benefit of its Customers
Attn: TA Services MPFP1922
601 2nd Ave S.
Minneapolis, MN 55402-4303                                 16.26%

UMB Bank NA
Anderson Corporation 401k
C/o JP Morgan /American Century
Retirement Plan Services
P.O. Box 419784
Kansas City, MO 64141-6784                                 23.21%

Small Cap Value B Omnibus Account
USBANCORP Piper Jaffray for the
Exclusive Benefit of its Customers
Attn: TA Services MPFP1922
601 2nd Ave S.
Minneapolis, MN 55402-4303                                                27.09%

Small Cap Value C Omnibus Account
USBANCORP Piper Jaffray for the
Exclusive Benefit of its Customers
Attn: TA Services MPFP1922
601 2nd Ave S.
Minneapolis, MN 55402-4303                                                               81.59%

Var & Co
P.O. Box 64482
St Paul, MN 55164-0482                                                                                 18.68%

Var & Co
P.O. Box 64482
St Paul, MN 55164-0482                                                                                 20.65%

Var & Co
P.O. Box 64482
St Paul, MN 55164-0482                                                                                 22.69%

US Bank National Association Cust
Daily Valued Retirement Programs
Attn: Reconciliation SPFT0401
180 East 5th St.
St. Paul, MN 55101-2667                                                                                13.50%

US Bank TR
US Bancorp CAP
U/A 01-01-1984
180 5th St. E STE SPEN0502
Saint Paul, MN 55101-2667                                                                              18.97%

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--------------------------------------------------------------------------------
384
--------------------------------------------------------------------------------



PERCENTAGE OF OUTSTANDING SHARES                           CLASS A        CLASS B        CLASS C       CLASS Y
EMERGING MARKETS

Emerging Markets A Omnibus Account
USBANCORP Piper Jaffray for the
Exclusive Benefit of its Customers
Attn: TA Services MPFP1922
601 2nd Ave S.
Minneapolis, MN 55402-4303                                 73.16%

Emerging Markets B Omnibus Account
USBANCORP Piper Jaffray for the
Exclusive Benefit of its Customers
Attn: TA Services MPFP1922
601 2nd Ave S.
Minneapolis, MN 55402-4303                                                 9.99%

SSB Cust
FBO Wayne Juhl S/D IRA
14749 Co Rd 104 10001 44
Greenbush, MN 56726                                                        8.67%

Bear Stearns Securities Corp
FBO 748-52940-16
1 Metrotech Center North
Brooklyn, NY 11201-3870                                                   49.24%

Emerging Markets C Omnibus Account
USBANCORP Piper Jaffray for the
Exclusive Benefit of its Customers
Attn: TA Services MPFP1922
601 2nd Ave S.
Minneapolis, MN 55402-4303                                                               86.66%

U.S. Bank Natl Assc Cust
Roth Contribution IRA 1/1/2000
FBO Joe Strick Jr
421 Bonnie Ln
Combined Lcks Wi 54113-1002                                                               6.92%

First American Strategy Aggressive
Growth Fund
US Bank National Assn
Attn: Trust Mutual Funds SPFT0912
P.O. Box 64010
Saint Paul, MN 55164-0010                                                                               7.59%

Var & Co
P.O. Box 64482
St Paul, MN 55164-0482                                                                                 17.86%

Var & Co
P.O. Box 64482
St Paul, MN 55164-0482                                                                                  6.23%

Var & Co
P.O. Box 64482
St Paul, MN 55164-0482                                                                                 60.39%


INTERNATIONAL FUND

International A Omnibus Account
USBANCORP Piper Jaffray for the
Exclusive Benefit of its Customers
Attn: TA Services MPFP1922
601 2nd Ave S.
Minneapolis, MN 55402-4303                                 58.32%

--------------------------------------------------------------------------------
385
--------------------------------------------------------------------------------



PERCENTAGE OF OUTSTANDING SHARES                           CLASS A        CLASS B        CLASS C       CLASS Y
International B Omnibus Account
USBANCORP Piper Jaffray for the
Exclusive Benefit of its Customers
Attn: TA Services MPFP1922
601 2nd Ave S.
Minneapolis, MN 55402-4303                                                52.65%

International C Omnibus Account
USBANCORP Piper Jaffray for the
Exclusive Benefit of its Customers
Attn: TA Services MPFP1922
601 2nd Ave S.
Minneapolis, MN 55402-4303                                                               85.40%

Var & Co
P.O. Box 64482
St Paul, MN 55164-0482                                                                                 21.07%

Var & Co
P.O. Box 64482
St Paul, MN 55164-0482                                                                                 16.51%

Var & Co
P.O. Box 64482
St Paul, MN 55164-0482                                                                                 37.16%

US Bank National Association Cust
Daily Valued Retirement Programs
Attn: Reconciliation SPFT0401
180 East 5th St.
St. Paul, MN  55101-2667                                                                                9.27%

US Bank Tr
US Bancorp CAP
U/A 01-01-1984
180 5th St. E STE SPEN0502
Saint Paul, MN 55101-2667                                                                               8.88%


HEALTH SCIENCES FUND

Health Science A Omnibus Account
USBANCORP Piper Jaffray for the
Exclusive Benefit of its Customers
Attn: TA Services MPFP1922
601 2nd Ave S.
Minneapolis, MN 55402-4303                                 58.56%

Health Science B Omnibus Account
USBANCORP Piper Jaffray for the
Exclusive Benefit of its Customers
Attn: TA Services MPFP1922
601 2nd Ave S.
Minneapolis, MN 55402-4303                                                39.80%

Health Science C Omnibus Account
USBANCORP Piper Jaffray for the
Exclusive Benefit of its Customers
Attn: TA Services MPFP1922
601 2nd Ave S.
Minneapolis, MN 55402-4303                                                               87.60%

Var & Co
P.O. Box 64482
St Paul, MN 55164-0482                                                                                 28.74%

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--------------------------------------------------------------------------------
386
--------------------------------------------------------------------------------



PERCENTAGE OF OUTSTANDING SHARES                           CLASS A        CLASS B        CLASS C       CLASS Y
Var & Co
P.O. Box 64482
St Paul, MN 55164-0482                                                                                  7.61%

Var & Co
P.O. Box 64482
St Paul, MN 55164-0482                                                                                 56.67%

US Bank National Association Cust
Daily Valued Retirement Programs
Attn: Reconciliation SPFT0401
180 East 5th St.
St. Paul, MN  55101-2667                                                                                6.95%


REAL ESTATE SECURITIES FUND

Real Estate A Omnibus Account
USBANCORP Piper Jaffray for the
Exclusive Benefit of its Customers
Attn: TA Services MPFP1922
601 2nd Ave S.
Minneapolis, MN 55402-4303                                 39.66%

Charles Schwab & Co Inc
Special Custody Account
For the Benefit of its Customer
Attn: Mutual Funds
101 Montgomery St
San Francisco, CA 94104-4122                               10.63%

Real Estate B Omnibus Account
USBANCORP Piper Jaffray for the
Exclusive Benefit of its Customers
Attn: TA Services MPFP1922
601 2nd Ave S.
Minneapolis, MN 55402-4303                                                31.33%

NFSC FEBO #a7T-179108
Dennis Baker Craig Springs TTE
Springs & Sons Electrical
Contractors Inc PSP U/A 9/1/89
2129 W. Mountain View Rd
Phoenix, AZ 85021-1814                                                     5.33%

Bear Stearns Securities Corp
FBO 183-70593-18
1 Metrotech Center North
Brooklyn, NY 11201-3870                                                    7.97%

Real Estate C Omnibus Account
USBANCORP Piper Jaffray for the
Exclusive Benefit of its Customers
Attn: TA Services MPFP1922
601 2nd Ave S.
Minneapolis, MN 55402-4303                                                               99.28%

Var & Co
P.O. Box 64482
St Paul, MN 55164-0482                                                                                 53.47%

Var & Co
P.O. Box 64482
St Paul, MN 55164-0482                                                                                 39.64%

--------------------------------------------------------------------------------
387
--------------------------------------------------------------------------------


PERCENTAGE OF OUTSTANDING SHARES                           CLASS A        CLASS B        CLASS C       CLASS Y
--------------------------------                           -------        -------        -------       -------
TECHNOLOGY FUND

Technology A Omnibus Account
USBANCORP Piper Jaffray for the
Exclusive Benefit of its Customers
Attn: TA Services MPFP1922
601 2nd Ave S.
Minneapolis, MN 55402-4303                                  33.24%

Charles Schwab & Co Inc
Special Custody Account
For the Benefit of its Customer
Attn: Mutual Funds
101 Montgomery St
San Francisco, CA 94104-4122                                 7.21%

Technology B Omnibus Account
USBANCORP Piper Jaffray for the
Exclusive Benefit of its Customers
Attn: TA Services MPFP1922
601 2nd Ave S.
Minneapolis, MN 55402-4303                                                 27.85%

Technology C Omnibus Account
USBANCORP Piper Jaffray for the
Exclusive Benefit of its Customers
Attn: TA Services MPFP1922
601 2nd Ave S.
Minneapolis, MN 55402-4303                                                                72.81%

Var & Co
P.O. Box 64482
St Paul, MN 55164-0482                                                                                  41.54%

Var & Co
P.O. Box 64482
St Paul, MN 55164-0482                                                                                 12.14%

Var & Co
P.O. Box 64482
St Paul, MN 55164-0482                                                                                 17.01%

US Bank National Association Cust
Daily Valued Retirement Programs
Attn: Reconciliation SPFT0401
180 East 5th St.
St. Paul, MN  55101-2667                                                                               27.49%


CORPORATE BOND FUND

Corporate A Omnibus Account
USBANCORP Piper Jaffray for the
Exclusive Benefit of its Customers
Attn: TA Services MPFP1922
601 2nd Ave S.
Minneapolis, MN 55402-4303                                  54.82%

U.S. Bancorp Investments Inc
FBO 180835681
100 South Fifth St  Suite 1400
Minneapolis, MN 55402-1217                                  5.73%

--------------------------------------------------------------------------------
388
--------------------------------------------------------------------------------

PERCENTAGE OF OUTSTANDING SHARES                           CLASS A        CLASS B        CLASS C       CLASS Y
--------------------------------                           -------        -------        -------       -------
Corporate Bond B Omnibus Account
USBANCORP Piper Jaffray for the
Exclusive Benefit of its Customers
Attn: TA Services MPFP1922
601 2nd Ave S.
Minneapolis, MN 55402-4303                                                 23.20%

U.S. Bancorp Investments Inc
FBO 180835681
100 South Fifth St  Suite 1400
Minneapolis, MN 55402-1217                                                  5.23%

U.S. Bancorp Investments Inc
FBO 180835681
100 South Fifth St  Suite 1400
Minneapolis, MN 55402-1217                                                 17.34%

U.S. Bancorp Investments Inc
FBO 180835681
100 South Fifth St  Suite 1400
Minneapolis, MN 55402-1217                                                  7.34%

U.S. Bancorp Investments Inc
FBO 180835681
100 South Fifth St  Suite 1400
Minneapolis, MN 55402-1217                                                  8.44%

U.S. Bancorp Investments Inc
FBO 180835681
100 South Fifth St  Suite 1400
Minneapolis, MN 55402-1217                                                 18.47%

U.S. Bancorp Investments Inc
FBO 180835681
100 South Fifth St  Suite 1400
Minneapolis, MN 55402-1217                                                  8.81%

Corporate Bond C Omnibus Account
USBANCORP Piper Jaffray for the
Exclusive Benefit of its Customers
Attn: TA Services MPFP1922
601 2nd Ave S.
Minneapolis, MN 55402-4303                                                                73.73%

Wexford Clearing Services Corp
FBO Virginia H. Kauffman
Steven Kauffman & Roy
Kauffman CO-TTEES Phillip
Kauffman
Rev Tr UA DTD 12/29/83
Arlington, VA 22205                                                                       11.19%

Wexford Clearing Services Corp
FBO Virginia H. Kauffman
Steven Kauffman & Roy
Kauffman CO-TTEES Phillip
Kauffman
MRTL Shr Tr #2 UA DTD 12/29/83
Arlington, VA 22205                                                                        5.08%

Ethel Boldvan
Darleen Peterson JTWROS
212 W Caledonia St
Caledonia MN 55921-1003                                                                    7.99%

--------------------------------------------------------------------------------
389
--------------------------------------------------------------------------------


PERCENTAGE OF OUTSTANDING SHARES                           CLASS A        CLASS B        CLASS C       CLASS Y
--------------------------------                           -------        -------        -------       -------
Var & Co
P.O. Box 64482
St Paul, MN 55164-0482                                                                                 35.07%

Var & Co
P.O. Box 64482
St Paul, MN 55164-0482                                                                                 60.38%


FIXED INCOME

Fixed Income A Omnibus Account
USBANCORP Piper Jaffray for the
Exclusive Benefit of its Customers
Attn: TA Services MPFP1922
601 2nd Ave S.
Minneapolis, MN 55402-4303                                 41.88%

Fixed Income B Omnibus Account
USBANCORP Piper Jaffray for the
Exclusive Benefit of its Customers
Attn: TA Services MPFP1922
601 2nd Ave S.
Minneapolis, MN 55402-4303                                                26.48%

Fixed Income C Omnibus Account
USBANCORP Piper Jaffray for the
Exclusive Benefit of its Customers
Attn: TA Services MPFP1922
601 2nd Ave S.
Minneapolis, MN 55402-4303                                                               59.93%

Donaldson Lufkin Jenrette
Securities Corp Inc.
P.O. Box 2052
Jersey City, NJ 07303-2052                                                                5.24%

U S Bancorp Investments Inc.
FBO 190591791
100 South Fifth Street Suite 1400
Minneapolis, MN 55402-1217                                                               11.83%

NFSC FEBO # BCC-362786
Alice L Peterson
1033 Gershwin Ave North Apt 131
Oakdale, MN 55128-6147                                                                    9.96%

Var & Co
P.O. Box 64482
St Paul, MN 55164-0482                                                                                 48.93%

Var & Co
P.O. Box 64482
St Paul, MN 55164-0482                                                                                  5.34%

Var & Co
P.O. Box 64482
St Paul, MN 55164-0482                                                                                 23.34%

US Bank National Association Cust
Daily Valued Retirement Programs
Attn: Reconciliation SPFT0401
180 East 5th St.
St. Paul, MN  55101-2667                                                                                6.45%

--------------------------------------------------------------------------------
390
--------------------------------------------------------------------------------



PERCENTAGE OF OUTSTANDING SHARES                           CLASS A        CLASS B        CLASS C       CLASS Y
--------------------------------                           -------        -------        -------       -------
INTERMEDIATE TERM INCOME

Intermediate Term A Omnibus Account
USBANCORP Piper Jaffray for the
Exclusive Benefit of its Customers
Attn: TA Services MPFP1922
601 2nd Ave S.
Minneapolis, MN 55402-4303                                 65.31%

Var & Co
P.O. Box 64482
St Paul, MN 55164-0482                                                                                 41.22%

Var & Co
P.O. Box 64482
St Paul, MN 55164-0482                                                                                 27.79%

Var & Co
P.O. Box 64482
St Paul, MN 55164-0482                                                                                 20.29%

US Bank National Association Cust
Daily Valued Retirement Programs
Attn: Reconciliation SPFT0401
180 East 5th St.
St. Paul, MN  55101-2667                                                                                9.68%


LIMITED TERM INCOME

Limited Term A Omnibus Account
USBANCORP Piper Jaffray for the
Exclusive Benefit of its Customers
Attn: TA Services MPFP1922
601 2nd Ave S.
Minneapolis, MN 55402-4303                                 22.64%

Var & Co
P.O. Box 64482
St Paul, MN 55164-0482                                                                                 47.88%

Var & Co
P.O. Box 64482
St Paul, MN 55164-0482                                                                                 15.31%

Var & Co
P.O. Box 64482
St Paul, MN 55164-0482                                                                                 18.33%

US Bank National Association Cust
Daily Valued Retirement Programs
Attn: Reconciliation SPFT0401
180 East 5th St.
St. Paul, MN  55101-2667                                                                               15.48%


STRATEGIC INCOME FUND

Strategic Income A Omnibus Account
USBANCORP Piper Jaffray for the
Exclusive Benefit of its Customers
Attn: TA Services MPFP1922
601 2nd Ave S.
Minneapolis, MN 55402-4303                                 26.28%

--------------------------------------------------------------------------------
391
--------------------------------------------------------------------------------


PERCENTAGE OF OUTSTANDING SHARES                           CLASS A        CLASS B        CLASS C       CLASS Y
--------------------------------                           -------        -------        -------       -------
Attn: Mutual Funds Dept
Fiserv Securities Inc
FAO 46404106
One Commerce Square
2005 Market St Suite 1200
Philadelphia, PA 19103-7008                                 5.48%

Strategic B Omnibus Account
USBANCORP Piper Jaffray for the
Exclusive Benefit of its Customers
Attn: TA Services MPFP1922
601 2nd Ave S.
Minneapolis, MN 55402-4303                                                63.73%

U.S. Bancorp Investments Inc
FBO 352628231
100 s 5th ST STE 1400
Minneapolis, MN 55402-1217                                                13.12%

Strategic Income C Omnibus Account
USBANCORP Piper Jaffray for the
Exclusive Benefit of its Customers
Attn: TA Services MPFP1922
601 2nd Ave S.
Minneapolis, MN 55402-4303                                                               51.06%

Donaldson Lufkin Jenrette
Securities Corp Inc.
P.O. Box 2052
Jersey City, NJ 07303-2052                                                                8.67%

First American Strategy Growth and Income Fund
US Bank National Assn
Attn: Mutual Funds Department
PO Box 64010
Saint Paul, MN 55164-0010                                                                               9.15%

Var & Co
P.O. Box 64482
St Paul, MN 55164-0482                                                                                 46.61%

Var & Co
P.O. Box 64482
St Paul, MN 55164-0482                                                                                 33.74%


ARIZONA TAX FREE FUND

Arizona Tax Free A Omnibus Account
USBANCORP Piper Jaffray for the
Exclusive Benefit of its Customers
Attn: TA Services MPFP1922
601 2nd Ave S.
Minneapolis, MN 55402-4303                                 96.53%

Arizona Tax Free C Omnibus Account
USBANCORP Piper Jaffray for the
Exclusive Benefit of its Customers
Attn: TA Services MPFP1922
601 2nd Ave S.
Minneapolis, MN 55402-4303                                                               94.18%

SEI Financial Services
Attn: Rob Silvestri
One Freedom Valley Dr
Oaks, PA 19456                                                                            5.45%

--------------------------------------------------------------------------------
392
--------------------------------------------------------------------------------


PERCENTAGE OF OUTSTANDING SHARES                           CLASS A        CLASS B        CLASS C       CLASS Y
--------------------------------                           -------        -------        -------       -------
Var & Co
P.O. Box 64482
St Paul, MN 55164-0482                                                                                 68.79%

Var & Co
P.O. Box 64482
St Paul, MN 55164-0482                                                                                 31.21%

CALIFORNIA INTERMEDIATE TAX FREE

U.S. Bancorp Investments Inc
FBO 118602021
100 s 5th ST STE 1400
Minneapolis, MN 55402-1217                                 24.06%

U.S. Bancorp Investments Inc
FBO 118666051
100 s 5th ST STE 1400
Minneapolis, MN 55402-1217                                 24.11%

U.S. Bancorp Investments Inc
FBO 180845331
100 s 5th ST STE 1400
Minneapolis, MN 55402-1217                                 18.52%

Var & Co
P.O. Box 64482
St Paul, MN 55164-0482                                                                                 78.64%

Var & Co
P.O. Box 64482
St Paul, MN 55164-0482                                                                                 21.36%

CALIFORNIA TAX FREE FUND

California Tax Free A Omnibus Account
USBANCORP Piper Jaffray for the
Exclusive Benefit of its Customers
Attn: TA Services MPFP1922
601 2nd Ave S.
Minneapolis, MN 55402-4303                                 65.47%

California Tax Free C Omnibus Account
USBANCORP Piper Jaffray for the
Exclusive Benefit of its Customers
Attn: TA Services MPFP1922
601 2nd Ave S.
Minneapolis, MN 55402-4303                                                               97.46%

Var & Co
P.O. Box 64482
St Paul, MN 55164-0482                                                                                 77.65%

Var & Co
P.O. Box 64482
St Paul, MN 55164-0482                                                                                 22.35%

COLORADO INTERMEDIATE TAX FREE

Colo Inter RX/FR A Omnibus Account
USBANCORP Piper Jaffray for the
Exclusive Benefit of its Customers
Attn: TA Services MPFP1922
601 2nd Ave S.
Minneapolis, MN 55402-4303                                 23.40%

--------------------------------------------------------------------------------
393
--------------------------------------------------------------------------------



PERCENTAGE OF OUTSTANDING SHARES                           CLASS A        CLASS B        CLASS C       CLASS Y
--------------------------------                           -------        -------        -------       -------
Alpine Trust & Asset Management
Marilyn C Simons RVOC TR
A/C #70400003
225 N 5th St.
Grand Junction, CO 81501-2611                               8.65%

Var & Co
P.O. Box 64482
St Paul, MN 55164-0482                                      9.05%

Norwest Bank Colorado NA
TTE FBO M.w. Millar Revocable
TR # 1210255701
1740 Broadway St
MAC-c7300-077
Denver, CO 80274-0001                                       5.57%

Norwest Investment Services Inc
FBO 11230927
Northstar Building East - 9th floor
608 Second Ave South
Minneapolis, MN 55402-1916                                  6.61%

U. S. Bancorp Investments Inc
FBO 180642381
100 South Fifth St Suite 1400
Minneapolis, MN 55402-1217                                  9.85%

Var & Co
P.O. Box 64482
St Paul, MN 55164-0482                                                                                 37.54%

Var & Co
P.O. Box 64482
St Paul, MN 55164-0482                                                                                 55.64%

SMICO and Co
C/o The Smith County State Bank
P.O. Box 307
Smith Center, KS 66967-0307                                                                             5.41%


COLORADO TAX FREE FUND

Colorado Tax Free A Omnibus Account
USBANCORP Piper Jaffray for the
Exclusive Benefit of its Customers
Attn: TA Services MPFP1922
601 2nd Ave S.
Minneapolis, MN 55402-4303                                 79.68%

Colorado Tax Free C Omnibus Account
USBANCORP Piper Jaffray for the
Exclusive Benefit of its Customers
Attn: TA Services MPFP1922
601 2nd Ave S.
Minneapolis, MN 55402-4303                                                               99.39%

Var & Co
P.O. Box 64482
St Paul, MN 55164-0482                                                                                 78.76%

Var & Co
P.O. Box 64482
St Paul, MN 55164-0482                                                                                 19.25%

--------------------------------------------------------------------------------
394
--------------------------------------------------------------------------------


PERCENTAGE OF OUTSTANDING SHARES                           CLASS A        CLASS B        CLASS C       CLASS Y
--------------------------------                           -------        -------        -------       -------
INTERMEDIATE TERM TAX-FREE

Inter TX/FR A Omnibus Account
USBANCORP Piper Jaffray for the
Exclusive Benefit of its Customers
Attn: TA Services MPFP1922
601 2nd Ave S.
Minneapolis, MN 55402-4303                                 16.31%

Carl S Thomas
8633 Trianon Ln
Las Vegas, NV 89128-4875                                    9.40%

Attn: Mutual Funds
FISERV Securities Inc
FAO 46404074
One Commerce Square
2005 Market St. Suite 1200
Philadelphia, PA 19103-7008                                 9.32%

Var & Co
P.O. Box 64482
St Paul, MN 55164-0482                                                                                 72.16%

Var & Co
P.O. Box 64482
St Paul, MN 55164-0482                                                                                  6.15%

Var & Co
P.O. Box 64482
St Paul, MN 55164-0482                                                                                 21.41%

MINNESOTA TAX FREE

MN TX/FR A Omnibus Account
USBANCORP Piper Jaffray for the
Exclusive Benefit of its Customers
Attn: TA Services MPFP1922
601 2nd Ave S.
Minneapolis, MN 55402-4303                                 82.68%

Minnesota Tax Free C Omnibus Account
USBANCORP Piper Jaffray for the
Exclusive Benefit of its Customers
Attn: TA Services MPFP1922
601 2nd Ave S.
Minneapolis, MN 55402-4303                                                               34.46%

Donaldson Lufkin Jenrette
Securities Corp Inc.
P.O. Box 2052
Jersey City, NJ 07303-2052                                                                8.93%

LPL Financial Services
A/c 6021-2149
9785 Towne Centre Drive
San Diego, Ca 92121-1968                                                                 11.32%

Var & Co
P.O. Box 64482
St Paul, MN 55164-0482                                                                                 77.32%

Var & Co
P.O. Box 64482
St Paul, MN 55164-0482                                                                                  6.68%

--------------------------------------------------------------------------------
395
--------------------------------------------------------------------------------



PERCENTAGE OF OUTSTANDING SHARES                           CLASS A        CLASS B        CLASS C       CLASS Y
--------------------------------                           -------        -------        -------       -------
MN TX/FR Y Omnibus Account
USBANCORP Piper Jaffray for the
Exclusive Benefit of its Customers
Attn: TA Services MPFP1922
601 2nd Ave S.
Minneapolis, MN 55402                                                                                  11.84%

MINNESOTA INTERMEDIATE TAX FREE

MN Int TX/FR A Omnibus Account
USBANCORP Piper Jaffray for the
Exclusive Benefit of its Customers
Attn: TA Services MPFP1922
601 2nd Ave S.
Minneapolis, MN 55402-4303                                 45.38%

Var & Co
P.O. Box 64482
St Paul, MN 55164-0482                                                                                 85.47%

Var & Co
P.O. Box 64482
St Paul, MN 55164-0482                                                                                 12.08%


OREGON INTERMEDIATE TAX FREE

Dorothy L Hart
1605 Oak St.
La Grande, OR 97850-1521                                    6.92%

Florence L Hart
1310 Walnut St.
La Grande, OR 97850-1435                                    6.92%

Bank of Cascades
TTEES for Mary S Defremery
1125 NW Bond St
Bend, OR 97701-1925                                        16.76%

Verb & Co
4380 SW Macadam Ste 450
Portland, OR 97201-6407                                    11.22%

Rede & Co
4380 SW Macadam Ave Ste 450
Portland, OR 97201-6407                                    30.37%

Var & Co
P.O. Box 64482
St Paul, MN 55164-0482                                                                                 51.89%

Var & Co
P.O. Box 64482
St Paul, MN 55164-0482                                                                                  5.77%

Var & Co
P.O. Box 64482
St Paul, MN 55164-0482                                                                                 41.70%

TAX FREE

Tax Free A Omnibus Account
US BANCORP Piper Jaffray for the
Exclusive Benefit of It's Customers
Attn: TA Services MPFP1922
601 2nd Ave S.
Minneapolis, MN 55402-4303                                 84.70%

--------------------------------------------------------------------------------
396
--------------------------------------------------------------------------------



PERCENTAGE OF OUTSTANDING SHARES                           CLASS A        CLASS B        CLASS C       CLASS Y
--------------------------------                           -------        -------        -------       -------
Tax Free C Omnibus Account
US BANCORP Piper Jaffray for the
Exclusive Benefit of It's Customers
Attn: TA Services MPFP1922
601 2nd Ave S.
Minneapolis, MN 55402-4303                                                               66.76%

Charlotte Ann Schwarz &
Robert E Schaffler JTWROS
RR 3 Box 26
Le Sueur, MN 56058-9407                                                                   6.37%

Robert E. Schaffler &
Ronald F. Schaffler JTWROS
1028 Shady Oak Dr
North Mankato, MN 56003-3435                                                              5.86%

Vera E. Meixner
2799 W. Highway 14
Owatonna, MN 55060-4848                                                                  20.97%

Var & Co
P.O. Box 64482
St Paul, MN 55164-0482                                                                                 82.01%

Var & Co
P.O. Box 64482


                    NET ASSET VALUE AND PUBLIC OFFERING PRICE

         The public offering price of the shares of a Fund generally equals the Fund's net asset value plus any applicable sales charge. A summary of any applicable sales charge assessed on Fund share purchases is set forth in the Fund's Prospectuses. The public offering price of each Fund's Class A and Class C Shares as of September 30, 2000 was as set forth below. Please note that the public offering prices of Class B and Class Y Shares are the same as net asset value since no sales charges are imposed on the purchase of such shares.

                                                     PUBLIC OFFERING PRICE
                                                 ----------------------------
                                                  CLASS A             CLASS C
                                                  -------             -------
Balanced Fund                                     $13.14              $12.56
Equity Income Fund                                 17.19               16.44
Equity Index Fund                                  29.29               27.94
Large Cap Growth Fund                              22.74               21.52
Large Cap Value Fund                               21.73               20.72
Mid Cap Growth Fund                                19.93               18.80
Mid Cap Value Fund                                 15.43               14.70
Small Cap Growth Fund                              25.83               24.41
Small Cap Value Fund                               18.04               17.05
Emerging Markets Fund                               8.97                8.55
International Fund                                 19.55               18.48
Health Sciences Fund                               14.08               13.42
Real Estate Securities Fund                        13.41               12.81
Technology Fund                                    50.32               47.97
Corporate Bond Fund                                10.48               10.11
Fixed Income Fund                                  11.16               10.77
Intermediate Term Income Fund                      10.04                   *
Limited Term Income Fund                           10.16                   *
Strategic Income Fund                               9.31                8.99
Arizona Tax Free Fund                              10.72               10.55
California Intermediate Tax Free Fund              10.28                   *
California Tax Free Fund                           10.93               10.77
Colorado Intermediate Tax Free Fund                10.54                   *

--------------------------------------------------------------------------------
397
--------------------------------------------------------------------------------


Colorado Tax Free Fund                             10.69               10.52
Intermediate Tax Free Fund                         10.75                   *
Minnesota Intermediate Tax Free Fund               10.05                   *
Minnesota Tax Free Fund                            10.91               10.73
Oregon Intermediate Tax Free Fund                   9.99                   *
Tax Free Fund                                      10.76               10.57

* Class C shares not offered.

         The net asset value of each Fund's shares is determined on each day during which the New York Stock Exchange (the "NYSE") is open for business. The NYSE is not open for business on the following holidays (or on the nearest Monday or Friday if the holiday falls on a weekend): New Year's Day, Martin Luther King, Jr. Day, Washington's Birthday (observed), Good Friday, Memorial Day (observed), Independence Day, Labor Day, Thanksgiving Day and Christmas Day. Each year the NYSE may designate different dates for the observance of these holidays as well as designate other holidays for closing in the future. To the extent that the securities held by a Fund are traded on days that the Fund is not open for business, such Fund's net asset value per share may be affected on days when investors may not purchase or redeem shares. This may occur, for example, where a Fund holds securities which are traded in foreign markets.

         On September 30, 2000, the net asset values per share for each class of shares of the Funds were calculated as follows.

                                                                                                       NET ASSET
                                                             NET ASSETS             SHARES          VALUE PER SHARE
                                                            (IN DOLLARS)         OUTSTANDING          (IN DOLLARS)
                                                          ----------------      ---------------    ------------------
BALANCED FUND
   Class A                                                      54,605,032            4,387,144                12.45
   Class B                                                      49,457,150            3,997,193                12.37
   Class C                                                       1,499,194              120,616                12.43
   Class Y                                                     240,429,210           19,268,068                12.48

EQUITY INCOME FUND
   Class A                                                      20,607,069            1,264,710                16.29
   Class B                                                      10,365,628              638,372                16.24
   Class C                                                       2,510,782              154,259                16.28
   Class Y                                                     275,436,337           16,823,372                16.37

EQUITY INDEX FUND
   Class A                                                     134,180,031            4,835,354                27.75
   Class B                                                     121,091,992            4,405,356                27.49
   Class C                                                      34,810,837            1,258,658                27.66
   Class Y                                                   1,400,086,092           50,475,118                27.74

LARGE CAP GROWTH FUND
   Class A                                                     208,556,371            9,675,725                21.55
   Class B                                                      36,271,463            1,732,837                20.93
   Class C                                                      17,538,301              823,587                21.30
   Class Y                                                   1,112,121,496           51,189,710                21.73

LARGE CAP VALUE FUND
   Class A                                                     138,145,592            6,710,140                20.59
   Class B                                                      49,662,470            2,447,008                20.30
   Class C                                                       6,550,966              319,421                20.51
   Class Y                                                   1,186,787,069           57,499,447                20.64

MID CAP GROWTH FUND
   Class A                                                     264,569,957           14,016,600                18.88
   Class B                                                       4,812,007              259,922                18.51
   Class C                                                       5,971,225              320,972                18.61
   Class Y                                                     361,566,353           18,893,657                19.14

MID CAP VALUE FUND
   Class A                                                      13,568,526              927,820                14.62
   Class B                                                      12,494,808              874,869                14.28

--------------------------------------------------------------------------------
398
--------------------------------------------------------------------------------

                                                                                                       NET ASSET
                                                             NET ASSETS             SHARES          VALUE PER SHARE
                                                            (IN DOLLARS)         OUTSTANDING          (IN DOLLARS)
                                                          ----------------      ---------------    ------------------
   Class C                                                       1,430,194               98,292                14.55
   Class Y                                                     275,127,535           18,740,422                14.68

SMALL CAP GROWTH FUND
   Class A                                                      57,148,106            2,335,549                24.47
   Class B                                                       8,439,546              364,296                23.17
   Class C                                                       8,205,511              339,484                24.17
   Class Y                                                     478,974,759           19,317,945                27.49

SMALL CAP VALUE FUND
   Class A                                                      35,857,369            2,098,133                17.09
   Class B                                                      13,645,886              814,129                16.76
   Class C                                                       1,098,549               65,063                16.88
   Class Y                                                     431,905,056           25,124,762                17.19

EMERGING MARKETS FUND
   Class A                                                       4,337,885              510,439                 8.50
   Class B                                                         107,298               12,826                 8.37
   Class C                                                           4,298                  508                 8.46
   Class Y                                                      55,752,962            6,517,081                 8.55

INTERNATIONAL FUND
   Class A                                                      90,223,397            4,870,299                18.52
   Class B                                                      13,500,005              756,344                17.85
   Class C                                                      22,451,167            1,226,981                18.30
   Class Y                                                     675,603,637           36,367,490                18.58

HEALTH SCIENCES FUND
   Class A                                                       6,644,772              498,109                13.34
   Class B                                                       4,220,704              327,343                12.89
   Class C                                                       4,437,022              327,070                13.29
   Class Y                                                      19,175,297            1,428,522                13.42

REAL ESTATE SECURITIES FUND
   Class A                                                       2,035,048              160,123                12.71
   Class B                                                       1,873,840              148,657                12.61
   Class C                                                         164,133               12,942                12.68
   Class Y                                                      56,346,823            4,425,103                12.73

TECHNOLOGY FUND
   Class A                                                     155,532,859            3,262,179                47.68
   Class B                                                      97,002,675            2,184,910                44.40
   Class C                                                      33,604,316              707,551                47.79
   Class Y                                                     436,937,708            8,991,185                48.60

CORPORATE BOND FUND
   Class A                                                         770,668               76,851                10.03
   Class B                                                         103,390               10,320                10.02
   Class C                                                         143,454               14,327                10.01
   Class Y                                                      89,989,764            8,976,197                10.03

FIXED INCOME FUND
   Class A                                                     110,490,475           10,335,459                10.69
   Class B                                                      11,549,374            1,086,415                10.63
   Class C                                                         565,856               59,077                10.66
   Class Y                                                   1,299,880,638          121,639,240                10.69

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
INTERMEDIATE TERM INCOME FUND
   Class A                                                      29,644,768            3,027,459                 9.79
   Class Y                                                     381,719,201           39,070,794                 9.77

LIMITED TERM INCOME FUND
   Class A                                                      80,992,280            8,172,083                 9.91

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
                                                                                                       NET ASSET
                                                             NET ASSETS             SHARES          VALUE PER SHARE
                                                            (IN DOLLARS)         OUTSTANDING          (IN DOLLARS)
                                                          ----------------      ---------------    ------------------
   Class Y                                                      92,092,104            9,290,577                 9.91

STRATEGIC INCOME FUND
   Class A                                                      21,737,288            2,437,921                 8391
   Class B                                                       1,401,332              157,639                 8.89
   Class C                                                       1,241,056              139,472                 8.90
   Class Y                                                     237,730,412           26,652,785                 8.92

ARIZONA TAX FREE FUND
   Class A                                                       9,667,937              924,823                10.45
   Class C                                                          21,780                2,085                10.44
   Class Y                                                       2,670,781              255,496                10.45

CALIFORNIA INTERMEDIATE TAX FREE FUND
   Class A                                                       2,344,407              233,869                10.02
   Class Y                                                      43,262,083            4,309,887                10.04

CALIFORNIA TAX FREE FUND
   Class A                                                       6,029,518              565,771                10.66
   Class C                                                          33,614                3,155                10.66
   Class Y                                                       4,765,658              447,171                10.66

COLORADO INTERMEDIATE TAX FREE FUND
   Class A                                                       3.485,112              338,890                10.28
   Class Y                                                      52,884,822            5,155,617                10.26

COLORADO TAX FREE FUND
   Class A                                                       8,068,120              774,579                10.42
   Class C                                                         155,737               14,954                10.41
   Class Y                                                       2,430,326              232,931                10.43

INTERMEDIATE TAX FREE FUND
   Class A                                                       8,993,898              858,261                10.48
   Class Y                                                     375,278,932           35,861,737                10.46

MINNESOTA INTERMEDIATE TAX FREE FUND
   Class A                                                      12,468,638            1,272,863                 9.80
   Class Y                                                     244,353,658           25,030,639                 9.76

MINNESOTA TAX FREE FUND
   Class A                                                      93,994,797            8,833,481                10.64
   Class C                                                       2,037,144              191,773                10.62
   Class Y                                                      40,859,888            3,844,460                10.63

OREGON INTERMEDIATE TAX FREE FUND
   Class A                                                       3,302,531              339,095                 9.74
   Class Y                                                     160,124,823           16,438,351                 9.74

TAX FREE FUND
   Class A                                                      27,060,395            2,580,111                10.49
   Class C                                                         138,976               13,287                10.46
   Class Y                                                      62,530,333            5,959,378                10.49


                                FUND PERFORMANCE

         LINKED PERFORMANCE. Advertisements and other sales literature for the Funds' Class Y shares may include linked performance where there is a

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performance history of less than five years. That is, in situations where a
Fund's Class A shares have an inception date reflecting a performance history longer than five years, but that same Fund's Class Y shares have an inception date reflecting a shorter performance history, the Fund may advertise Class Y share performance "linked" to the Class A share inception date. This performance presentation will be adjusted to reflect

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Class Y share fees and expenses, and the Fund will always (additionally) provide performance based on the Fund's actual Class Y share inception date. Fund prospectuses and annual report(s) will continue to reflect share class performance from actual inception dates.


         PERFORMANCE PRESENTATION. Advertisements and other sales literature for the Funds may refer to a Fund's "average annual total return" and "cumulative total return." In addition, each Fund may provide yield calculations in advertisements and other sales literature. All such yield and total return quotations are based on historical earnings and are not intended to indicate future performance. The return on and principal value of an investment in any of the Funds will fluctuate, so that an investor's shares, when redeemed, may be worth more or less than their original cost.

         AVERAGE ANNUAL TOTAL RETURN. Average annual total return is the average annual compounded rate of return on a hypothetical $1,000 investment made at the beginning of the advertised period. Average annual total return figures are computed according to the following formula:

               P(1 + T)n  =  ERV

               Where: P   =  a hypothetical initial payment of $1,000
                      T   =  average annual total return
                      n   =  number of years
                      ERV =  ending redeemable value at the end of the period of a hypothetical $1,000 payment made at the beginning of such period

This calculation deducts the maximum sales charge from the initial hypothetical $1,000 investment, assumes all dividends and capital gains distributions are reinvested at net asset value on the appropriate reinvestment dates as described in the applicable Prospectus, and includes all recurring fees, such as investment advisory and management fees, charged to all shareholder accounts. For Class B and Class C Shares, the calculation assumes the maximum deferred sales load is deducted at the times, in the amounts and under the terms disclosed in the applicable Prospectus. Average annual total return quotations may be accompanied by quotations that do not reflect the sales charges, and therefore will be higher.

         The Advisor and Distributor have waived a portion of their fees on a voluntary basis, thereby increasing total return and yield. These fees may or may not be waived in the future in the Advisor's or Distributor's discretion.

         CUMULATIVE TOTAL RETURN. Cumulative total return is calculated by subtracting a hypothetical $1,000 investment in a Fund from the redeemable value of such investment at the end of the advertised period, dividing such difference by $1,000 and multiplying the quotient by 100. Cumulative total return is computed according to the following formula:

               CTR = (ERV-P) 100
                     -------
                        P

               Where: CTR  =  Cumulative total return;
                      ERV  =  ending redeemable value at the end of the period
                              of a hypothetical $1,000 payment made at the
                              beginning of such period; and
                      P    =  initial payment of $1,000.

This calculation assumes all dividends and capital gain distributions are reinvested at net asset value on the appropriate reinvestment dates as described in the applicable Prospectus and includes all recurring fees, such as investment advisory and management fees, charged to all shareholder accounts.

         Based on the foregoing, the cumulative and the average annual total returns for each class of the Funds from inception through September 30, 2000 were as set forth below. The performance for Class A, Class B and Class C Shares will normally be lower than for Class Y Shares because Class A, Class B and Class C Shares are subject to sales and distribution charges and/or shareholder servicing fees not charged to Class Y Shares.

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
                         Cumulative        Average Annual      Average Annual      Average Annual      Average Annual
                     Since Inception*    Since Inception*         One Year           Five Year            Ten Year
                    -----------------   -----------------    -----------------   -----------------   -----------------
                    Without     With    Without     With     Without     With    Without     With    Without     With
                    -------    ------   -------    ------    -------    ------   -------    ------   -------    ------
                       Sales Charge        Sales Charge        Sales Charge        Sales Charge        Sales Charge
                    -----------------   -----------------    -----------------   -----------------   -----------------
                       %          %        %          %         %          %        %           %       %          %
                    -----------------   -----------------    -----------------   -----------------   -----------------
Balanced Fund
   Class A           132.48    120.36     11.42     10.66      4.50     (1.01)    11.14       9.95         --        --
   Class B            94.16     94.16     11.43     11.43      3.59     (1.03)    10.30      10.03         --        --
   Class C             3.44      2.39      2.05      1.43      3.65      1.66        --         --         --        --
   Class Y           106.27        --     11.65        --      4.67        --     11.42         --         --        --

Equity Income
Fund
   Class A**         159.29    145.77     13.01     12.24     11.11      5.29     15.07      13.84         --        --
   Class B            29.84    129.84     14.54     14.54     10.35      5.35     14.31      14.08         --        --
   Class C             7.07      5.99      4.20      3.56     10.41      8.31        --         --         --        --
   Class Y            43.59        --     13.26        --     11.46        --     15.45         --         --        --

Equity Index
Fund
   Class A           271.81    252.42     18.34     17.53     12.11      6.24     20.93      19.63         --        --
   Class B           220.30    220.30     20.91     20.91     11.25      6.25     20.04      19.85         --        --
   Class C            12.16     11.03      7.15      6.49     11.32      9.19        --         --         --        --
   Class Y           238.82        --     18.56        --     12.38        --     21.23         --         --        --

Large Cap
Growth Fund
   Class A**         226.63    209.60     16.41     15.61     25.80     19.22     21.80      20.50         --        --
   Class B           245.47    245.47     22.41     22.41     24.84     19.84     20.88      20.69         --        --
   Class C            32.43     31.09     18.40     17.68     24.89     22.63        --         --         --        --
   Class Y           265.41        --     16.58        --     26.13        --     22.10         --         --        --

Large Cap
Value Fund
   Class A           402.29    376.10     13.20     13.02      0.92     (4.37)    14.06      12.84     15.19      14.57
   Class B           130.37    130.37     14.58     14.58      0.17     (4.27)    13.25      13.00        --         --
   Class C             1.82      0.80      1.09      0.48      0.17     (1.71)       --         --        --         --
   Class Y           149.95        --     13.64        --      1.17        --     14.39         --     15.38         --

Mid Cap Growth
Fund
   Class A           654.54    614.53     21.34     20.71     76.44     61.23     23.57      22.25     24.24      23.57
   Class B            94.50     90.50     36.25     34.94     75.14     70.14        --         --        --         --
   Class C            80.45     78.58     42.61     41.72     75.10     72.34        --         --        --         --
   Class Y           148.20        --     12.44        --     13.94        --      9.21         --     13.48         --

Mid Cap Value
Fund
   Class A           338.17    315.33     12.29     11.82     13.58      7.60      8.88       7.71     13.28      12.67
   Class B            73.48     73.48      9.40      9.40     12.85      7.85      8.11       7.87        --         --
   Class C             6.89      5.81      4.09      3.45     12.81     10.69        --         --        --         --
   Class Y            88.10        --     12.44        --     13.94        --      9.21         --     13.48         --

Small Cap
Growth Fund (1)
   Class A           507.36    475.70     14.24     13.79     62.07     53.56     23.35      22.03     19.96      19.32
   Class B            88.49     84.49     33.93     32.61     60.95     55.95        --         --        --         --
   Class C            73.55     71.77     39.31     38.45     61.06     58.44        --         --        --         --
   Class Y            92.75        --     14.28        --     62.58        --     23.47         --     20.03         --

Small Cap Value
Fund
   Class A           145.67    132.86     15.68     14.68     23.19     16.74     10.89       9.70        --         --

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404
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
   Class B             7.97      4.29      2.73      1.48     22.31     17.31         -          -         -        -
   Class C            25.83     24.54     14.82     14.11     22.29     20.07         -          -         -        -
   Class Y           149.04         -     15.94         -     23.56         -     11.30          -         -        -

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
                         Cumulative        Average Annual      Average Annual      Average Annual      Average Annual
                     Since Inception*    Since Inception*         One Year           Five Year            Ten Year
                    -----------------   -----------------    -----------------   -----------------   -----------------
                    Without     With    Without     With     Without     With    Without     With    Without     With
                    -------    ------   -------    ------    -------    ------   -------    ------   -------    ------
                       Sales Charge        Sales Charge        Sales Charge        Sales Charge        Sales Charge
                    -----------------   -----------------    -----------------   -----------------   -----------------
                       %          %        %          %         %          %        %           %       %          %
                    -----------------   -----------------    -----------------   -----------------   -----------------
Emerging Markets
Fund
   Class A           (14.73)   (19.18)    (2.28)    (3.04)    25.55     18.88      3.16      2.06         --      --
   Class B            15.13     11.13      6.77      5.03     24.55     19.55        --        --         --      --
   Class C           (15.06)   (16.75)   (15.06)   (16.75)       --        --        --        --         --      --
   Class Y            17.74        --     (2.18)       --     25.88        --      3.30        --         --      --

International
Fund
   Class A           127.18    115.31     13.48     12.55     24.63     18.03     17.14     15.88         --      --
   Class B           111.16    111.16     12.96     12.96     23.71     18.71     16.19     15.97         --      --
   Class C            34.54     33.24     19.53     18.84     23.74     21.48        --        --         --      --
   Class Y           129.43        --     13.64        --     24.95        --     17.37        --         --      --

Health Sciences
Fund
   Class A            56.59     48.43     10.11      8.85     61.89     53.33        --        --         --      --
   Class B            51.41     49.41      9.32      9.01     60.85     55.85        --        --         --      --
   Class C            36.17     33.79     36317     33.79        --        --        --        --         --      --
   Class Y            58.40        --     10.38        --     62.10        --        --        --         --      --

Real Estate
Securities Fund
   Class A            68.75     59.95     11.04      9.86     56.68     20.00     11.03      9.85         --      --
   Class B            62.19     60.19     10.17      9.89     25.81     20.81     10.16      9.88         --      --
   Class C            25.56     23.27     25.56     23.27        --        --        --        --         --      --
   Class Y            79.80        --     11.84        --     26.95        --     11.32        --         --      --

Technology Fund
   Class A           791.08    744.63     40.03     38.88     80.11     70.64     36.80     35.33         --      --
   Class B           762.66    762.66     42.11     42.11     78.77     73.77     35.83     35.71         --      --
   Class C            (5.57)    (7.46)    (5.57)    (7.46)       --        --        --        --         --      --
   Class Y           803.93        --     40.34        --     80.71        --     37.19        --         --      --

Corporate Bond
Fund
   Class A             5.17      0.74      5.17      0.74        --        --        --        --         --      --
   Class B             4.70     (0.30)     4.70     (0.30)       --        --        --        --         --      --
   Class C             4.54      2.51      4.54      2.51        --        --        --        --         --      --
   Class Y             5.21        --      5.21        --        --        --        --        --         --      --

Fixed Income
Fund
   Class A           150.68    140.12      7.47      7.11      6.33      1.83      5.65      4.73       7.23    6.77
   Class B            40.69     40.69      5.73      5.73      5.70      0.70      4.90      4.58         --      --
   Class C             2.69      1.70      1.61      1.02      5.60      3.52        --        --         --      --
   Class Y            45.55        --      7.58        --      6.49        --      5.91        --       7.37      --

Intermediate Term
Income Fund
   Class A            54.53     50.61      5.74      5.39      5.69      3.07      5.68      5.15         --      --
   Class Y            43.67        --      5.76        --      5.97        --      5.70        --         --      --

Limited Term
Income Fund
   Class A            48.57     44.81      5.21      4.86      6.30      3.67      5.65      5.13         --      --
   Class Y            42.15        --      5.22        --      6.29        --      5.67        --         --      --

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                                       73
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407
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
                        Cumulative        Average Annual      Average Annual      Average Annual      Average Annual
                     Since Inception*    Since Inception*         One Year           Five Year            Ten Year
                    -----------------   -----------------    -----------------   -----------------   -----------------
                    Without     With    Without     With     Without     With    Without     With    Without     With
                    -------    ------   -------    ------    -------    ------   -------    ------   -------    ------
                       Sales Charge        Sales Charge        Sales Charge        Sales Charge        Sales Charge
                    -----------------   -----------------    -----------------   -----------------   -----------------
                       %          %        %          %         %          %        %          %        %          %
                    -----------------   -----------------    -----------------   -----------------   -----------------
Strategic Income
Fund
   Class A             4.73      0.31      2.13      0.14      5.56      1.11        --        --          --       --
   Class B             3.16     (0.40)     1.43     (0.18)     4.83     (0.07)       --        --          --       --
   Class C             4.86      3.78      2.89      2.25      5.16      3.14        --        --          --       --
   Class Y             5.38        --      2.42        --      5.94        --        --        --          --       --
Arizona Tax Free
Fund
   Class A             8.21      5.47      8.21      5.47        --        --        --        --          --       --
   Class C             7.88      5.81      7.88      5.81        --        --        --        --          --       --
   Class Y             8.36        --      8.36        --        --        --        --        --          --       --
California
Intermediate Tax
Free Funds
   Class A            14.79     11.88      4.48      3.63      5.84      3.26        --        --          --       --
   Class Y            15.02        --      4.55        --      6.05        --        --        --          --       --
California Tax Free
Fund
   Class A            10.23      7.43     10.23      7.43        --        --        --        --          --       --
   Class C             9.84      7.76      9.84      7.76        --        --        --        --          --       --
   Class Y            10.38        --     10.38        --        --        --        --        --          --       --
Colorado
Intermediate
Tax Free Fund
   Class A            39.90     36.35      5.30      4.89      4.40      1.83      4.45      3.92          --       --
   Class Y            39.66        --      5.28        --      4.51        --      4.41        --          --       --
Colorado Tax Free
Fund
   Class A             7.70      4.97      7.70      4.97        --        --        --        --          --       --
   Class C             7.52      5.45      7.52      5.45        --        --        --        --          --       --
   Class Y             8.05        --      8.05        --        --        --        --        --          --       --
Intermediate Tax
Free Fund
   Class A            98.85     93.81      5.54      5.33      5.10      2.45      4.49      3.97        5.49     5.22
   Class Y            31.79        --      5.53        --      5.11        --      4.46        --        5.47       --
Minnesota
Intermediate Tax
Free Fund
   Class A            32.96     29.59      4.41      4.01      4.84      2.23      4.51      3.99          --       --
   Class Y            32.62        --      4.37        --      4.85        --      4.46        --          --       --
Minnesota Tax
Free Fund
   Class A           121.51    115.90      6.72      6.50      4.75      2.17      5.25      4.71        6.81     6.54
   Class C             1.09      0.12      0.65      0.07      4.25      2.20        --        --          --       --
   Class Y            13.86        --      6.78        --      5.00        --      5.39        --        6.88       --
Oregon Intermediate
Tax Free Fund
   Class A             2.46     (0.08)     1.47     (0.05)     4.79      2.16        --        --          --       --
   Class Y            12.32        --      3.76        --      4.78        --        --        --          --       --
Tax Free Fund


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408
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


   Class A           120.66    115.07      6.69      6.46      4.75      2.14      5.08      4.56       6.73    6.46
   Class C            (0.14)    (1.10)    (0.09)    (0.67)     4.26      2.19        --        --         --      --
   Class Y             5.10        --       6.73       --      5.00        --      5.19        --       6.78      --

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----------
* The following are the inceptions dates for the Funds. Balanced Fund, Class A, December 14, 1992; Class B, August 15, 1994; Class C, February 1, 1999; Class Y, February 4, 1994; Equity Income Fund, Class A, December 18, 1992; Class B, August 15, 1994; Class C, February 1, 1999; Class Y, August 2, 1994; Equity Index Fund, Class A, December 14, 1992; Class B, August 15, 1994; Class C, February 1, 1999; Class Y, February 4, 1994; Diversified Growth Fund (now known as Large Cap Growth Fund), Class A, December 18, 1992; Class B, August 15, 1994; Class C, February 1, 1999; Class Y, August 2, 1994; Stock Fund (now known as Large Cap Value Fund); Class B, August 15, 1994; Class C, February 1, 1999; Class Y, February 4, 1994; Mid Cap Growth Fund, Class A, July 31, 1998; Class B, July 31, 1998; Class C, February 1, 1999; Class Y, July 31, 1998; Special Equity Fund (now known as Mid Cap Value Fund); Class B, August 15, 1994; Class C, February 1, 1999; Class Y, February 4, 1994; Small Cap Growth Fund (Class A, B and Y), July 31, 1998; Class C, February 1, 1999; Small Cap Value Fund (Class A and Y), August 1, 1994; Class B, November 24, 1997; Class C, February 1, 1999; Emerging Markets Fund (Class A, B and Y), July 31, 1998; Class C, February 1, 1999; International Fund, Class A, April 7, 1994; Class B, August 15, 1994; Class C, February 1, 1999; Class Y, April 4, 1994; Health Sciences Fund, Class A, Class B and Class Y, January 31, 1996; Class C, February 1, 2000; Real Estate Securities Fund, Class A, September 29, 1995; Class B, September 29, 1995; Class C, February 1, 2000; Class Y, June 30, 1995; Technology Fund, Class A, April 4, 1994; Class B, August 15, 1994; Class C, February 1, 2000; Class Y, April 4, 1994; Corporate Bond Fund, Class A, Class B, Class C and Class Y, February 1, 2000; Fixed Income Fund, Class B, August 15, 1994; Class C, February 1, 1999; Class Y, February 4, 1994; Intermediate Term Income Fund, Class A, December 14, 1992; Class Y, February 4, 1994; Limited Term Income Fund, Class A, December 14, 1992; Class B, August 15, 1994 (closed January 31, 1995); Class Y, February 4, 1994; Strategic Income Fund (Class A, B and Y), July 20, 1998; Class C, February 1, 1999; Arizona Tax Free Fund, Class A, Class C and Class Y, February 1, 2000; California Intermediate Tax Free Fund, Class A and Y, August 8, 1997; California Tax Free Fund, Class A, Class C and Class Y, February 1, 2000; Colorado Intermediate Tax Free Fund, Class A and Class Y, April 4, 1994; Colorado Tax Free Fund, Class A, Class C and Class Y, February 1, 2000; Intermediate Tax Free Fund, Class A, December 22, 1987; Class Y, February 4, 1994; Minnesota Insured Intermediate Tax Free Fund (now known as Minnesota Intermediate Tax Free Fund), Class A, February 25, 1994; Class Y, February 28, 1994; Minnesota Tax Free Fund, Class A, July 11, 1988; Class C, February 1, 1999; Class Y, August 1, 1997; Oregon Intermediate Tax Free Fund, Class A, February 1, 1999; Class Y, August 8, 1997; Tax Free Fund, Class A, July 11, 1988; Class C, February 1, 1999; Class Y, August 3, 1998.

** Performance is presented for the period beginning March 25, 1994, the date U.S. Bank National Association became the Advisor. The per share income and capital changes for these Funds since inception can be found in the financial highlights section of the prospectus and annual report to shareholders. Total return figures from inception of these Funds are available upon request from the Funds' Distributor, SEI Investments Distribution Co., Oaks, Pennsylvania 19456.

(1) Reflects performance of Piper Small Company Growth Fund, which consummated a reorganization transaction with Small Cap Growth Fund on July 31, 1998. Piper Small Company Growth Fund is the financial reporting survivor. Effective September 12, 1996, shareholders of Piper Small Company Growth Fund approved a change in the Fund's investment objective from high total investment return consistent with prudent investment risk to long-term capital appreciation. In connection with this change, the fund's investment policies were revised accordingly.

         YIELD. Yield is computed by dividing the net investment income per share (as defined under Securities and Exchange Commission rules and regulations) earned during the advertised period by the offering price per share (including the maximum sales charge) on the last day of the period. The result will then be "annualized" using a formula that provides for semi-annual compounding of income. Yield is computed according to the following formula:

               YIELD = 2[(a-b + 1)6 - 1]
                          ---
                           cd

               Where: a  =  dividends and interest earned during the period;
                      b  =  expenses accrued for the period (net of
                            reimbursements);
                      c  =  the average daily number of shares outstanding
                            during the period that were entitled to receive dividends; and
                      d  =  the maximum offering price per share on the last day of the period.

         Based upon the 30-day period ended September 30, 2000, the yields for the Class A, Class B, Class C and Class Y Shares of the Funds were as set forth below.

                                            CLASS A     CLASS B     CLASS Y     CLASS C
                                            -------     -------     -------     -------
Balanced Fund                                2.67%       2.08%       3.07%       2.06%
Equity Income Fund                           1.39        0.74        1.71        0.73
Equity Index Fund                            0.55          --        0.83          --
Large Cap Growth Fund                          --          --          --          --
Large Cap Value Fund                         0.93        0.25        1.23        0.19
Mid Cap Growth Fund                            --          --          --          --
Mid Cap Value Fund                           0.63          --        0.90          --
Small Cap Growth Fund                          --          --          --          --

                                       75
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--------------------------------------------------------------------------------

Small Cap Value Fund                           --          --       0.18           --
Emerging Markets Fund                          --          --         --           --
International Fund                             --          --         --           --
Health Sciences Fund                           --          --         --           --
Real Estate Securities Fund                  5.53        4.96       5.89         6.36
Technology Fund                                --          --         --           --
Fixed Income Fund                            5.67        5.35       6.35         4.35
Intermediate Term Income Fund                5.91           *       6.22            *
Corporate Bond Fund                          7.67        7.25       8.27         7.19
Limited Term Income Fund                     6.53           *       6.88            *
Strategic Income Fund                        8.00        7.63       8.62         7.79
Arizona Tax Free Fund                        5.32           *       5.72         4.97
California Intermediate Tax Free Fund        3.79           *       3.89            *
California Tax Free Fund                     4.94           *       5.32         4.65
Colorado Intermediate Tax Free Fund          4.21           *       4.31            *
Colorado Tax Free Fund                       5.24           *       5.63         4.86
Intermediate Tax Free Fund                   4.30           *       4.41            *
Minnesota Intermediate Tax Free Fund         4.10           *       4.21            *
Minnesota Tax Free Fund                      4.64           *       5.02         4.34
Oregon Intermediate Tax Free Fund            4.15           *       4.26            *
Tax Free Fund                                4.93           *       5.31         4.61

----------
* Not in operation during the fiscal year ended September 30, 2000.

         TAX-EXEMPT VS. TAXABLE INCOME. The tables below show the approximate yields that taxable securities must earn to equal yields that are (i) exempt from federal income taxes; (ii) exempt from both federal and Arizona income taxes; (iii) exempt from both federal and California income taxes; (iv) exempt from both federal and Colorado income taxes; (v) exempt from both federal and Minnesota income taxes; and (vi) exempt from both federal and Oregon income taxes, under selected income tax brackets scheduled to be in effect in 2001. The 31.6%, 34.5%, 39.2% and 42.7% combined federal/Arizona rates assume that the investor is subject to a 5.04 % Arizona income tax rate and a marginal federal income tax rate of 28%, 31%, 36% and 39.6%, respectively. The 34.7%, 37.4%, 42.0% and 45.2% combined federal/California rates assume that the investor is subject to a 9.3% marginal California income tax rate and a marginal federal income tax rate of 28%, 31%, 36% and 39.6%, respectively. The 31.4%, 34.2%, 39.0% and 42.4% combined federal/Colorado rates assume that the investor is subject to a 4.63% Colorado income tax rate and a marginal federal income tax rate of 28%, 31%, 36% and 39.6%, respectively. The 33.7%, 36.4%, 41.0%, and
44.3% combined federal/Minnesota rates assume that the investor is subject to an 7.85% marginal Minnesota income tax rate and a marginal federal income tax rate of 28%. 31%, 36% and 39.6%, respectively. The 34.5%, 37.2%, 41.8% and 45.0%
combined federal/Oregon rates assume that the investor is subject to a 9% marginal Oregon income tax rate and a marginal federal income tax rate of 28%, 31%, 36% and 39.6%, respectively. The combined rates reflect the deductibility of state income taxes for purposes of calculating federal taxable income but do not reflect federal rules concerning the phase-out of personal exemptions and limitations on the allowance of itemized deductions for certain high-income taxpayers. The tables are based upon yields that are derived solely from tax-exempt income. To the extent that a Fund's yield is derived from taxable income, the Fund's tax equivalent yield will be less than set forth in the tables. The tax-free yields used in these tables should not be considered as representations of any particular rates of return and are for purposes of illustration only.

                              TAX-EQUIVALENT YIELDS

                 FEDERAL TAX BRACKETS             COMBINED FEDERAL AND          COMBINED FEDERAL AND
                                                 ARIZONA TAX BRACKETS         CALIFORNIA TAX BRACKETS
             ---------------------------------------------------------------------------------------------
 Tax-Free    28%    31%     36%     39.6%   31.6%   34.5%   39.2%   42.7%   34.7%   37.4%    42.0%   45.2%
  Yields
----------   ----   ----    ----    -----   -----   -----   -----   -----   -----   -----    -----   -----
    3.0%     4.17%  4.35%   4.69%   4.97%    4.4%    4.6%    4.9%    5.2%   4.59%   4.79%    5.17%   5.47%
    3.5      4.86   5.07    5.47    5.79     5.1     5.3     5.8     6.1    5.37    5.59     6.03    6.39
    4.0      5.56   5.80    6.25    6.62     5.8     6.1     6.6     7.0    6.13    6.39     6.90    7.30
    4.5      6.25   6.52    7.03    7.45     6.6     6.9     7.4     7.9    6.89    7.19     7.76    8.21
    5.0      6.94   7.25    7.81    8.28     7.3     7.6     8.2     8.7    7.66    7.99     8.62    9.12
    5.5      7.64   7.97    8.59    9.11     8.0     8.4     9.0     9.6    8.42    8.79     9.48   10.04
    6.0      8.33   8.70    9.38    9.93     8.8     9.2     9.9    10.5    9.19    9.58    10.34   10.95
    6.5      9.03   9.42   10.16   10.76     9.5     9.9    10.7    11.3    9.95   10.38    11.21   11.86

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411
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
                COMBINED FEDERAL AND              COMBINED FEDERAL AND           COMBINED FEDERAL AND
                COLORADO TAX BRACKETS            MINNESOTA TAX BRACKETS          OREGON TAX BRACKETS
             -----------------------------   -----------------------------   -----------------------------
  Tax-Free   31.4%  34.2%   39.0%    42.4%   33.7%   36.4%   41.0%   44.3%   34.5%   37.2%    41.8%  45.0%
   Yields
----------   -----  -----   -----    -----   -----   -----   -----   -----   -----   -----    -----  -----
    3.0%      4.4%   4.6%     4.9%    5.2%     4.5%   4.7%    5.1%    5.4%   4.58%   4.78%    5.15%  5.45%
    3.5       5.1    5.3      5.7     6.1      5.3    5.5     5.9     6.3    5.34    5.57     6.01   6.36
    4.0       5.8    6.1      6.6     6.9      6.0    6.3     6.8     7.2    6.11    6.37     6.87   7.27
    4.5        .6    6.8      7.4     7.8      6.8    7.1     7.6     8.1    6.87    7.17     7.73   8.18
    5.0       7.3    7.6      8.2     8.7      7.5    7.9     8.5     9.0    7.63    7.96     8.59   9.09
    5.5       8.0    8.4      9.0     9.5      8.3    8.6     9.3     9.9    8.40    8.76     9.45  10.00
    6.0       8.7    9.1      9.8    10.4      9.0    9.4    10.2    10.8    9.16    9.55    10.31  10.91
    6.5       9.5    9.9     10.7    11.3      9.8   10.2    11.0    11.7    9.92   10.35    11.17  11.82

TAX-EQUIVALENT YIELD FOR TAX FREE FUNDS. Tax-equivalent yield is the yield that a taxable investment must generate in order to equal a Fund's yield for an investor in a stated federal or combined federal/state income tax bracket. The tax-equivalent yield for each tax-free Fund named below is computed by dividing that portion of such Fund's yield (computed as described above) that is tax-exempt by one minus the stated federal or combined federal/state income tax rate, and adding the resulting number to that portion, if any, of such Fund's yield that is not tax exempt. The combined federal/state income tax rates take into account the deductibility of state income taxes in calculating federal tax rates. Based upon the maximum federal income tax rate of 39.6% and the combined maximum federal/state tax rates of 42.7% for Arizona, 45.2% for California, 42.4% for Colorado, 44.3% for Minnesota and 45.0% for Oregon, the tax equivalent yields for the Tax Free Funds named below for the 30-day period ended September 30, 2000, computed as described above, were as follows:

                                             CLASS A       CLASS C       CLASS Y
                                             -------       -------       -------
Arizona Tax Free Fund                           9.29          8.67          9.98
California Intermediate Tax Free Fund           6.92             *          7.10
California Tax Free Fund                        9.01          8.49          9.71
Colorado Intermediate Tax Free Fund             7.31             *          7.48
Colorado Tax Free Fund                          9.10          8.44          9.77
Intermediate Tax Free Fund                      7.12             *          7.30
Minnesota Intermediate Tax Free Fund            7.36             *          7.56
Minnesota Tax Free Fund                         8.33          7.79          9.01
Oregon Intermediate Tax Free Fund               7.55             *          7.75
Tax Free Fund                                   8.16          7.63          8.79

----------
* Not in operation during the fiscal year ended September 30, 2000.

         CERTAIN PERFORMANCE COMPARISONS. In addition to advertising total return and yield, comparative performance information may be used from time to time in advertising the Funds' shares, including data from Lipper, Inc. ("Lipper"), Morningstar, other industry publications and other entities or organizations which track the performance of investment companies. The performance of each Fund may be compared to that of its unmanaged benchmark index and to the performance of similar funds as reported by Lipper or such other database services.

         HISTORICAL DISTRIBUTION RATES. The Funds' historical annualized distribution rates are computed by dividing the income dividends of a Fund for a stated period by the maximum offering price on the last day of such period. For the one-year period ended September 30, 2000, the historical distribution rates of the Class A, Class B, Class C and Class Y Shares of the Funds were as set forth below.

                                       CLASS A     CLASS B    CLASS C    CLASS Y
                                       -------     -------    -------    -------
Balanced Fund                             2.73        2.16       2.12       3.12
Equity Income Fund                        1.62        1.09       1.09       1.93
Equity Index Fund                         0.57        0.05       0.05       0.84
Large Cap Growth Fund                       --          --         --         --
Large Cap Value Fund                      0.79        0.27       0.31       1.09

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--------------------------------------------------------------------------------
412
--------------------------------------------------------------------------------

Mid Cap Growth Fund                         --          --         --         --
Mid Cap Value Fund                        0.51        0.12       0.15       0.74
Small Cap Growth Fund                       --          --         --         --
Small Cap Value Fund                        --          --         --       0.01
Emerging Markets Fund                       --          --         --         --
International Fund                          --          --         --         --
Health Sciences Fund                        --          --         --       0.01
Real Estate Securities Fund               6.02        5.69       4.47       6.57
Technology Fund                             --          --         --         --
Corporate Bond Fund                       4.49        4.35       4.26       4.83
Fixed Income Fund                         5.43        4398       5.03       5.90
Intermediate Term Income Fund             5.43           *          *       5.72
Limited Term Income Fund                  5.43           *          *       5.65
Strategic Income Fund                     7.17        6.79       7.04       7.74
Arizona Tax Free Fund                     3.35           *       3.19       3.57
California Intermediate Tax Free Fund     4.19           *          *       4.29
California Tax Free Fund                  3.18           *       2.98       3.40
Colorado Intermediate Tax Free Fund       4.54           *          *       4.66
Colorado Tax Free Fund                    3.26           *       3.15       3.48
Intermediate Tax Free Fund                4.51           *          *       4.64
Minnesota Intermediate Tax Free Fund      4.45           *          *       4.59
Minnesota Tax Free Fund                   5.02           *       4.73       5.39
Oregon Intermediate Tax Free Fund         4.29           *          *       4.40
Tax Free Fund                             4.92           *       4.63       5.28

----------
* Not in operation during the fiscal year ended September 30, 2000.

         ANNUALIZED CURRENT DISTRIBUTION RATES. The Funds' annualized current distribution rates are computed by dividing a Fund's income dividends for a specified month (or three-month period, in the case of an Equity Fund) by the number of days in that month (or three-month period, in the case of an Equity
Fund) and multiplying by 365, and dividing the resulting figure by the maximum offering price on the last day of the specified period. The annualized current distribution rates for the one or three-month period (as appropriate) ended September 30, 2000, for the Funds were as set forth below.

                                       CLASS A     CLASS B    CLASS C    CLASS Y
                                       -------     -------    -------    -------
Balanced Fund                             2.47        1.90       1.94       2.85
Equity Income Fund                        0.43          --         --       0.69
Equity Index Fund                         0.55          --         --       0.83
Large Cap Growth Fund                       --          --         --         --
Large Cap Value Fund                      0.64          --       0.06       0.92
Mid Cap Growth Fund                         --          --         --         --
Mid Cap Value Fund                        0.99        0.37       0.38       1.28
Small Cap Growth Fund                       --          --         --         --
Small Cap Value Fund                        --          --         --         --
Emerging Markets Fund                       --          --         --         --
International Fund                          --          --         --         --
Health Sciences Fund                        --          --         --         --
Real Estate Securities Fund               5.31        4.85       5.39       5.84
Technology Fund                             --          --         --         --
Corporate Bond Fund                       6.93        6.54       6.52       7.48
Fixed Income Fund                         5.47        5.02       4.99       5.95
Intermediate Term Income Fund             5.59           *          *       5.90
Limited Term Income Fund                  6.12           *          *       6.42
Strategic Income Fund                     7.50        7.17       7.38       8.07
Arizona Tax Free Fund                     7.50        7.17       7.38       8.07

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413
--------------------------------------------------------------------------------


California Intermediate Tax Free Fund     4.91           *       4.62       5.28
California Tax Free Fund                  4.72           *       4.39       5.07
Colorado Intermediate Tax Free Fund       4.78           *          *       4.91
Colorado Tax Free Fund                    4.82           *       4.60       5.18
Intermediate Tax Free Fund                4.58           *          *       4.70
Minnesota Intermediate Tax Free Fund      4.54           *          *       4.67
Minnesota Tax Free Fund                   5.05           *       4.79       5.42
Oregon Intermediate Tax Free Fund         4.32           *          *       4.44
Tax Free Fund                             5.01           *       4.71       5.38

----------
*   Not in operation during the fiscal year ended September 30, 2000.

         TAX EQUIVALENT DISTRIBUTION RATES. The tax equivalent distribution rate for the Tax Free Funds is computed by dividing that portion of such a Fund's annualized current distribution rate (computed as described above) which is tax-exempt by one minus the stated federal or combined federal/state income tax rate, and adding the resulting figure to that portion, if any, of the annualized current distribution rate which is not tax-exempt. Based upon the maximum federal or combined federal/state income tax rates set forth above under "-- Tax Exempt vs. Taxable Income," the annualized current distribution rates for the month ended September 30, 1999, for each class of the Tax Free Funds were as set forth below.

                                            CLASS A       CLASS C       CLASS Y
                                            -------       -------       -------
Arizona Tax Free Fund                          8.57          8.06          9.21
California Intermediate Tax Free Fund          7.88             *          8.07
California Tax Free Fund                       8.61          8.01          9.25
Colorado Intermediate Tax Free Fund            8.30             *          8.52
Colorado Tax Free Fund                         8.37          7.99          8.99
Intermediate Tax Free Fund                     7.58             *          7.78
Minnesota Intermediate Tax Free Fund           8.15             *          8.38
Minnesota Tax Free Fund                        9.07          8.60          9.73
Oregon Intermediate Tax Free Fund              7.85             *          8.07
Tax Free Fund                                  8.29          7.80          8.91

----------
*   Not in operation during the fiscal year ended September 30, 2000.


                                    TAXATION

         Each Fund intends to fulfill the requirements of Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"), as a regulated investment company. If so qualified, each Fund will not be liable for federal income taxes to the extent it distributes its taxable income to its shareholders.

         If a Fund invests in U.S. Treasury inflation-protection securities, it will be required to treat as original issue discount any increase in the principal amount of the securities that occurs during the course of its taxable year. If a Fund purchases such inflation-protection securities that are issued in stripped form either as stripped bonds or coupons, it will be treated as if it had purchased a newly issued debt instrument having original issue discount. Generally, the original issue discount equals the difference between the "stated redemption price at maturity" of the obligation and its "issue price" as those terms are defined in the Code. A Fund holding an obligation with original issue discount is required to accrue as ordinary income a portion of such original issue discount even though it receives no cash currently as interest payment corresponding to the amount of the original issue discount. Because each Fund is required to distribute substantially all of its net investment income (including accrued original issue discount) in order to be taxed as a regulated investment company, it may be required to distribute an amount greater than the total cash income it actually receives. Accordingly, in order to make the required distributions, a Fund may be required to borrow or liquidate securities.

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414
--------------------------------------------------------------------------------


         If one of the Tax Free Funds disposes of a municipal obligation that it acquired after April 30, 1993 at a market discount, it must recognize any gain it realizes on the disposition as ordinary income (and not as capital gain) to the extent of the accrued market discount.

         Some of the investment practices that may be employed by the Funds will be subject to special provisions that, among other things, may defer the use of certain losses of such Funds, affect the holding period of the securities held by the Funds and, particularly in the case of transactions in or with respect to foreign currencies, affect the character of the gains or losses realized. These provisions may also require the Funds to mark-to-market some of the positions in their respective portfolios (i.e., treat them as closed out) or to accrue original discount, both of which may cause such Funds to recognize income without receiving cash with which to make distributions in amounts necessary to satisfy the distribution requirements for qualification as a regulated investment company and for avoiding income and excise taxes. Accordingly, in order to make the required distributions, a Fund may be required to borrow or liquidate securities. Each Fund will monitor its transactions and may make certain elections in order to mitigate the effect of these rules and prevent disqualification of the Funds as regulated investments companies.

         It is expected that any net gain realized from the closing out of futures contracts, options, or forward currency contracts will be considered gain from the sale of securities or currencies and therefore qualifying income for purposes of the 90% of gross income from qualified sources requirement, as discussed above.

         Any loss on the sale or exchange of shares of a Fund generally will be disallowed to the extent that a shareholder acquires or contracts to acquire shares of the same Fund within 30 days before or after such sale or exchange. Furthermore, if Fund shares with respect to which a long-term capital gain distribution has been made are held for less than six months, any loss on the sale of exchange of such shares will be treated as a long-term capital loss to the extent of such long-term capital gain distribution. Furthermore, if a shareholder of any of the Tax-Free Funds receives an exempt-interest dividend from such fund and then disposes of his or her shares in such fund within six months after acquiring them, any loss on the sale or exchange of such shares will be disallowed to the extent of the exempt-interest dividend.

         For federal tax purposes, if a shareholder exchanges shares of a Fund for shares of any other FAIF Fund pursuant to the exchange privilege (see "Managing Your Investment - Exchanging Shares" in the Prospectuses), such exchange will be considered a taxable sale of the shares being exchanged. Furthermore, if a shareholder of Class A or Class B Shares carries out the exchange within 90 days of purchasing shares in a fund on which he or she has incurred a sales charge, the sales charge cannot be taken into account in determining the shareholder's gain or loss on the sale of those shares to the extent that the sales charge that would have been applicable to the purchase of the later-acquired shares in the other Fund is reduced because of the exchange privilege. However, the amount of any sales charge that may not be taken into account in determining the shareholder's gain or loss on the sale of the first-acquired shares may be taken into account in determining gain or loss on the eventual sale or exchange of the later-acquired shares.

         Pursuant to the Code, distributions of net investment income by a Fund to a shareholder who is a foreign shareholder (as defined below) will be subject to U.S. withholding tax (at a rate of 30% or lower treaty rate). Withholding will not apply if a dividend paid by a Fund to a foreign shareholder is "effectively connected" with a U.S. trade or business of such shareholder, in which case the reporting and withholding requirements applicable to U.S. citizens or domestic corporations will apply. Distributions of net long-term capital gains are not subject to tax withholding but, in the case of a foreign shareholder who is a nonresident alien individual, such distributions ordinarily will be subject to U.S. income tax at a rate of 30% if the individual is physically present in the U.S. for more than 182 days during the taxable year. Each Fund will report annually to its shareholders the amount of any withholding.

         A foreign shareholder is any person who is not (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity organized in the United States or under the laws of the Untied States or a political subdivision thereof, (iii) an estate whose income is includible in gross income for U.S. federal income tax purposes of (iv) a trust whose administration is subject to the primary supervision of the U.S. court and which has one or more U.S. fiduciaries who have authority to control all substantial decisions of the trust.

         The foregoing relates only to federal income taxation and is a general summary of the federal tax law in effect as of the date of this Statement of Additional Information.


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         With respect to the Minnesota Intermediate Tax Free Fund and the
Minnesota Tax Free Fund, the 1995 Minnesota Legislature enacted a statement of intent (codified at Minn. Stat. ss. 289A.50, subdivision 10) that interest on obligations of Minnesota governmental units and Indian tribes be included in net income of individuals, estates and trusts for Minnesota income tax purposes if a court determines that Minnesota's exemption of such interest unlawfully discriminates against interstate commerce because interest on obligations of governmental issuers located in other states is so included. This provision applies to taxable years that begin during or after the calendar year in which any such court decision becomes final, irrespective of the date on which the obligations were issued. Minnesota Intermediate Tax Free Fund and the Minnesota Tax Free Fund are not aware of any decision in which a court has held that a state's exemption of interest on its own bonds or those of its political subdivisions or Indian tribes, but not of interest on the bonds of other states or their political subdivisions or Indian tribes, unlawfully discriminates against interstate commerce or otherwise contravenes the United States Constitution. Nevertheless, the Fund cannot predict the likelihood that interest on the Minnesota bonds held by the Funds would become taxable under this Minnesota statutory provision.

                             REDUCING SALES CHARGES

CLASS A SALES CHARGE

         The sales charge can be reduced on the purchase of Class A Shares through (i) quantity discounts and accumulated purchases, or (ii) signing a 13-month letter of intent.

         QUANTITY DISCOUNTS AND ACCUMULATED PURCHASES: Each Fund will combine purchases made by an investor, the investor's spouse, and the investor's children under age 21 when it calculates the sales charge. In addition, the sales charge, if applicable, is reduced for purchases made at one time by a trustee or fiduciary for a single trust estate or a single fiduciary account.

         For each Fund, the sales charge discount will be determined by adding
(i) the purchase price (including sales charge) of the Fund shares that are being purchased, plus (ii) the purchase price of the Class A shares of any other First American fund (other than a money market fund) that you are concurrently purchasing, plus (iii) the higher of the current net asset value or the original purchase price of Class A shares of the Fund or any other First American fund (other than a money market fund) that your already own. In order for an investor to receive the sales charge reduction on Class A Shares, the Fund must be notified by the investor in writing or by his or her financial institution at the time the purchase is made that Fund shares are already owned or that purchases are being combined.

         LETTER OF INTENT: If an investor intends to purchase, in the aggregate, at least $50,000 of Class A shares in the Funds and other First American funds (other than money market funds), over the next 13 months, the sales charge may be reduced by signing a letter of intent to that effect. This letter of intent includes a provision for a sales charge adjustment depending on the amount actually purchased within the 13-month period and a provision for the Funds' custodian to hold a percentage equal to the Funds' maximum sales charge rate of the total amount intended to be purchased in escrow (in shares) until the purchase is completed.

         The amount held in escrow for all FAIF Funds will be applied to the investor's account at the end of the 13-month period after deduction of the sales load applicable to the dollar value of shares actually purchased. In this event, an appropriate number of escrowed shares may be redeemed in order to realize the difference in the sales charge.

         A letter of intent will not obligate the investor to purchase shares, but if he or she does, each purchase during the period will be at the sales charge applicable to the total amount intended to be purchased. This letter may be dated as of a prior date to include any purchases made within the past 90 days.

SALES OF CLASS A SHARES AT NET ASSET VALUE

         Purchases of a Fund's Class A Shares by the Advisor, Marvin & Palmer, Federated Global, or any of their affiliates, or any of their or FAIF's officers, directors, employees, retirees, sales representatives and partners, registered representatives of any broker-dealer authorized to sell Fund shares, and full-time employees of FAIF's general counsel, and members of their immediate families (i.e., parent, child, spouse, sibling, step or adopted relationships, and UTMA accounts naming qualifying persons), may be made at net asset value without a sales charge. A Fund's Class A Shares also may be purchased at net asset value without a sales charge by fee-based registered investment advisors, financial


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planners and registered broker-dealers who are purchasing shares on behalf of their customers and by purchasers through "one-stop" mutual fund networks through which the Funds are made available. In addition, Class A Shares may be purchased at net asset value without a sales charge by investors participating in asset allocation "wrap" accounts offered by the Advisor or any of its affiliates, and by retirement and deferred compensation plans and the trusts used to fund such plans (including, but not limited to, those defined in Sections 401(k), 403(b) and 457 of the Internal Revenue Code and "rabbi trusts"), which plans and trusts purchase through "one-stop" mutual fund networks. No commission is paid in connection with net asset value purchases of Class A Shares made pursuant to this paragraph.

         Class A Shares may also be purchased without a sales charge by 401(k), 403(b) and 457 plans, and Profit sharing and Pension plans, which have 200 or more eligible participants. Your representative must notify the Fund if your retirement/deferred compensation plan is eligible for the sales load waiver. A contingent deferred sales charge of 1.00% will be imposed if all shares are redeemed within 18 months of purchase. Securities firms, financial institutions and other industry professionals that enter into sales agreements with the Funds' distributor to perform share distribution services may receive a commission on such sales of the Funds (except Equity Index Fund) equal to 1.00% of the first $3 million, 0.75% of shares purchased in excess of $3 million up to $5 million, and 0.50% of shares purchased in excess of $5 million.

         In addition, Class A Shares may be purchased without a sales charge by bundled retirement plans and Simple IRA plans sponsored by U.S. Bank and sold by an affiliate, and SEP IRA plans sold by an affiliate.

         If Class A Shares of a Fund have been redeemed, the shareholder has a one-time right, within 180 days, to reinvest the redemption proceeds in Class A Shares of any First American fund at the next-determined net asset value without any sales charge. The Fund must be notified by the shareholder in writing or by his or her financial institution of the reinvestment in order to eliminate a sales charge. If the shareholder redeems his or her shares of a Fund, there may be tax consequences.

                   ADDITIONAL INFORMATION ABOUT SELLING SHARES

BY TELEPHONE

         A shareholder may redeem shares of a Fund, if he or she elects the privilege on the initial shareholder application, by calling his or her financial institution to request the redemption. Shares will be redeemed at the net asset value next determined after the fund receives the redemption request from the financial institution (less the amount of any applicable contingent deferred sales charge). Redemption requests must be received by the financial institution by the time specified by the institution in order for shares to be redeemed at that day's net asset value, and redemption requests must be transmitted to and received by the Funds as of the close of regular trading on the New York Stock Exchange (usually by 3:00 p.m. Central time) in order for shares to be redeemed at that day's net asset value unless the financial institution has been authorized to accept redemption requests on behalf of the Funds. Pursuant to instructions received from the financial institution, redemptions will be made by check or by wire transfer. It is the financial institution's responsibility to transmit redemption requests promptly. Certain financial institutions are authorized to act as the Funds' agent for the purpose of accepting redemption requests, and the Funds will be deemed to have received a redemption request upon receipt of the request by the financial institution.

         Shareholders who did not purchase their shares of a Fund through a financial institution may redeem their shares by telephoning Investor Services at 1-800-637-2548. At the shareholder's request, redemption proceeds will be paid by check mailed to the shareholder's address of record or wire transferred to the shareholder's account at a domestic commercial bank that is a member of the Federal Reserve System, normally within one business day, but in no event more than seven days after the request. Wire instructions must be previously established on the account or provided in writing. The minimum amount for a wire transfer is $1,000. If at any time the Funds determine it necessary to terminate or modify this method of redemption, shareholders will be promptly notified. The Funds may limit telephone redemption requests to $50,000 per day.

         In the event of drastic economic or market changes, a shareholder may experience difficulty in redeeming shares by telephone. If this should occur, another method of redemption should be considered. Neither the Administrator nor any Fund will be responsible for any loss, liability, cost or expense for acting upon wire transfer instructions or telephone instructions that it reasonably believes to be genuine. The Administrator and the Funds will


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each employ reasonable procedures to confirm that instructions communicated are genuine. These procedures may include taping of telephone conversations. To ensure authenticity of redemption or exchange instructions received by telephone, the Administrator examines each shareholder request by verifying the account number and/or tax identification number at the time such request is made. The Administrator subsequently sends confirmation of both exchange sales and exchange purchases to the shareholder for verification. If reasonable procedures are not employed, the Administrator and the Funds may be liable for any losses due to unauthorized or fraudulent telephone transactions.

BY MAIL

         Any shareholder may redeem Fund shares by sending a written request to the Administrator, shareholder servicing agent, or financial institution. The written request should include the shareholder's name, the Fund name, the account number, and the share or dollar amount requested to be redeemed, and should be signed exactly as the shares are registered. Shareholders should call the Fund, shareholder servicing agent or financial institution for assistance in redeeming by mail. Unless another form of payment is requested, a check for redemption proceeds normally is mailed within three days, but in no event more than seven days, after receipt of a proper written redemption request.

         Shareholders requesting a redemption of $50,000 or more, a redemption of any amount to be sent to an address other than that on record with the Fund, or a redemption payable other than to the shareholder of record, must have signatures on written redemption requests guaranteed by:

         * a trust company or commercial bank the deposits of which are insured by the Bank Insurance Fund, which is administered by the Federal Deposit Insurance Corporation ("FDIC");

         * a member firm of the New York, American, Boston, Midwest, or Pacific Stock Exchanges or of the National Association of Securities Dealers;

         * a savings bank or savings and loan association the deposits of which are insured by the Savings Association;

         * any other "eligible guarantor institution," as defined in the Securities Exchange Act of 1934.

         The Funds do not accept signatures guaranteed by a notary public.

         The Funds and the Administrator have adopted standards for accepting signature from the above institutions. The Funds may elect in the future to limit eligible signature guarantees to institutions that are members of a signature guarantee program. The Funds and the Administrator reserve the right to amend these standards at any time without notice.

REDEMPTIONS BEFORE PURCHASE INSTRUMENTS CLEAR

         When shares are purchased by check or with funds transmitted through the Automated Clearing House, the proceeds of redemptions of those shares are not available until the Administrator is reasonably certain that the purchase payment has cleared, which could take up to fifteen calendar days from the purchase date.


                                     RATINGS

         A rating of a rating service represents that service's opinion as to the credit quality of the rated security. However, such ratings are general and cannot be considered absolute standards of quality or guarantees as to the creditworthiness of an issuer. A rating is not a recommendation to purchase, sell or hold a security, because it does not take into account market value or suitability for a particular investor. Markets values of debt securities may change as a result of a variety of factors unrelated to credit quality, including changes in market interest rates.

         When a security has been rated by more than one service, the ratings may not coincide, and each rating should be evaluated independently. Ratings are based on current information furnished by the issuer or obtained by the rating services from other sources which they consider reliable. Ratings may be changed, suspended or withdrawn as a result


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of changes in or unavailability of such information, or for other reasons. In general, the Funds are not required to dispose of a security if its rating declines after it is purchased, although they may consider doing so.

RATINGS OF CORPORATE DEBT OBLIGATIONS AND MUNICIPAL BONDS

         STANDARD & POOR'S

         AAA: Securities rated AAA have the highest rating assigned by Standard & Poor's to a debt obligation. Capacity to pay interest and repay principal is extremely strong.

         AA: Securities rated AA have a very strong capacity to pay interest and repay principal and differ from the highest rated issues only to a small degree.

         A: Securities rated A have a strong capacity to pay interest and repay principal, although they are somewhat more susceptible to adverse effects of changes in circumstances and economic conditions than bonds in higher rated categories.

         BBB: Securities rated BBB are regarded as having an adequate capacity to pay interest and repay principal. Although such securities normally exhibit adequate protection standards, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay interest and repay principal for securities in this category than for those in higher rated categories.

Debt rated BB, B, CCC, CC, and C by Standard & Poor's is regarded, on balance, as predominantly speculative with respect to capacity to pay interest and repay principal in accordance with the terms of the obligation. BB indicates the lowest degree of speculation and C the highest degree of speculation. While such debt will likely have some quality and protective characteristics, these are outweighed by large uncertainties or major risk exposures to adverse conditions.

         BB: Securities rated BB have less near-term vulnerability to default than other speculative issues. However, they face major ongoing uncertainties or exposure to adverse business, financial, or economic conditions which could lead to inadequate capacity to meet timely interest and principal payments. The BB rating category is also used for debt subordinated to senior debt that is assigned an actual or implied BBB- rating.

         B: Securities rated B have a greater vulnerability to default but currently have the capacity to meet interest payments and principal repayments. Adverse business, financial, or economic conditions will likely impair capacity or willingness to pay interest and repay principal. The B rating category is also used for debt subordinated to senior debt that is assigned an actual or implied BB or BB-rating.

         CCC: Securities rated CCC have a currently identifiable vulnerability to default, and are dependent upon favorable business, financial, and economic conditions to meet timely payment of interest and repayment of principal. In the event of adverse business, financial, or economic conditions, they are not likely to have the capacity to pay interest and repay principal. The CCC rating category is also used for debt subordinated to senior debt that is assigned an actual or implied B or B-rating.

The ratings from AA to CCC may be modified by the addition of a plus (+) or minus (-) sign to show relative standing within the major rating categories. Securities rated SD or D are in selective default or default, respectively. Such a rating is assigned when an obligor has failed to pay one or more of its financial obligations (rated or unrated) when it came due.

         MOODY'S

         Aaa: Securities which are rated Aaa are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edge." Interest payments are protected by a large or exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.


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         Aa: Securities which are rated Aa are judged to be of high quality by all standards. Together with the Aaa group, they comprise what are generally known as high grade securities. They are rated lower than the best securities because margins of protection may not be as large as in Aaa securities, or fluctuation of protective elements may be of greater magnitude, or there may be other elements present which make the long-term risks appear somewhat greater than in Aaa securities.

         A: Securities which are rated A possess many favorable investment attributes and are to be considered as upper medium grade obligations. Factors giving security to principal and interest are considered adequate, but elements may be present which suggest a susceptibility to impairment sometime in the future.

         Baa: Securities which are rated Baa are considered as medium grade obligations, being neither highly protected nor poorly secured. Interest payments and principal security appear adequate for the present, but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such securities lack outstanding investment characteristics, and in fact have some speculative characteristics.

         Ba: An issue which is rated Ba is judged to have speculative elements; its future cannot be considered as well assured. Often the protection of interest and principal payments may be very moderate and thereby not well safeguarded during both good and bad times over he future. Uncertainty of position characterizes issues in this class.

         B: An issue which is rated B generally lacks characteristics of the desirable investment. Assurance of interest and principal payments or of maintenance of other terms of the contract over any long period of time may be small.

         Caa: An issue which is rated Caa is of poor standing. Such an issue may be in default or there may be present elements of danger with respect to principal or interest.

Those securities in the Aa, A and Baa groups which Moody's believes possess the strongest investment attributes are designated by the symbols Aa-1, A-1 and Baa-1. Other Aa, A and Baa securities comprise the balance of their respective groups. These rankings (1) designate the securities which offer the maximum in security within their quality, (2) designate securities which can be bought for possible upgrading in quality, and (3) afford the investor an opportunity to gauge more precisely the relative attractiveness of offerings in the marketplace.

RATINGS OF PREFERRED STOCK

         STANDARD & POOR'S. Standard & Poor's ratings for preferred stock have the following definitions:

         AAA: An issue rated "AAA" has the highest rating that may be assigned by Standard & Poor's to a preferred stock issue and indicates an extremely strong capacity to pay the preferred stock obligations.

         AA: A preferred stock issue rated "AA" also qualifies as a high-quality fixed income security. The capacity to pay preferred stock obligations is very strong, although not as overwhelming as issues rated "AAA."

         A: An issue rated "A" is backed by a sound capacity to pay the preferred stock obligations, although it is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions.

         BBB: An issue rated "BBB" is regarded as backed by an adequate capacity to pay the preferred stock obligations. Whereas it normally exhibits adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to make payments for a preferred stock in this category than for issues in the category.

         MOODY'S. Moody's ratings for preferred stock include the following:

         aaa: An issue which is rated "aaa" is considered to be a top-quality preferred stock. This rating indicates good asset protection and the least risk of dividend impairment within the universe of preferred stocks.


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         aa: An issue which is rated "aa" is considered a high grade preferred stock. This rating indicates that there is reasonable assurance that earnings and asset protection will remain relatively well maintained in the foreseeable future.

         baa: An issue which is rated "baa" is considered to be medium grade, neither highly protected nor poorly secured. Earnings and asset protection appear adequate at present but may be questionable over any great length of time.

RATINGS OF MUNICIPAL NOTES

         STANDARD & POOR'S

         SP-1: Very strong capacity to pay principal and interest. Those issues determined to possess overwhelming safety characteristics are given a plus (+) designation.

         SP-2: Satisfactory capacity to pay principal and interest.

         SP-3: Speculative capacity to pay principal and interest.

None of the Funds will purchase SP-3 municipal notes.

         MOODY'S. Generally, Moody's ratings for state and municipal short-term obligations are designated Moody's Investment Grade ("MIG"); however, where an issue has a demand feature which makes the issue a variable rate demand obligation, the applicable Moody's rating is "VMIG."

         MIG 1/VMIG 1: This designation denotes the best quality. There is strong protection by established cash flows, superior liquidity support or demonstrated broad-based access to the market for refinancing.

         MIG 2/VMIG 2: This designation denotes high quality, with margins of protection ample although not so large as available in the preceding group.

         MIG 3/VMIG 3: This designation denotes favorable quality, with all security elements accounted for, but lacking the strength of the preceding grades. Liquidity and cash flow protection may be narrow and market access for refinancing is likely to be less well established.

None of the Funds will purchase MIG 3/VMIG 3 municipal notes.

RATINGS OF COMMERCIAL PAPER

         STANDARD & POOR'S. Commercial paper ratings are graded into four categories, ranging from "A" for the highest quality obligations to "D" for the lowest. Issues assigned the A rating are regarded as having the greatest capacity for timely payment. Issues in this category are further refined with the designation 1, 2 and 3 to indicate the relative degree of safety. The "A-1" designation indicates that the degree of safety regarding timely payment is very strong. Those issues determined to possess overwhelming safety characteristics will be denoted with a plus (+) symbol designation. None of the Funds will purchase commercial paper rated A-3 or lower.

         MOODY'S. Moody's commercial paper ratings are opinions as to the ability of the issuers to timely repay promissory obligations not having an original maturity in excess of nine months. Moody's makes no representation that such obligations are exempt from registration under the Securities Act of 1933, and it does not represent that any specific instrument is a valid obligation of a rated issuer or issued in conformity with any applicable law. Moody's employs the following three designations, all judged to be investment grade, to indicate the relative repayment capacity of rated issuers:

         PRIME-1: Superior capacity for repayment.


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         PRIME-2: Strong capacity for repayment.

         PRIME-3: Acceptable capacity for repayment.

None of the Funds will purchase Prime-3 commercial paper.


                              FINANCIAL STATEMENTS

         The financial statements of FAIF included in its annual report to shareholders dated September 30, 2000 are incorporated herein by reference.


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